PROSPECTUS                                     Filed Pursuant to Rule 424(b)(4)
dated March 12, 1997                           Registration No. 333-10557
                                4,000,000 SHARES

                                [PROMEDCO LOGO]

                                  COMMON STOCK

All of the 4,000,000 shares of Common Stock offered hereby are being issued and sold by ProMedCo Management Company ("ProMedCo" or the "Company").

Prior to this offering (the "Offering"), there has been no public market for the Common Stock of the Company. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "PMCO" subject to official notice of issuance.

SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================================
                                       PRICE TO           UNDERWRITING          PROCEEDS TO
                                        PUBLIC             DISCOUNT(1)          COMPANY(2)
-------------------------------------------------------------------------------------------
Per Share........................         $9.00               $0.63                $8.37
-------------------------------------------------------------------------------------------
Total(3).........................      $36,000,000         $2,520,000           $33,480,000
===========================================================================================

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $1,300,000.
(3) The Company and the Selling Stockholder (as defined herein) have granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock from the Company and 150,000 shares of Common Stock from the Selling Stockholder solely to cover over-allotments, if any, at the Price to Public less the Underwriting Discount. If all such shares are purchased, the total Price to Public, Underwriting Discount, Proceeds to Company, and Proceeds to Selling Stockholder will be $41,400,000, $2,898,000, $37,246,500, and $1,255,500, respectively. See "Underwriting."

The shares of Common Stock are offered by the Underwriters subject to prior sale when, as, and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that certificates for such shares will be available for delivery at the offices of Piper Jaffray Inc. in Minneapolis, Minnesota on or about March 17, 1997.

PIPER JAFFRAY INC.
                         ROBERTSON, STEPHENS & COMPANY
                                                                 COWEN & COMPANY

    [Map of United States showing locations of affiliated physician groups]

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR AND PURCHASE, SHARES OF COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used herein, the terms "ProMedCo" and the "Company" refer to ProMedCo Management Company and its consolidated subsidiaries. Except as otherwise indicated, all information in this Prospectus assumes (i) the conversion of all outstanding shares of Series A Redeemable Convertible Preferred Stock and Class B Common Stock of the Company into Common Stock and the termination of the Company's contingent obligation to repurchase Redeemable Common Stock, and (ii) no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

     ProMedCo is a physician practice management company that consolidates its affiliated physician groups into primary-care-driven multi-specialty networks. The Company focuses on pre-managed-care secondary markets located principally outside of or adjacent to large metropolitan areas. The Company believes that primary care physicians increasingly will be the principal point of access to the healthcare delivery system and will control, directly or indirectly, a growing percentage of healthcare expenditures, and it therefore affiliates with physician groups having a primary care orientation. ProMedCo assists in expanding and integrating the affiliated groups into comprehensive multi-specialty networks to increase their market presence. The groups expand through affiliations with additional primary care physicians and specialists and selective additions of ancillary services. The groups are thus well positioned to become the physician component of locally developing managed care delivery systems. In addition to providing operating and expansion capital, the Company provides its affiliated groups with a broad range of strategic and management expertise and services.

     ProMedCo commenced operations in December 1994 and has since affiliated with seven physician groups aggregating 146 physicians and 46 physician extenders (primarily physician assistants and nurse practitioners) at 24 sites in Texas, Alabama, Kentucky, and Nevada. Currently, approximately 72% of the Company's affiliated physicians are primary care providers. Following the Offering, approximately 46% of ProMedCo's outstanding Common Stock will be owned by the Company's officers, directors, and affiliated physicians.

     When affiliating with a physician group, the Company typically purchases the group's non-real estate operating assets and enters into a long-term service agreement with the group in exchange for a combination of Common Stock, cash, other securities of the Company, and/or assumption of liabilities. Under the service agreement, the Company receives a fixed percentage (typically 15%) of the physician group's operating income (as defined) plus a percentage (typically a variable percentage ranging from 25% to 50%, depending upon the amount of revenue) of any surpluses in the group's revenues under risk-sharing arrangements pursuant to capitated managed care contracts. Although the group's physicians retain full control over the practice of medicine, ProMedCo manages all day-to-day operations other than the provision of medical services. Through a policy council, the physicians set broad management and operational policy jointly with Company representatives.

     The key elements of the Company's strategy are to (i) affiliate with primary-care-oriented multi-specialty groups; (ii) continue to penetrate pre-managed-care markets; (iii) expand its affiliated groups' market presence through addition of physicians and selected ancillary services; (iv) preserve the local autonomy of the Company's affiliated physician groups and maintain decentralized management; and (v) align the Company's economic interests with those of its physician partners.

     The Company was incorporated in Texas in 1993 and reincorporated in Delaware in January 1997. Its executive offices are located at 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102, and its telephone number is (817) 335-5035.

                                  THE OFFERING

Common Stock offered by the Company...........................   4,000,000 shares
Common Stock to be outstanding after the Offering.............   8,821,657 shares(1)
Use of proceeds...............................................   Acquisitions and working capital,
                                                                 including repayment of certain
                                                                 indebtedness
Nasdaq National Market symbol.................................   PMCO

---------------
(1) Based upon the number of shares outstanding as of December 31, 1996. Does not include (i) 2,033,333 shares to be issued on the first day of the calendar month following the closing of the Offering in connection with the acquisition of the assets of Abilene Diagnostic Clinic Practices ("Abilene"), (ii) 444,444 shares to be issued in connection with the merger with Western Medical Management Corp., Inc. (the "Reno Merger") which is expected to be consummated upon closing of the Offering, (iii) 4,030,525 shares reserved for issuance upon exercise of outstanding options and warrants with a weighted average exercise price of $3.10 per share, and (iv) 200,030 shares reserved for conversion of outstanding convertible subordinated notes issued in connection with acquisitions. See
    "Business -- Affiliation Structure" and "Management -- Stock Option Plans," and "-- Employee Stock Purchase Plan."

                             SUMMARY FINANCIAL DATA

                                             JULY 1, 1994                YEAR ENDED
                                            (INCEPTION) TO              DECEMBER 31,                PRO FORMA
                                             DECEMBER 31,     --------------------------------     AS ADJUSTED
                                                 1994              1995              1996         1996(1)(2)(3)
                                            --------------    --------------    --------------    -------------
STATEMENT OF OPERATIONS DATA:
Physician groups revenue, net............     $       --        $  1,918,029     $  34,641,222     $64,385,782
Less: amounts retained by physician
  groups.................................             --             759,513        15,322,220      26,525,100
                                            --------------    --------------    --------------    -------------
Management fee revenue...................             --           1,158,516        19,319,002      37,860,682
Net income (loss)........................       (169,890)           (697,342)         (549,305)         83,180
Net income (loss) per share..............     $    (0.03)       $      (0.09)    $       (0.07)    $      0.01
Weighted average number of common shares
  outstanding............................      6,453,320           7,788,390         7,849,089      14,771,846(4)
OTHER DATA (AT END OF PERIOD):
Affiliated physicians....................                                 32               146
Affiliated physician groups..............                                  2                 7
Number of service sites..................                                  4                24
Number of states.........................                                  1                 4

                                                                   DECEMBER 31, 1996
                                                     ----------------------------------------------
                                                                         PRO           PRO FORMA
                                                       ACTUAL         FORMA(5)       AS ADJUSTED(6)
                                                     -----------     -----------     --------------
BALANCE SHEET DATA:
Cash and cash equivalents........................... $ 1,633,534     $ 1,995,274      $ 30,582,674
Working capital.....................................   2,830,140       3,453,883        32,041,283
Total assets........................................  28,470,335      42,759,774        70,782,747
Long-term debt, less current maturities.............   7,867,847       8,206,959         4,049,932
Redeemable equity securities........................   3,949,417              --                --
Total stockholders' equity..........................  11,177,764      26,673,389        58,853,389

---------------
(1) Gives effect to the following transactions as if they had been completed on January 1, 1996: (i) the affiliations with Cullman Primary Care, P.C., Morgan-Haugh, P.S.C., HealthFirst Medical Group, P.A., King's Daughters Clinic, P.A., and Abilene (collectively, the "Acquisitions") and (ii) the Reno Merger. The acquisition of the assets of Abilene by the Company will be completed on the first day of the calendar month following the closing of the Offering (the "Abilene Acquisition"). See "Pro Forma Consolidated Financial Information."

(2) Adjusted to give effect to the sale of 4,000,000 shares of Common Stock offered by the Company at the public offering price of $9.00 per share and the application of the estimated net proceeds therefrom, assuming the Offering was completed January 1, 1996. See "Use of Proceeds."

(3) Includes merger costs of $682,269, recorded in the historical financial statements of Reno, for expenses associated with the Reno Merger.

(4) Gives effect to the conversion into Common Stock of all outstanding shares of Series A Redeemable Convertible Preferred Stock, and the termination of the Company's contingent obligation to repurchase Redeemable Common Stock.

(5) Gives effect to the Abilene Acquisition and the Reno Merger as if they had been completed on December 31, 1996.

(6) Adjusted to give effect to the sale of 4,000,000 shares of Common Stock offered by the Company at the public offering price of $9.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following should be considered carefully in evaluating an investment in the Common Stock offered hereby.

RISKS ASSOCIATED WITH GROWTH STRATEGY

     The Company's strategy involves growth through affiliation with physician groups and the expansion of their practices. The Company is subject to various risks associated with this strategy, including the risks that the Company will be unable to identify and recruit suitable affiliation candidates, successfully expand and manage the practices of the groups with which it affiliates, or successfully integrate such groups into its existing operations. The Company's growth is dependent on its ability to affiliate with physicians, to manage and control costs, and to realize economies of scale. There can be no assurance that the Company will be able to achieve and manage its planned growth or that suitable physician groups will continue to be available for affiliation upon terms satisfactory to the Company, if at all. In addition, there can be no assurance that the Company will be able to continue to attract and retain a sufficient number of qualified physicians and other healthcare professionals to continue to expand its operations or otherwise to maintain an adequate infrastructure to support continued growth. See "Business."

     The Company is in negotiations with two physician groups, each with between 40 and 50 physicians and having pro forma 1996 revenues of approximately $28 million and $26 million, respectively. Should these negotiations result in definitive affiliation agreements, it is expected that the Company would provide consideration in the form of combinations of cash and securities of approximately $22 million and $15 million, respectively, for the assets and related service agreements associated with each group. Although the Company has entered into a letter of intent with one of these groups, there can be no assurance that these negotiations will culminate in binding agreements. Financial statements of these groups are not included in this Prospectus, as management does not at this time consider their affiliation probable for financial reporting purposes.

LIMITED CAPITAL; NEED FOR ADDITIONAL FINANCING

     Implementation of the Company's growth strategy requires substantial capital resources. Such resources will be needed to acquire the assets of additional physician groups and for the effective integration, operation, and expansion of affiliated groups. The Company expects that its capital requirements over the next several years will substantially exceed capital generated from operations, the net proceeds of the Offering, and borrowings available under its current credit facility. To finance its capital requirements, the Company intends from time to time to issue additional equity securities and incur additional debt. A greater amount of debt or additional equity financing could be required to the extent that the Company's Common Stock fails to maintain a market value sufficient to warrant its use in future affiliations or to the extent that physician groups are unwilling to accept Common Stock in exchange for their operating assets. There can be no assurance that the Company will be able to obtain additional required capital on satisfactory terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

LIMITED OPERATING HISTORY; LOSSES

     The Company has operated only since December 1994. It has grown principally through acquisitions and is pursuing a strategy of growth. For the years ended December 31, 1995 and 1996, the Company incurred net losses of $697,342 and $549,305, respectively. There can be no assurance that the Company will become profitable. In addition, the Company may experience significant quarter-to-quarter variations in operating results. The Company's management fee revenue is dependent upon the physician groups' net medical revenues less certain contractually agreed-upon clinic expenses, including non-physician clinic salaries and benefits, rent, insurance, interest, and other direct clinic expenses. In addition, the distribution to the groups for providing medical services is increased or decreased by a percentage of the physician groups' surplus or deficit, respectively, in net revenue under risk-sharing arrangements pursuant to capitated managed care contracts. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONCENTRATION OF REVENUE

     The Company's management fee revenue is currently derived from seven physician groups. King's Daughters Clinic, P.A. in Temple, Texas ("Temple") accounted for approximately 33%, Abilene accounted for approximately 20%, and Western Medical Management Corp., Inc. in Reno, Nevada ("Reno") accounted for approximately 20% of the Company's management fee revenue on a pro forma basis for the year ended December 31, 1996. While the Company's service agreements are for terms of 40 years and may be terminated only for cause, any termination or significant deterioration of the Company's relationship with any of its affiliated physician groups could have a material adverse effect upon the Company. In addition, each of the Company's affiliated physician groups operates within a limited geographic area, and a deterioration of economic or other conditions within such area could have a material adverse impact upon the group. Such a result, as well as any other deterioration in the financial condition of any of the affiliated physician groups, could also have a material adverse effect on the Company. See "Business."

GOVERNMENT REGULATION

     Federal and state laws regulate the healthcare industry and the relationships among physicians and other providers of healthcare services.

     Medicare and Medicaid Fraud and Abuse. The fraud and abuse provisions of the Medicare and Medicaid statutes prohibit the payment or receipt of any remuneration for the referral of Medicare or Medicaid patients or for recommendations, leasing, arranging, ordering, or purchasing of Medicare- or Medicaid-covered services and impose significant penalties for false or improper billings for physician services. In addition, these laws impose restrictions on physicians' referrals for certain designated health services to entities with which they have financial relationships. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including exclusion from participation in the Medicare and Medicaid programs. Such exclusion or penalties, if applied to the Company's affiliated physicians, could have a material adverse effect upon the Company. See "Business -- Government Regulation."

     State Regulation. The laws of many states, including Texas, from which a significant portion of the Company's revenue is derived, prohibit non-physician entities from practicing medicine and limit the ability of non-physicians to receive physician practice revenues. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Although the Company believes its operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that the Company's contractual arrangements with affiliated physicians will not be successfully challenged as constituting fee splitting or the unlicensed practice of medicine or that the enforceability of such arrangements will not be limited. There can be no assurance that review of the business of the Company and its affiliates by courts or regulatory authorities will not result in a determination that could adversely affect their operations or that the healthcare regulatory environment will not change so as to restrict the Company's existing operations or expansion. In the event that any legislature, regulatory authority, or court limits or prohibits the Company from carrying on its business or from expanding the operations of the Company to certain jurisdictions, structural and organizational modifications of the Company's organization and arrangements may be required, which could have a material adverse effect on the Company. See "Business -- Government Regulation."

     Reform Initiatives. There have been numerous initiatives at the federal and state levels for comprehensive reforms affecting the availability of and payment for healthcare. The Company believes that such initiatives will continue during the foreseeable future. Certain reforms previously proposed could, if adopted, have a material adverse effect on the Company. See
"Business -- Government Regulation."

RELIANCE ON MEDICAL SERVICE PROVIDERS

     Each of the Company's affiliated physician groups enters into employment agreements with its physicians. Such agreements generally are for an initial term of five years. Although the Company, in conjunction with the affiliated physician groups, will endeavor to extend such contracts, in the event a significant number of physicians terminate their relationships with the Company's affiliated physician groups at the expiration of their employment agreements or otherwise, the Company could be adversely affected. See "Business -- Affiliation Structure."

CHANGES IN BASIS OF PAYMENT FOR HEALTHCARE SERVICES

     The Company derives all of its revenue from its affiliated physician groups. Substantially all of the revenue of the affiliated groups is derived from third-party payors. The Company estimates that approximately 30% of the net physician groups revenue is currently derived from government-sponsored healthcare programs (principally the Medicare and Medicaid programs). The healthcare industry is experiencing a trend toward cost containment, as government and other third-party payors seek to impose lower reimbursement and utilization rates upon providers and negotiate reduced payment schedules with them. The Company believes that this trend will continue to result in a reduction in per-patient revenue from historical levels. Further reductions in payments to physicians or other changes in reimbursement for healthcare services could have a material adverse effect on the Company. See "Business -- Government Regulation."

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS

     A significant part of the Company's growth strategy involves assisting its affiliated physician groups in obtaining capitated managed care contracts and managing the medical risk associated with such contracts. Such capitated managed care contracts typically are with health maintenance organizations ("HMOs"). Under such contracts the physician group accepts a pre-determined amount per patient per month, referred to as a "capitation" payment, in exchange for providing all necessary covered services to the patients covered by the contract, thus shifting much of the risk of providing care from the payor to the physician group. Such an arrangement results in a greater predictability of revenue, but exposes the physician group to the risk of fluctuations in the costs of providing the services. To the extent that patients covered by such contracts require more frequent or extensive care than is anticipated, operating margins may be reduced and the revenue derived from such contracts may be insufficient to cover the costs of the services provided. Because the percentage of physician group operating income received by the Company is increased or decreased by a percentage of the group's surplus or deficit, respectively, in revenue under risk-sharing arrangements pursuant to capitated managed care contracts, the Company assumes some of the groups' risks under such contracts. Accordingly, any reduction of operating margins or incurrence of losses from these capitated managed care contracts could have a material adverse effect on the Company. Although its management has substantial experience in managed care contracting, the Company itself has had limited experience with such contracts. There can be no assurance that the Company will be able to negotiate satisfactory risk-sharing or capitated arrangements on behalf of its affiliated physician groups. See "Business."

RISK OF APPLICABILITY OF INSURANCE REGULATIONS

     The Company and its affiliated groups may in the future enter into contracts with managed care organizations ("MCOs"), such as HMOs, whereby the Company and its affiliated groups would assume risk in connection with providing healthcare services under capitation arrangements. If the Company or its affiliated groups are considered to be in the business of insurance as a result of entering into such risk sharing arrangements, they could become subject to a variety of regulatory and licensing requirements applicable to insurance companies or HMOs, which could have a material adverse effect upon the Company.

POSSIBLE EXPOSURE TO PROFESSIONAL LIABILITY

     In recent years, physicians, hospitals, and other participants in the healthcare industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. In addition, through its employment of non-physician healthcare personnel, the Company could be named in actions involving care provided by the affiliated physician groups assisted by such personnel. The Company maintains professional malpractice and general liability insurance. In addition, the Company's service agreements require affiliated physicians to maintain professional liability insurance coverage of the practice and of each employee and agent of the practice. The Company generally is a named insured under such policies and is indemnified under each of the service agreements by the physician groups for liabilities resulting from the performance of medical services. Certain types of risks and liabilities are not covered by insurance, however, and there can be no assurance that coverage will continue to be available upon terms satisfactory to the Company or that the coverage will be adequate to cover losses. Malpractice insurance, moreover, can be expensive and varies from state to state. Successful malpractice claims asserted against the physician groups or the Company could have a material adverse effect on the Company. See "Business -- Insurance."

RISKS RELATED TO INTANGIBLE ASSETS

     As a result of the Company's various acquisition transactions, intangible assets, net of accumulated amortization, of approximately $14.9 million have been recorded on the Company's balance sheet at December 31, 1996 ($26.3 million on a pro forma basis at December 31, 1996). Using a composite average life of 30 years for the service agreements, amortization expense will be approximately $505,000 per year ($896,000 per year on a pro forma basis). Acquisitions that result in the recognition of intangible assets will cause amortization expense further to increase. A substantial portion of the amortization generated by these intangible assets is not deductible for tax purposes. Although the Company's net unamortized balance of intangible assets acquired and anticipated to be acquired was not considered to be impaired as of December 31, 1996, any future determination that a significant impairment has occurred would require the write-off of the impaired portion of unamortized intangible assets, which could have a material adverse effect on the Company's results of operations. See
Note 2 of Notes to Consolidated Financial Statements.

COMPETITION

     The physician practice management industry is highly competitive. The Company is subject to significant competition both in affiliating with physician groups and in seeking managed care contracts on behalf of its affiliated groups. Its competitors include hospitals, managed care organizations, and other physician practice management companies. In comparison with the Company, many of its competitors are larger and have substantially greater resources, provide a wider variety of services, and have longer established relationships with purchasers of such services. There can be no assurance that the Company will be able to compete effectively, that additional competitors will not enter the market, or that such competition will not make it more difficult to enter into affiliations with physician groups on terms beneficial to the Company.

     The Company also experiences competition in the recruitment and retention of qualified physicians and other healthcare professionals on behalf of its affiliated physician groups. There can be no assurance that the Company will be able to recruit or retain a sufficient number of qualified physicians and other healthcare professionals to continue to expand its operations.

BROAD DISCRETION OF MANAGEMENT IN APPLYING PROCEEDS OF OFFERING

     The Company intends to utilize the net proceeds of the Offering to finance the purchase of operating assets in connection with future affiliations with physician groups and expansions of such groups, for working capital, repayment of amounts outstanding under its revolving credit agreement, and for other general corporate purposes. Accordingly, the Company's management will have broad discretion in applying the net proceeds of the Offering. See "Use of Proceeds."

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF PRICE

     Prior to the Offering there has been no public market for the Common Stock. Accordingly, there can be no assurance that an active trading market will develop or be sustained upon completion of the Offering or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price of the Common Stock has been determined by negotiations between the Company and the Representatives of the Underwriters and may not be indicative of the prices that will prevail in the public market. The trading prices of the Company's Common Stock could be subject to wide fluctuations in response to quarter-to-quarter variations in the Company's operating results, material announcements by the Company, governmental regulatory action, general conditions in the healthcare industry, or other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced extreme price and volume fluctuations, which have particularly affected the market prices of many healthcare services companies and which have often been unrelated to the operating performance of such companies. The Company's operating results in future quarters may be below the expectations of securities analysts and investors. In such event, the price of the Common Stock would likely decline, perhaps substantially. See "Underwriting."

CONTROL BY MANAGEMENT

     Upon completion of the Offering, the executive officers and Directors of the Company will collectively own approximately 33% of the outstanding shares of Common Stock. Accordingly, these persons may have the ability to control the Company's Board of Directors and, therefore, the business, policies, and affairs of the Company. Such control could preclude unsolicited acquisitions of the Company and, consequently, adversely affect the market price of the Common Stock. See "Principal and Selling Stockholders" and "Description of Capital Stock."

ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Certificate of Incorporation and certain provisions of the Delaware General Corporation Law may make it difficult to change control of the Company and replace incumbent management. For example, the Certificate of Incorporation provides for a staggered Board of Directors and permits the Board of Directors, without stockholder approval, to issue additional shares of Common Stock or establish one or more classes or series of Preferred Stock having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as the Board of Directors may determine. In addition, prior to the closing of the Offering the Company plans to adopt a stockholder rights plan that could further discourage attempts to acquire control of the Company. See "Management" and "Description of Capital Stock."

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock and could impair the future ability of the Company to raise capital through the sale of its equity securities. The Company is unable to predict the effect, if any, that future sales of Common Stock or the availability of Common Stock for sale may have on the market price of the Common Stock prevailing from time to time. Certain existing stockholders have the right to require the Company to register their Common Stock from time to time. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

DILUTION

     Purchasers of the Common Stock offered hereby will incur immediate and substantial dilution in pro forma net tangible book value from the initial public offering price. See "Dilution."

DIVIDENDS

     The Company has never paid cash dividends on its Common Stock and does not currently intend to pay cash dividends. It is not likely that any cash dividends will be paid in the foreseeable future. See "Dividend Policy."

                                USE OF PROCEEDS

     The net proceeds of the Offering, after deducting expenses payable by the Company, will be approximately $32,180,000 ($35,946,500 if the Underwriters' over-allotment option is exercised). The Company intends to use such proceeds to finance affiliations with physician groups, for working capital, for repayment of $6,200,000 currently outstanding under its revolving credit agreement (the "Credit Facility"), and for other general corporate purposes. Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short-term, interest-bearing securities. For information concerning the terms of the Credit Facility, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

     The Company is continually seeking additional physician groups with which to affiliate and is currently engaged in negotiations with several such groups, including two groups with which it is in advanced stages of its due diligence investigations. There can be no assurance that these negotiations will culminate in binding agreements or that these or any other such affiliations will occur. See "Risk Factors -- Risks Associated with Growth Strategy."

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock. The Company currently intends to retain any earnings to finance the growth and development of its business and does not anticipate paying cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the financial condition, capital requirements, and earnings of the Company, as well as other factors the Board of Directors may deem relevant. In addition, the Company is currently restricted under the terms of its Credit Facility from paying any dividends to stockholders without the prior written consent of the lenders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                    DILUTION

     The Company's pro forma net tangible book value at December 31, 1996 was $417,392 or approximately $0.06 per share. Pro forma net tangible book value per share represents total assets, less intangible assets and total liabilities, divided by the number of shares outstanding as of December 31, 1996 (assuming the conversion into Common Stock of all outstanding Series A Redeemable Convertible Preferred Stock and the exchange of all outstanding Redeemable Common Stock and Class B Common Stock for Common Stock and including Common Stock to be issued). After giving effect to the sale of the shares of Common Stock offered hereby at the initial offering price of $9.00 per share and the application by the Company of the estimated net proceeds therefrom as described in "Use of Proceeds," the pro forma net tangible book value of the Company as of December 31, 1996 would have been $32,597,392, or $2.89 per share of Common Stock. This represents an immediate increase in net tangible book value of $2.83 per share to existing stockholders and an immediate dilution in net tangible book value of $6.11 per share of Common Stock to purchasers of Common Stock in the Offering. The following table illustrates this per share dilution:

    Initial public offering price per share...............................            $9.00
         Pro forma net tangible book value per share before the
          Offering........................................................   $0.06
         Increase in net tangible book value attributable to new
          investors.......................................................    2.83
                                                                             -----
    Pro forma net tangible book value per share after the Offering........             2.89
                                                                                      -----
    Dilution per share to new investors...................................            $6.11
                                                                                      =====

     The following table summarizes, on a pro forma basis as of December 31, 1996, the total shares purchased and the total consideration and average price per share paid by existing stockholders, and paid by the new investors purchasing the shares offered hereby at the initial public offering price of $9.00 per share.

                                        SHARES PURCHASED         TOTAL CONSIDERATION
                                      ---------------------     ----------------------     AVERAGE PRICE
                                        NUMBER      PERCENT       AMOUNT       PERCENT       PER SHARE
                                      ----------    -------     -----------    -------     -------------
    Existing stockholders..........    4,821,657       42.7%    $16,663,718       24.2%        $3.46
    Abilene and Reno issuances.....    2,477,777       21.9      16,200,000       23.5          6.54
    New investors..................    4,000,000       35.4      36,000,000       52.3          9.00
                                      ----------      -----     -----------      -----
         Total.....................   11,299,434      100.0%    $68,863,718      100.0%
                                      ==========      =====     ===========      =====

     The above calculations do not give effect to the exercise of (i) outstanding options and warrants to purchase 4,030,525 shares of Common Stock at a weighted average exercise price of $3.10 per share outstanding at December 31, 1996, and (ii) 200,030 shares of Common Stock issuable upon conversion of outstanding convertible subordinated notes issued in connection with affiliations.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1996 (i) on a pro forma basis to give effect to the conversion of all outstanding shares of Series A Redeemable Convertible Preferred Stock and Class B Common Stock of the Company into Common Stock, the termination of the Company's contingent obligation to repurchase Redeemable Common Stock, and the issuance of shares of Common Stock in connection with the Reno Merger and the Abilene Acquisition, and (ii) as adjusted to reflect the sale by the Company of the Common Stock offered hereby at the initial public offering price of $9.00 per share and after deducting the applicable underwriting discount and estimated expenses payable by the Company, and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." See "Pro Forma Consolidated Financial Information."

                                                                     DECEMBER 31, 1996
                                                         -----------------------------------------
                                                                            PRO         PRO FORMA
                                                           ACTUAL          FORMA       AS ADJUSTED
                                                         -----------    -----------    -----------
Current maturities of long-term debt (1)..............   $   608,192    $ 1,355,443    $ 1,355,443
                                                         ===========    ===========    ===========
Long-term debt, net of current maturities (1).........   $ 7,867,847    $ 8,206,959    $ 4,049,932
Series A Redeemable Convertible Preferred Stock, $0.01
  par value; 700,000 shares authorized, 500,000 shares
  issued and outstanding; no shares issued and
  outstanding pro forma and pro forma as adjusted.....     2,957,641             --             --
Redeemable Common Stock, no par value; 165,296 shares
  issued and outstanding; no shares issued and
  outstanding pro forma and pro forma as adjusted.....       991,776             --             --
Stockholders' equity:
     Preferred Stock, $0.01 par value; 19,300,000
       shares authorized; 20,000,000 shares authorized
       pro forma as adjusted; no shares issued and
       outstanding....................................            --             --             --
     Class B Common Stock, $0.01 par value; 2,600,000
       shares authorized; no shares authorized pro
       forma as adjusted; 1,226,150 shares issued and
       outstanding; no shares issued and outstanding
       pro forma and pro forma as adjusted............        12,262             --             --
     Common Stock, $0.01 par value; 47,400,000 shares
       authorized; 50,000,000 shares authorized pro
       forma as adjusted; 2,742,729 shares issued and
       outstanding; 6,501,952 shares issued and
       outstanding pro forma and 10,501,952 shares
       issued and outstanding pro forma as adjusted
       (2)............................................        27,427         65,019        105,019
     Additional paid-in-capital.......................    10,371,400     24,456,011     56,596,011
     Common Stock to be issued, 187,482, 797,482 and
       797,482 shares, respectively...................     2,303,212      5,963,212      5,963,212
     Stockholder notes receivable.....................      (120,000)      (151,306)      (151,306)
     Accumulated deficit..............................    (1,416,537)    (3,659,547)    (3,659,547)
                                                         -----------    -----------    -----------
          Total stockholders' equity..................    11,177,764     26,673,389     58,853,389
                                                         -----------    -----------    -----------
          Total capitalization........................   $22,995,028    $34,880,348    $62,903,321
                                                         ===========    ===========    ===========

---------------
(1) See Note 6 to Consolidated Financial Statements for information concerning long-term debt and capital lease obligations.

(2) Excludes 4,030,525 shares reserved for issuance upon exercise of outstanding options and warrants, at a weighted average exercise price of $3.10 per share, and 200,030 shares reserved for issuance upon conversion of outstanding convertible subordinated notes issued in connection with affiliations. See "Description of Capital Stock."

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The pro forma as adjusted consolidated balance sheet gives effect to the Reno Merger and the Abilene Acquisition as if they had been completed on December 31, 1996 and also reflects the Offering and the conversion of all outstanding Series A Redeemable Convertible Preferred Stock and Class B Common Stock of the Company into Common Stock and the termination of the Company's contingent obligation to repurchase all outstanding Redeemable Common Stock, all of which will occur simultaneously with the closing of the Offering, as if such transactions had occurred on December 31, 1996. The pro forma as adjusted consolidated statement of operations for the year ended December 31, 1996, gives effect to the Reno Merger, the Acquisitions and the Offering as if they had been completed on January 1, 1996. Abilene's operations are reflected in the historical consolidated statement of operations for the year ended December 31, 1996, since Abilene (the assets of which will not be acquired by the Company until the first day of the calendar month following the closing of the Offering) has been operated by the Company under an interim service agreement since December 1995. The Reno Merger will be accounted for as a pooling of interests, and accordingly the historical operations and balance sheets of the Company and Western Medical Management Corp., Inc. have been combined in these pro forma consolidated financial statements. The pro forma consolidated financial information is based on the combined financial statements of the Company and the affiliated physician groups, giving effect to the Acquisitions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to pro forma consolidated financial information.

     The pro forma consolidated financial information has been prepared by management based on the audited financial statements of the affiliated physician groups, adjusted where necessary to reflect the acquisitions and related operations as if the service agreements between the Company and such groups had been in effect during the entire periods presented. This pro forma consolidated financial information is presented for illustrative purposes only and is not indicative of the results that would have occurred if the Reno Merger and the Acquisitions had been completed on the dates indicated or that may be obtained in the future. The pro forma consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto of the Company, Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc. and Tarrant Family Practice, P.A., Abilene Diagnostic Clinic Practices, King's Daughters Clinic, P.A., and Western Medical Management Corp., Inc. included elsewhere in this Prospectus.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                            RENO
                                           ABILENE       ABILENE            RENO        ELIMINATING        EQUITY
                           HISTORICAL   HISTORICAL(A)  ADJUSTMENTS      HISTORICAL(F)  ADJUSTMENTS(G)  CONVERSIONS(H)    PRO FORMA
                           -----------  -------------  -----------      -------------  --------------  --------------   -----------
                                                              ASSETS
Current assets:
    Cash and cash
      equivalents......... $ 1,633,534   $   361,740   $        --(e)    $         --    $       --     $         --    $ 1,995,274
    Accounts receivable,
      net.................   4,272,021     1,609,780            --          1,955,207            --               --      7,837,008
    Inventory.............     212,709            --            --             12,503            --               --        225,212
    Management fees
      receivable..........   1,266,598            --    (1,200,000)(b)             --            --               --         66,598
    Due from affiliated
      physician groups....     510,220            --            --            150,058            --               --        660,278
    Prepaid expenses and
      other current
      assets..............     410,365       143,778      (143,778)(c)        138,574            --               --        548,939
                           -----------   -----------   -----------       ------------    ----------     ------------    -----------
        Total current
          assets..........   8,305,447     2,115,298    (1,343,778)         2,256,342            --               --     11,333,309
Property and equipment,
  net.....................   3,341,775        32,654            --            588,416            --               --      3,962,845
Intangible assets, net....  14,860,171            --    11,395,826(a)              --            --               --     26,255,997
Other assets..............   1,962,942        50,000       (50,000)(c)         19,681      (775,000)              --      1,207,623
                           -----------   -----------   -----------       ------------    ----------     ------------    -----------
        Total assets...... $28,470,335   $ 2,197,952   $10,002,048       $  2,864,439    $ (775,000)    $         --    $42,759,774
                           ===========   ===========   ===========       ============    ==========     ============    ===========
                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable...... $   651,216   $   459,941   $  (459,941)(c)   $    854,546    $       --     $         --    $ 1,505,762
    Payable to affiliated
      physician groups....   1,341,876            --            --                 --            --               --      1,341,876
    Management fees
      payable.............          --       573,715      (573,715)(b)             --            --               --             --
    Accrued salaries,
      wages and
      benefits............   1,153,558            --            --                 --            --               --      1,153,558
    Accrued expenses and
      other current
      liabilities.........   1,551,057        48,667       (48,667)(c)        802,322            --               --      2,353,379
    Current maturities of
      notes payable and
      obligations under
      capital leases......     608,192       820,447      (820,447)(c)      1,522,251      (775,000)              --      1,355,443
    Deferred purchase
      price...............     169,408            --                               --            --               --        169,408
                           -----------   -----------   -----------       ------------    ----------     ------------    -----------
        Total current
          liabilities.....   5,475,307     1,902,770    (1,902,770)         3,179,119      (775,000)              --      7,879,426
Notes payable, net........   4,631,249        77,675       (77,675)(c)        339,112            --               --      4,970,361
Obligations under capital
  leases..................   1,030,171            --            --                 --            --               --      1,030,171
Deferred purchase price...      12,578            --            --                 --            --               --         12,578
Convertible subordinated
  notes payable...........   1,800,274            --            --                 --            --               --      1,800,274
Other long term
  liabilities.............     393,575            --            --                 --            --               --        393,575
                           -----------   -----------   -----------       ------------    ----------     ------------    -----------
        Total
          liabilities.....  13,343,154     1,980,445    (1,980,445)         3,518,231      (775,000)              --     16,086,385
                           -----------   -----------   -----------       ------------    ----------     ------------    -----------
Series A Redeemable
  convertible preferred
  stock...................   2,957,641            --            --                 --            --       (2,957,641)            --
Redeemable common stock...     991,776            --            --                 --            --         (991,776)            --
Stockholders' equity:
    Preferred stock.......          --            --            --              8,500        (8,500)              --             --
    Class B common stock..      12,262            --                               --            --          (12,262)            --
    Common stock..........      27,427       217,507      (217,507)(d)         10,530       (10,530)          18,915         65,019
                                                            14,233(e)                         4,444
    Additional paid-in
      capital.............  10,371,400            --     8,525,767(e)       1,601,494        14,586        3,942,764     24,456,011
    Common stock to be
      issued..............   2,303,212            --     3,660,000(e)              --            --               --      5,963,212
    Stockholder notes
      receivable..........    (120,000)           --            --            (31,306)           --               --       (151,306)
    Accumulated deficit...  (1,416,537)           --            --         (2,243,010)           --               --     (3,659,547)
                           -----------   -----------   -----------       ------------    ----------     ------------    -----------
    Total stockholders'
      equity..............  11,177,764       217,507    11,982,493           (653,792)           --        3,949,417     26,673,389
                           -----------   -----------   -----------       ------------    ----------     ------------    -----------
        Total liabilities
          and
          stockholders'
          equity.......... $28,470,335   $ 2,197,952   $10,002,048       $  2,864,439    $ (775,000)    $         --    $42,759,774
                           ===========   ===========   ===========       ============    ==========     ============    ===========


                               OFFERING       PRO FORMA
                            ADJUSTMENTS(I)   AS ADJUSTED
                            --------------   -----------

Current assets:
    Cash and cash
      equivalents.........   $ 28,587,400    $30,582,674
    Accounts receivable,
      net.................             --      7,837,008
    Inventory.............             --        225,212
    Management fees
      receivable..........             --         66,598
    Due from affiliated
      physician groups....             --        660,278
    Prepaid expenses and
      other current
      assets..............             --        548,939
                             ------------    -----------
        Total current
          assets..........     28,587,400     39,920,709
Property and equipment,
  net.....................             --      3,962,845
Intangible assets, net....             --     26,255,997
Other assets..............       (564,427)       643,196
                             ------------    -----------
        Total assets......   $ 28,022,973    $70,782,747
                             ============    ===========

Current liabilities:
    Accounts payable......   $         --    $ 1,505,762
    Payable to affiliated
      physician groups....             --      1,341,876
    Management fees
      payable.............             --             --
    Accrued salaries,
      wages and
      benefits............             --      1,153,558
    Accrued expenses and
      other current
      liabilities.........             --      2,353,379
    Current maturities of
      notes payable and
      obligations under
      capital leases......             --      1,355,443
    Deferred purchase
      price...............             --        169,408
                             ------------    -----------
        Total current
          liabilities.....             --      7,879,426
Notes payable, net........     (4,157,027)       813,334
Obligations under capital
  leases..................             --      1,030,171
Deferred purchase price...             --         12,578
Convertible subordinated
  notes payable...........             --      1,800,274
Other long term
  liabilities.............             --        393,575
                             ------------    -----------
        Total
          liabilities.....     (4,157,027)    11,929,358
                             ------------    -----------
Series A Redeemable
  convertible preferred
  stock...................             --             --
Redeemable common stock...             --             --
Stockholders' equity:
    Preferred stock.......             --             --
    Class B common stock..             --             --
    Common stock..........         40,000        105,019

    Additional paid-in
      capital.............     32,140,000     56,596,011
    Common stock to be
      issued..............             --      5,963,212
    Stockholder notes
      receivable..........             --       (151,306)
    Accumulated deficit...             --     (3,659,547)
                             ------------    -----------
    Total stockholders'
      equity..............     32,180,000     58,853,389
                             ------------    -----------
        Total liabilities
          and
          stockholders'
          equity..........   $ 28,022,973    $70,782,747
                             ============    ===========

    See accompanying notes to pro forma consolidated financial information.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                        1996 TRANS-    ACQUISITION        OFFERING         PRO FORMA
                                         HISTORICAL     ACTIONS (J)    ADJUSTMENTS     ADJUSTMENTS(U)     AS ADJUSTED
                                         -----------    -----------    ------------    --------------    --------------
Physician groups revenue, net.........   $34,641,222    $29,744,560    $         --      $       --       $  64,385,782
Less: amounts retained by physician
  groups..............................    15,322,220     12,093,378     (12,093,378)(k)          --          26,525,100
                                                                         11,202,880 (l)
                                         -----------    -----------    ------------     -----------       -------------
Management fee revenue................    19,319,002     17,651,182         890,498              --          37,860,682
Operating expenses:
     Clinic salaries and benefits.....     7,586,966      8,767,279        (603,070)(m)          --          15,751,175
     Clinic rent and lease expense....     2,027,539      1,976,273          17,630 (n)          --           4,021,442
     Clinic supplies..................     2,419,495      1,661,973              --              --           4,081,468
     Other clinic costs...............     4,426,181      4,763,323        (476,277)(o)          --           8,713,227
     General corporate expenses.......     2,633,585             --              --              --           2,633,585
     Depreciation and amortization....       610,827        401,298         (29,365)(p)          --           1,698,781
                                                                            716,021 (q)
     Merger costs.....................            --        682,269              --              --             682,269
     Interest expense.................       163,714        155,565         (25,441)(r)    (208,468)            144,574
                                                                             59,204 (s)
                                         -----------    -----------    ------------     -----------       -------------
                                          19,868,307     18,407,980        (341,298)       (208,468)         37,726,521
                                         -----------    -----------    ------------     -----------       -------------
Income (loss) before provision for
  income taxes........................      (549,305)      (756,798)      1,231,796         208,468             134,161
Provision (benefit) for income
  taxes...............................            --        (93,974)         93,974 (t)      50,981              50,981
                                         -----------    -----------    ------------     -----------       -------------
Net income (loss).....................   $  (549,305)   $  (662,824)   $  1,137,822      $  157,487       $      83,180
                                         ===========    ===========    ============     ===========       =============
Net income (loss) per share...........   $     (0.07)                                                     $        0.01
                                         ===========                                                      =============
Weighted average number of common
  shares outstanding..................     7,849,089                                                         14,771,846
                                         ===========                                                      =============

    See accompanying notes to pro forma consolidated financial information.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     During the year ended December 31, 1996, the Company, through its wholly owned subsidiaries, acquired certain operating assets and assumed certain operating liabilities of four physician groups located in Alabama, Kentucky, and Texas. The Company has also entered into an agreement to acquire the operating assets and assume certain operating liabilities of Abilene, which is currently operated under an interim service agreement with the closing to occur on the first day of the month following closing of the Offering. In addition, the Reno Merger will be consummated simultaneously with the closing of the Offering.

PHYSICIAN GROUPS REVENUE, NET

     Physician groups revenue represents the revenue of the affiliated physician groups reported at the estimated realizable amounts from patients, third-party payors, and others for services rendered, net of contractual and other adjustments.

MANAGEMENT FEE REVENUE

     Management fee revenue represents physician groups revenue less amounts retained by physician groups. The amounts retained by physician groups (typically 85% of the physician group operating income) represent amounts paid to the physicians pursuant to the service agreements between the Company and the physician groups. Under the service agreements, the Company provides each physician group with the facilities and equipment used in its medical practice, assumes responsibility for the management of the operations of the practice, and employs substantially all of the non-physician personnel utilized by the group.

     The Company's management fee revenue is dependent upon the operating income of the physician groups. Physician group operating income is defined in the service agreements as the physician group's net medical revenue less certain contractually agreed-upon clinic expenses, including non-physician clinic salaries and benefits, rent, insurance, interest, and other direct clinic expenses. The amount of the physician groups revenue retained and paid to the physician groups primarily consists of the cost of the affiliated physicians' services. The remaining amount of the physician group operating income (typically 15%) and an amount equal to 100% of the clinic expenses are reflected as management fee revenue earned by the Company.

PRO FORMA CONSOLIDATED BALANCE SHEET

     The adjustments reflected in the pro forma consolidated balance sheet are as follows:

          (a) To record the assets acquired and liabilities assumed by ProMedCo in the Abilene Acquisition. This acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values as of December 31, 1996. Common Stock issued and to be issued in connection with the acquisition totaled 2,033,333 shares. The number of shares issued and to be issued in connection with the acquisition is based upon the estimated fair value of the clinic assets acquired and liabilities assumed, divided by $6.00. In addition to the issuance of shares, the Company will pay approximately $1.2 million in cash. The fair value of the clinic net assets was determined based on an analysis of estimated future clinic operating results. The $6.00 value per share was based upon arm's length negotiations between the Company and the sellers. All negotiations were completed and agreements entered into in December 1995.

          The following methods and assumptions were used to estimate fair value:

             Cash and cash equivalents -- The historical carrying amount approximates fair value.

             Accounts receivable, net -- The Company reviewed receivable balances and determined that their historical carrying amount approximates their fair value.

             Property and equipment, net -- The Company performed an asset by asset review and determined that the historical carrying amount approximates fair value.

             Liabilities assumed -- Given the short term nature of the liabilities assumed, the historical carrying amount approximates their fair value.

             Intangible assets -- In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group with which a service agreement is entered into, including the number of physicians in each group, number of service sites and ability to recruit additional physicians, the group's relative market position, the length of time each group has been in existence, and the term and enforceability of the service agreement. Because the Company does not practice medicine, maintain patient relationships, hire physicians, enter into employment and noncompetition agreements with the physicians, or directly contract with payors, the intangible asset created in the purchase allocation process is associated solely with the service agreement with the physician group. The service agreements are for a term of 40 years and cannot be terminated by either party without cause, consisting primarily of bankruptcy or material default.

             The Company believes that there is no material value allocable to the employment and noncompetition agreements entered into between the physician group and the individual physicians. The primary economic beneficiary of these agreements is the physician group, an entity that the Company does not legally control. In addition, any damages under the agreements are paid solely to the physician group for purposes of replacing departing physicians. Generally, due to low expected physician turnover in the industry and the ability of the physician group to replace departing physicians, the Company believes there would be no significant economic loss to either the physician group or the Company due to physician departure. The physician groups continually recruit physicians and, as appropriate and necessary, subsequently add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. The Company believes that the physician groups with which it has service agreements thus are long-lived entities with an indeterminable life, and that the physicians, customer demographics, and various contracts will be continuously replaced. The service agreement intangible is being amortized on a straight-line method over a composite average life of 30 years.

             The Company anticipates that the Emerging Issues Task Force of the Financial Accounting Standards Board will be evaluating certain matters relating to the physician practice management industry, which the Company expects to include a review of accounting for businesses combinations. The Company is unable to predict the impact, if any, that this review may have on the Company's acquisition strategy, allocation of purchase price related to acquisitions, and amortization life assigned to intangible assets.

          (b) To eliminate the Abilene portion of management fees receivable and due from affiliated physician groups on ProMedCo's historical balance sheet and the related payables on Abilene's historical balance sheet. Approximately $1,200,000 of cash to be paid in connection with the purchase has been reflected as a reduction of the Company's management fees receivable under the terms of the interim service agreement.

          (c) To eliminate assets not acquired and liabilities not assumed by ProMedCo in the Abilene Acquisition as stated in the purchase agreement.

          (d) To eliminate the owner's equity of Abilene in connection with the purchase accounting for the acquisition.

          (e) To record the Common Stock issued and issuable and cash in exchange for the assets acquired and liabilities assumed in connection with the Abilene Acquisition. Cash paid will be netted against the management fee receivable from Abilene. The purchase agreement requires 70% of the purchase price to be paid at closing, with the remaining 30% payable at future dates.

          (f) To record the Reno Merger using pooling of interests accounting. Accordingly, the historical balance sheet of Reno as of December 31, 1996 has been combined with the ProMedCo balance sheet.

     Reno has incurred $682,269 of non-recurring costs (primarily severance and professional service costs) related to the merger, which are reflected as merger costs in the pro forma consolidated statement of operations.

          (g) To record eliminating adjustments to Reno's historical financial statements: (i) to eliminate the note payable to the Company and related note receivable on the Company's and Reno's historical financial statements, and (ii) to record common stock at $0.01 par value.

          (h) To reflect the conversion of all Series A Redeemable Convertible Preferred Stock and Class B Common Stock into Common Stock and the termination of the Company's contingent obligation to repurchase Redeemable Common Stock. The equity conversions assume that all stock was converted using a one-for-one conversion ratio, as provided in the Company's Certificate of Incorporation.

          (i) To reflect effects of the Offering.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

     The adjustments reflected in the pro forma consolidated statement of operations for the year ended December 31, 1996 are as follows:

          (j) The 1996 Transactions column represents the historical revenues and expenses of the physician groups for that portion of the year preceding the groups' affiliation with the Company. The 1996 transactions include additional physicians who joined the Abilene Diagnostic Clinic Practices during 1996, Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc. and Tarrant Family Practice, P.A., King's Daughters Clinic, P.A., and Western Medical Management Corp., Inc.

          (k) To eliminate the historical amounts retained by physician groups for each acquired physician group.

          (l) To record the amounts retained by physician groups to the percentage specified in the service agreement (typically 85% of each of the physician group's operating income) entered into with each affiliated physician group. The adjustment is for the periods the physician groups were not managed under the service agreements.

          (m) To eliminate the salaries of nurses and physician extenders at historical levels for the periods not covered by the service agreements. The service agreements provide that these costs are for the account of the physician groups.

          (n) To record additional rental expense related to the rental of clinic space from the physician groups.

          (o) To eliminate physician benefits and other physician-related costs, such as club dues and subscriptions, that will not be paid by the Company.

          (p) To eliminate the depreciation and amortization expense recorded by the physician groups at historical values.

          (q) To adjust depreciation expense by $85,637 and amortization expense by $630,384. The adjustment for depreciation expense is computed by dividing total fixed assets acquired by the weighted average life of the fixed assets acquired (approximately seven years), less depreciation expense recorded on an historical basis. The adjustment for amortization expense is computed by dividing total service agreement rights acquired by a composite average life of 30 years, less agreement amortization expense recorded on an historical basis. The adjustments assume the acquired assets were held for the entire period presented.

          (r) To eliminate interest expense related to liabilities not assumed in connection with acquisitions.

          (s) To record interest expense on debt issued in connection with acquisitions.

          (t) To eliminate estimated federal and state income taxes.

          (u) To reduce interest expense assuming repayment of the Company's Credit Facility borrowings with a portion of the proceeds of the Offering received by the Company as of January 1, 1996, net of estimated federal and state income taxes at a combined rate of 38%.

                            SELECTED FINANCIAL DATA

     The selected financial data presented below should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, the financial statements and the notes thereto of North Texas Medical Surgical, P.A., Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc. and Tarrant Family Practice, P.A., Abilene Diagnostic Clinic Practices, King's Daughters Clinic, P.A., and Western Medical Management Corp., Inc., "Pro Forma Consolidated Financial Information," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected unaudited pro forma as adjusted consolidated statement of operations data for the year ended December 31, 1996 give effect to the Acquisitions, the Reno Merger and the Offering as if they had been completed on January 1, 1996. The selected unaudited pro forma as adjusted consolidated balance sheet data as of December 31, 1996 give effect to the Abilene Acquisition, the Reno Merger and the Offering as if they had been completed on December 31, 1996. Such pro forma data are presented for illustrative purposes only and do not purport to represent what the Company's results would have been if such events had occurred at the dates indicated, nor do such data purport to project the financial position or results of operations for any future period or as of any future date.

                                                              JULY 1, 1994                YEAR ENDED
                                                             (INCEPTION) TO              DECEMBER 31,                PRO FORMA
                                                              DECEMBER 31,     --------------------------------     AS ADJUSTED
                                                                  1994              1995              1996         1996(1)(2)(3)
                                                             --------------    --------------    --------------    -------------
STATEMENT OF OPERATIONS DATA:
Physician groups revenue, net.............................     $       --        $  1,918,029     $  34,641,222     $64,385,782
Less: amounts retained by physician groups................             --             759,513        15,322,220      26,525,100
                                                               ------------      ------------     -------------     -----------
Management fee revenue....................................             --           1,158,516        19,319,002      37,860,682
Operating expenses:
    Clinic salaries and benefits..........................             --             554,384         7,586,966      15,751,175
    Clinic rent and lease expense.........................             --             115,028         2,027,539       4,021,442
    Clinic supplies.......................................             --             111,703         2,419,495       4,081,468
    Other clinic costs....................................             --             242,491         4,426,181       8,713,227
    General corporate expenses............................        172,462             802,980         2,633,585       2,633,585
    Depreciation and amortization.........................          1,182              34,302           610,827       1,698,781
    Merger costs..........................................             --                  --                --         682,269
    Interest expense (income).............................         (3,754)             (5,030)          163,714         144,574
                                                               ------------      ------------     -------------     -----------
                                                                  169,890           1,855,858        19,868,307      37,726,521
                                                               ------------      ------------     -------------     -----------
Income (loss) before provision for income taxes...........       (169,890)           (697,342)         (549,305)        134,161
Income tax................................................             --                  --                --          50,981
                                                               ------------      ------------     -------------     -----------
Net income (loss).........................................     $ (169,890)       $   (697,342)    $    (549,305)    $    83,180
                                                               ===========          =========     =============     ===========
Net income (loss) per share...............................     $    (0.03)       $      (0.09)    $       (0.07)    $      0.01
                                                               ===========          =========     =============     ===========
Weighted average number of common shares outstanding......      6,453,320           7,788,390         7,849,089      14,771,846(4)
                                                               ===========          =========     =============     ===========

                                                                                     DECEMBER 31, 1996
                                                                      ------------------------------------------------
                                                                                                          PRO FORMA
                                                                        ACTUAL        PRO FORMA(5)      AS ADJUSTED(6)
                                                                      -----------    ---------------    --------------
BALANCE SHEET DATA:
Cash and cash equivalents..........................................   $ 1,633,534      $ 1,995,274       $ 30,582,674
Working capital....................................................     2,830,140        3,453,883         32,041,283
Total assets.......................................................    28,470,335       42,759,774         70,782,747
Long-term debt, less current maturities............................     7,867,847        8,206,959          4,049,932
Redeemable equity securities.......................................     3,949,417               --                 --
Total stockholders' equity.........................................    11,177,764       26,673,389         58,853,389

---------------

(1) Gives effect to (i) the Acquisitions as if they had been completed on January 1, 1996, and (ii) the Reno Merger. The Abilene Acquisition will be completed on the first day of the calendar month following the closing of the Offering. See "Pro Forma Consolidated Financial Information."

(2) Adjusted to give effect to the sale of 4,000,000 shares of Common Stock offered by the Company at the public offering price of $9.00 per share and the application of the estimated net proceeds therefrom, assuming the Offering was completed January 1, 1996.

(3) Includes merger costs of $682,269, recorded in the historical financial statements of Reno, for expenses associated with the Reno Merger.

(4) Gives effect to the conversion into Common Stock of all outstanding shares of Series A Redeemable Convertible Preferred Stock, and the termination of the Company's contingent obligation to repurchase Redeemable Common Stock.

(5) Gives effect to the Abilene Acquisition and the Reno Merger as if they had been completed on December 31, 1996.

(6) Adjusted to give effect to the sale of 4,000,000 shares of Common Stock offered by the Company at the public offering price of $9.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     ProMedCo is a physician practice management company that consolidates its affiliated physician groups into primary-care-driven multi-specialty networks. The Company was incorporated in Texas in 1993 and was reincorporated in Delaware in January 1997. ProMedCo commenced operations in December 1994 and affiliated with its initial physician group in June 1995. The Company's rapid growth in 1995 and 1996 has resulted primarily from its affiliation with additional physician groups. The Company is affiliated with seven physician groups in four states representing 146 physicians and 46 physician extenders practicing at 24 service sites. When affiliating with a physician group, the Company typically acquires at fair market value the group's non-real estate operating assets and enters into a 40-year service agreement with the group in exchange for a combination of Common Stock, cash, other securities of the Company, and/or the assumption of certain liabilities. The Company has also entered into a merger agreement with Reno, a physician management company. Reno commenced operations in 1988 and provides physician management services similar to those provided by the Company. Under the terms of the agreement, Reno will exchange its common stock for Common Stock of the Company. The business combination is expected to be consummated upon the closing of the Offering and will be accounted for as a pooling of interests, as defined by APB No. 16, "Business Combinations." The Company is continually seeking additional physician groups with which to affiliate and is currently engaged in negotiations with several such groups, including two groups with which it is in advanced stages of its due diligence investigations.

     Physician groups revenue represents the revenue of the physician groups, reported at the estimated realizable amounts from patients, third-party payors and others for services rendered, net of contractual and other adjustments. Management fee revenue represents physician groups revenue less amounts retained by physician groups. The amounts retained by physician groups (typically 85% of the physician group operating income) represent amounts paid to the physicians pursuant to the service agreements between the Company and the physician groups. Under the service agreements, the Company provides each physician group with the facilities and equipment used in its medical practice, assumes responsibility for the management of the non-medical operations of the practice, and employs substantially all of the non-physician personnel utilized by the group. The Company's management fee revenue is dependent upon the operating income of the physician groups. Physician group operating income is defined in the service agreements as the physician group's net medical revenues less certain contractually agreed-upon clinic expenses, including non-physician clinic salaries and benefits, rent, insurance, interest, and other direct clinic expenses. The amount of the physician groups' revenue retained and paid to the physician groups primarily consists of the cost of the affiliated physicians' services. The remaining amount of the physician group operating income (typically 15%) and an amount equal to 100% of the clinic expenses are reflected as management fee revenue earned by the Company.

     Operating expenses consist of the expenses incurred by the Company in fulfilling its obligations under the service agreements. These expenses are the same as the operating costs and expenses that would have been incurred by the affiliated groups, including non-physician salaries, employee benefits, medical supplies, building rent, equipment leases, malpractice insurance premiums, management information systems, and other expenses related to clinic operations. The distribution to the group for providing medical services is increased or decreased by a percentage of the physician group's surplus or deficit, respectively, in net revenue under risk-sharing arrangements pursuant to capitated managed care contracts.

     In addition to the clinic expenses discussed above, the Company also incurs personnel and administrative expenses in connection with maintaining a corporate office function that provides management, administrative, marketing and acquisition services to the affiliated groups. The Company's profitability depends on, among other things, increasing market share, expanding healthcare services, enhancing operating efficiencies, and developing favorable contractual relationships with payors.

     Management believes that industry trends toward cost containment and lower reimbursement rates will continue to result in a reduction from historical levels in per patient revenue. Further reductions in reimbursement rates could have an adverse effect on the Company's operations unless the Company is otherwise able to offset such payment reductions.

     For the year ended December 31, 1996, three of the Company's affiliated physician groups each contributed 10% or more of the Company's pro forma management fee revenue. Temple, Abilene, and Reno represented approximately 33%, 20%, and 20% of the pro forma management fee revenue, respectively.

RESULTS OF OPERATIONS

     As a result of the Company's rapid growth and limited period of affiliation with its affiliated physician groups, the Company does not believe that the period-to-period comparisons and percentage relationships within periods set forth below are meaningful. The Company commenced operations in December 1994 and affiliated with its first physician group in June 1995 and its second group in December 1995. The Company entered into affiliations with five additional groups during 1996. Changes in results of operations for the year ended December 31, 1996 as compared to the year ended December 31, 1995 were caused primarily by affiliations with these five physician groups.

     The following table sets forth the percentages of physician groups revenue represented by certain items reflected in the Company's consolidated statements of operations.

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                   -----------------------------
                                                                                      PRO FORMA
                                                                                     AS ADJUSTED
                                                                   1995     1996        1996
                                                                   -----    -----    -----------
Physician groups revenue, net...................................   100.0%   100.0%      100.0%
Less: amounts retained by physician groups......................    39.6     44.2        41.2
                                                                   -----    -----     -------
Management fee revenue..........................................    60.4     55.8        58.8
Operating expenses:
     Clinic salaries and benefits...............................    28.9     21.9        24.5
     Clinic rent and lease expense..............................     6.0      5.9         6.3
     Clinic supplies............................................     5.8      6.9         6.3
     Other clinic costs.........................................    12.6     12.8        13.5
     General corporate expenses.................................    41.9      7.6         4.1
     Depreciation and amortization..............................     1.8      1.8         2.6
     Merger costs...............................................      --       --         1.1
     Interest expense (income)..................................    (0.3)     0.5         0.2
                                                                   -----    -----     -------
Income (loss) before provision for income taxes.................   (36.3)%   (1.6)%       0.2%
Provision for income taxes......................................      --       --         0.1
                                                                   -----    -----     -------
Net income (loss)...............................................   (36.3)%   (1.6)%       0.1%
                                                                   =====    =====     =======

     For the year ended December 31, 1996, physician groups revenue was $34,641,222, compared with $1,918,029 for the year ended December 31, 1995, an increase of $32,723,193. For the year ended December 31, 1996, pro forma physician groups revenue was $64,385,782. For the year ended December 31, 1996, amounts retained by physician groups was $15,322,220, compared with $759,513 for the year ended December 31, 1995. For the year ended December 31, 1996, management fee revenue was $19,319,002, compared with $1,158,516 for the year ended December 31, 1995, an increase of $18,160,486. For the year ended December 31, 1996, pro forma management fee revenue was $37,860,682. The increase in net physician groups revenue, amounts retained by physician groups, and management fee revenue resulted from the affiliation with six physician groups since December 1995.

     For the period from July 1, 1994 (inception) to December 31, 1994, general corporate expenses exceeded management fee revenue due to the start-up nature of the Company. While declining as a percentage of management fee revenue, the level of these expenses continued to increase during 1995 and 1996, as the Company continued to add to its management infrastructure. While the Company expects that these expenses will continue to increase as the Company increases the number of affiliated physician groups, it believes that these expenses will continue to decline as a percentage of management fee revenue.

     Pro forma as adjusted net income for the year ended December 31, 1996 was $83,180. This pro forma as adjusted net income is net of merger costs of $682,269 recorded in the historical financial statements of Reno for expenses associated with the Reno Merger.

     The mix of physician specialities and ancillary services affects clinic salaries and benefits, clinic supplies, and depreciation and amortization. Generally, primary care and office-based physician practices are less capital intensive, but require a higher number of support staff, than specialty care or hospital-based practices. The percentage of primary care physicians to total physicians affiliated with the Company was 84% and 68% (72% on a pro forma basis) at December 31, 1995 and 1996, respectively.

     Clinic rent and lease expense as a percentage of physician groups revenue will vary based on the size of each of the affiliated group offices and the current market rental rate for medical office space in the particular geographic markets. Other clinic costs will vary as a percentage of physician groups revenue based on regional cost differences and the Company's ability to implement operational efficiencies and negotiate more favorable purchasing arrangements.

SUMMARY OF OPERATIONS BY QUARTER (UNAUDITED)

     The following table presents unaudited quarterly operating results for the preceding five quarters. The Company believes that all necessary adjustments, consisting only of normal, recurring adjustments, have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus. Future quarterly results may fluctuate depending on, among other things, the timing and number of affiliations with physician groups. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or for future periods.

                                                             THREE MONTHS ENDED
                                  -------------------------------------------------------------------------
                                  DECEMBER 31,    MARCH 31,      JUNE 30,     SEPTEMBER 30,    DECEMBER 31,
                                      1995           1996          1996           1996             1996
                                  ------------    ----------    ----------    -------------    ------------
STATEMENT OF OPERATIONS DATA:
Physician groups revenue, net....  $1,227,919     $4,139,217    $6,981,105     $ 9,659,391     $ 13,861,509
Less: amounts retained by
  physician groups...............     512,410      2,010,147     3,286,250       3,953,024        6,072,799
                                  ------------    ----------    ----------    -------------    ------------
Management fee revenue...........     715,509      2,129,070     3,694,855       5,706,367        7,788,710
Operating expenses:
     Clinic salaries and
       benefits..................     322,374        778,356     1,434,784       2,270,801        3,103,025
     Clinic rent and lease
       expense...................      77,070        262,838       395,255         563,913          805,532
     Clinic supplies.............      69,570        241,329       417,935         752,208        1,008,023
     Other clinic costs..........     155,119        492,078       855,919       1,296,616        1,781,568
     General corporate
       expenses..................     264,947        581,596       676,099         643,705          732,186
     Depreciation and
       amortization..............      13,062         31,591        50,611         179,295          349,330
     Interest expense (income)...       7,907        (28,768)       27,618          51,505          113,359
                                  ------------    ----------    ----------    -------------    ------------
Net loss.........................  $ (194,540)    $ (229,950)   $ (163,366)    $   (51,676)    $   (104,313)
                                   ==========      =========     =========      ==========       ==========
OTHER DATA (AT END OF PERIOD):
Affiliated physicians............          32             51            72             118              146
Affiliated physician groups......           2              3             5               6                7
Number of service sites..........           4              6            15              19               24
Number of states.................           1              2             3               3                4

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1996, the Company had $2,830,140 in working capital, a decrease of $162,468 from December 31, 1995. The Company's principal sources of liquidity as of December 31, 1996 consisted of cash and cash equivalents of $1,633,534 and net accounts receivable of $4,272,021. In addition, effective July 15, 1996 the Company entered into the Credit Facility, providing a $25.0 million revolving working capital loan.

     The Company has financed its acquisitions, capital expenditures, and working capital needs since inception through a combination of (i) private placements of capital stock and (ii) issuances of Common Stock, debt, and convertible subordinated notes and assumption of equipment financing and other debt in the Acquisitions. Through December 31, 1996, the Company paid or committed to pay consideration in the following amounts in connection with the
Acquisitions: North Texas Medical Surgical, P.A., $1,088,000, consisting of $992,000 of issuances or committed issuances of Common Stock and $96,000 of cash paid; Cullman Primary Care, P.C., $2,458,000, consisting of $204,000 of issuances or committed issuances of Common Stock, $1,800,000 of debt assumed and $454,000 of cash paid; Morgan-Haugh, P.S.C., $1,317,000, consisting of $909,000 of debt assumed and $408,000 of cash paid; HealthFirst Medical Group, P.A., $4,788,000, consisting of $3,119,000 of issuances or committed issuances of Common Stock, $888,000 of debt assumed and $781,000 of cash paid; and King's Daughters Clinic, P.A., $8,210,000, consisting of $8,046,000 of issuances or committed issuances of Common Stock and $164,000 of cash paid. Additionally, the Company has committed to pay approximately $13,400,000, consisting of $12,200,000 of committed issuances of Common Stock and $1,200,000 of cash paid in connection with the Abilene Acquisition and $4,000,000, consisting of committed issuances of Common Stock in connection with the Reno Merger.

     For the years ended December 31, 1995 and 1996, cash used by operations was $642,196 and provided by operations was $86,187, respectively. During 1995, the Company incurred a loss of $697,342, and increases in non-cash current assets were offset by increases in current liabilities. During 1996, the Company's net loss of $549,305 was reduced primarily as the result of noncash expenses.

     Cash used in investing activities was $2,091,349 in 1995 and $2,263,846 in 1996. In 1995, the Company purchased government-sponsored agency debt securities with maturities of less than six months. During 1996, proceeds from the maturity of these debt securities were offset primarily by purchases of clinic assets and property and equipment.

     Cash provided by financing activities (primarily related to the issuance of the Company's Series A Redeemable Convertible Preferred Stock) for the year ended December 31, 1995 totaled $3,319,990. Cash provided by financing activities for the year ended December 31, 1996 totaled $2,734,357 and related primarily to borrowings under the Credit Facility.

     Under the terms of the Credit Facility, the Company paid a commitment fee in July 1996 of $500,000, which was capitalized and is being amortized as an adjustment to interest expense using the effective interest method. The interest rate under the Credit Facility is, at the Company's option, (i) the 30-day commercial paper rate of issuers whose corporate bonds are rated "AA" plus 3.25%, (ii) reserve adjusted LIBOR plus 3.25%, or (iii) the prime rate plus 0.5%. The Credit Facility, which expires July 15, 1999, includes certain restrictive covenants including prohibitions on the payment of dividends, limitations on capital expenditures, and the maintenance of minimum net worth and certain financial ratios (including minimum interest-expense and debt-service coverage, maximum debt-to-capitalization, and maximum senior debt-to-EBITDA, as defined). At December 31, 1996, borrowings under the Credit Facility were $4,157,027 and the interest rate in effect was 8.75%. Subsequent to year end, the Company borrowed an additional $1,980,832 under the Credit Facility. Approximately $1,200,000 of this amount was used to fund consideration due in connection with the Abilene Acquisition, and the remainder was used to fund capital and operating expenditures of affiliated physician groups.

     Although each of the Company's service agreements with its affiliated physician groups requires the Company to provide capital for equipment, expansion, additional physicians, and other major expenditures, no specific amount has been committed in advance. Capital expenditures are made based partially upon the availability of funds, the sources of funds, alternative projects, and an acceptable repayment period.

     The Company's acquisition and expansion programs will require substantial capital resources. In addition, the operation and expansion of physician groups will require ongoing capital expenditures. The financing of future acquisitions and business expansion is anticipated to be provided by a combination of the proceeds of this Offering, the Credit Facility, and cash flows from operations. The Company believes that the combination of these sources will be sufficient to meet the Company's currently anticipated acquisition, expansion, and working capital needs through 1997. In addition, in order to meet its long-term liquidity needs, ProMedCo expects to incur, from time to time, additional short- and long-term bank indebtedness and to issue additional equity and debt securities, the availability and terms of which will depend upon market and other conditions. There can be no assurance that such additional financing will be available on terms acceptable to the Company. The failure to raise the funds necessary to finance its future cash requirements could adversely affect the Company's ability to pursue its strategy and could adversely affect its results of operations for future periods.

                                    BUSINESS

GENERAL

     ProMedCo is a physician practice management company that consolidates its affiliated physician groups into primary-care-driven multi-specialty networks. The Company focuses on pre-managed-care secondary markets located principally outside of or adjacent to large metropolitan areas. The Company believes that primary care physicians increasingly will be the principal point of access to the healthcare delivery system and will control, directly or indirectly, a growing percentage of healthcare expenditures, and it therefore affiliates with physician groups having a primary care orientation. ProMedCo assists in expanding and integrating the affiliated groups into comprehensive multi-specialty networks to increase their market presence. The groups expand through affiliations with additional primary care physicians and specialists and selective additions of ancillary services. The groups are thus well positioned to become the physician component of locally developing managed care delivery systems. In addition to providing operating and expansion capital, the Company provides its affiliated groups with a broad range of strategic and management expertise and services.

     ProMedCo commenced operations in December 1994 and has since affiliated with seven physician groups aggregating 146 physicians and 46 physician extenders (primarily physician assistants and nurse practitioners) at 24 sites in Texas, Alabama, Kentucky, and Nevada. Currently, approximately 72% of the Company's affiliated physicians, on a pro forma basis, are primary care providers. Following the Offering, approximately 46% of ProMedCo's outstanding Common Stock will be owned by the Company's officers, directors and affiliated physicians.

INDUSTRY OVERVIEW

     The healthcare delivery system in the United States has been undergoing substantial change, largely in response to concerns over the quality and escalating cost of healthcare. National expenditures for healthcare grew from $250 billion in 1980 to an estimated $1 trillion in 1995. Of the total estimated 1995 expenditures, physicians received approximately $200 billion for their own services and controlled an additional $600 billion through the referral of patients for additional care and services provided by others.

     The substantial increase in healthcare expenditures has led to the widespread establishment and growth of MCOs, consisting primarily of HMOs and preferred provider organizations ("PPOs"). As MCO enrollment has grown, so has MCO influence over physicians and other healthcare providers. MCOs have increased their efforts to reduce costs and bring about greater accountability with respect to the quality and appropriateness of care.

     As a result of increased enrollment in managed care health plans, physicians and other healthcare providers, in order to retain broad access to patients, are seeking to become components of vertically integrated healthcare delivery systems that provide a full range of services for the MCOs that operate those plans. Typically, the physician and hospital components of these integrated systems contract with MCOs to provide medical and hospital services to MCO enrollees pursuant to risk-sharing and other arrangements. Such risk-sharing arrangements commonly consist of "capitated" risk contracts, under which providers undertake to provide a specified range of services for a predetermined fixed fee per enrollee. Such an arrangement results in a greater predictability of revenues, but exposes the provider to the risk of fluctuations in the costs of providing the services. To the extent that patients or enrollees covered by such contracts require more frequent or extensive care than is anticipated, operating margins may be reduced and the revenues derived from such contracts may be insufficient to cover the costs of the services provided. Many physician groups are concluding that, in order to compete effectively in the managed care environment, they need to have greater control over the delivery of a wider range of healthcare services and expenditures. Accordingly, an increasing number of physician groups are entering into capitation arrangements under which they assume contractual risk and responsibility for healthcare provided by others.

     The private practice of medicine remains a largely fragmented market. The American Medical Association reports that, of the approximately 613,000 physicians actively involved in patient care in the United States, only 34% are currently practicing in groups. Many of these are small to mid-sized physician

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

groups, which are at a competitive disadvantage in the managed care environment. They generally do not have the market presence, expertise, or sophisticated cost accounting and quality management systems required for capitated risk-sharing arrangements. In addition, they often lack the capital required to purchase new medical equipment and information systems to enhance the efficiency and quality of their practices.

     Physician groups are increasingly turning to physician-driven organizations such as ProMedCo to provide the professional management expertise and capital required to compete in the managed care environment and otherwise to assist them with the increasingly complex management of physician practices. ProMedCo believes that this has resulted in a need for management organizations committed to preserving the professional autonomy of physician groups and whose economic incentives are fully aligned with those of physicians. Because of the unique position of primary care physicians in managing the delivery of healthcare by both providing primary care and controlling patient referrals, ProMedCo further believes that multi-specialty groups with a substantial primary care orientation are likely to be best positioned to succeed in the emerging managed care environment.

STRATEGY

     The Company's strategy is to affiliate with leading physician groups in pre-managed-care markets and expand and integrate them into comprehensive multi-specialty networks to increase their market presence and position them to become the physician component of managed care delivery systems as they develop in their local markets. The key elements of the Company's strategy are as follows:

     Affiliate with Primary-Care-Oriented Multi-Speciality Groups. ProMedCo believes that the primary care physician increasingly will manage the delivery of healthcare services to patients by providing primary care and controlling patient referrals for specialist, hospital, and other healthcare services. Because of this central role, the Company believes that multi-specialty physician groups with a primary care orientation can more effectively manage capitated risk than other participants in the healthcare delivery system. The Company also believes that primary care physicians and specialists organized within a single multispecialty network provide a comprehensive range of services that is attractive to MCOs.

     Continue to Penetrate Pre-Managed-Care Markets. Notwithstanding the increasing presence of MCOs, managed care is just beginning to reach many communities, principally located outside of or adjacent to large metropolitan areas. ProMedCo seeks to affiliate in such markets with high quality physician groups that recognize the need for outside managerial, financial, and business expertise, that are committed to expanding their practices, and that are, or have the potential to be, the leading multi-specialty groups within their markets.

     Expand Existing Groups. ProMedCo seeks to increase the market presence of each of its affiliated groups within the group's local market. The Company facilitates expansion of the groups through affiliations with and recruitment of other primary care physicians and selected specialists, recruitment of physician extenders, and expansion of selected ancillary services.

     Preserve Local Autonomy. While the Company provides management expertise to a newly affiliated group, it believes that each physician group presents unique management issues and therefore is best served by decentralized management. The Company generally retains the group's existing administrative staff, adding additional management personnel as the group expands. Each group's physicians continue to maintain full professional control of the practice of medicine. The Company establishes for each group a policy council, comprised equally of physicians and ProMedCo representatives, to determine the broad strategic and operational policies of the group.

     Align Economic Interests. ProMedCo believes that affiliations with practice management organizations whose incentives are fully aligned with the interests of physicians are more attractive to physicians than affiliations with hospitals or MCOs. Accordingly, ProMedCo employs an affiliation structure under which the income of both the Company and the physicians within each group depends upon the operating income of the group, providing a common incentive to expand the group and increase its efficiency. In conjunction with the group's affiliation with the Company, the affiliated physicians generally receive ProMedCo Common Stock, which further aligns their interests with those of the Company.

DEVELOPMENT AND OPERATIONS

  Market Development

     ProMedCo's development objective is to affiliate with leading primary care groups or primary-care-oriented multi-specialty groups within pre-managed-care secondary markets. The Company performs research and market analyses to identify priority markets, which generally are communities that have populations of at least 30,000, have less than 20% HMO penetration, and meet other market criteria. Such criteria relate to, among other things, the number of primary care physicians relative to demand, Medicare payment rates, physician group competition, the number of hospitals, demographics, population growth, and the likelihood of significant future HMO growth. The Company estimates that there are approximately 490 markets in 33 states, with an average population of 69,000, that currently satisfy its priority market criteria. The Company ranks these markets based upon the degree to which they satisfy its criteria, enabling the Company further to prioritize its development efforts. While the Company identifies its priority markets in this manner, it expects to pursue development opportunities in other markets as well.

     Within its priority markets, ProMedCo seeks to affiliate either with primary care groups or with multi-specialty groups that are committed to the importance of primary care physicians. The Company seeks to affiliate with groups that have a reputation for providing high quality care and have a substantial share of their local markets or the potential to acquire such share. These groups are frequently the largest groups in their markets.

     Once ProMedCo has identified a group meeting its criteria, the Company conducts preliminary discussions to ascertain the group's interest in an affiliation. If such interest is established, the Company conducts site visits, analyzes financial and other data, and conducts an extensive due diligence investigation into the group's operations, leadership, and commitment to long-term growth. Assuming a favorable outcome of the investigation, the Company proposes to purchase the group's operating assets and enter into a long-term service agreement with the group. See "-- Affiliation Structure."

     Upon affiliation with a group, the Company immediately begins to facilitate expansion of the group within its local market. Group expansion may be accomplished through affiliations with additional primary-care and specialty physicians in the community, recruitment of physicians from outside the community, and addition of physician extenders to the group. One of the Company's affiliated groups, for example, consisted of 24 physicians when it entered into an agreement in principle with the Company and, during the ensuing ten months, has been expanded to 36 physicians, including four new specialities.

  Current Operations

     Since commencing operations in December 1994, ProMedCo has affiliated with seven groups currently aggregating 146 physicians and 46 physician extenders at 24 sites in Texas, Alabama, Kentucky, and Nevada. Approximately 72% of ProMedCo's affiliated physicians are primary care providers. The primary care physicians generally consist of family practitioners, general internists, pediatricians, obstetrician/gynecologists, and urgent-care physicians. Increasingly, these physicians are augmented by physician extenders, primarily consisting of physician assistants and nurse practitioners, whom the Company believes significantly increase the efficiency of delivery of a group's primary care services. Each of the physician groups also provides, to varying degrees, medical specialty services and ancillary services. Medical specialities currently include anesthesiology, endocrinology, gastroenterology, general surgery, infectious diseases, nephrology, neurology, occupational medicine, orthopedic surgery, otolaryngology, pulmonology, rheumatology, and urology. Each of the physician groups is continually seeking to expand its practice through the addition of primary care physicians and specialists.

     The physician groups offer, to varying degrees, a range of ancillary services such as audiology, clinical laboratories, diagnostic imaging (which may include CAT scanning, gastrointestinal laboratories, mam-mography, nuclear medicine, ultrasound, and x-ray), stress testing, and outpatient surgical facilities. The Company and each of its affiliated groups continually evaluate the addition of ancillary services to enhance the growth and profitability of such group.

     The following table sets forth information concerning the Company's affiliated physician groups.

                                               BEGINNING OF
        MEDICAL                                  PROMEDCO                     PHYSICIAN      MEDICAL      SITES OF
         GROUP                 LOCATION         AFFILIATION     PHYSICIANS    EXTENDERS    SPECIALTIES    SERVICE
------------------------   ----------------   ---------------   ----------    ---------    -----------    --------
North Texas
  Medical Surgical,
  P.A...................   Denton, TX         June 1995               8           --             3            1
Abilene Diagnostic
  Clinic Practices......   Abilene, TX        December 1995          36            8             9            3
Cullman Primary
  Care, P.C.............   Cullman, AL        March 1996             11            1             1            4
Morgan-Haugh,
  P.S.C.................   Mayfield, KY       April 1996             12            1             6            2
HealthFirst Medical
  Group, P.A............   Lake Worth, TX     June 1996              12            6             4            6
King's Daughters
  Clinic, P.A...........   Temple, TX         September 1996         41           11            17            3
The Medical Group of
  Northern Nevada.......   Reno, NV           October 1996           26           19             7            5
                                                                    ---           --                         --
TOTAL...................                                            146           46                         24

The Abilene and Reno groups are currently operated under interim service agreements. The Reno Merger will be consummated simultaneously with the closing of the Offering. The acquisition of the Abilene group's operating assets will be consummated on the first day of the calendar month following the closing of the Offering and is subject only to the delivery of customary closing documents. Following the merger and the asset acquisition, each group will be operated under a long-term service agreement.

  Management Services

     Upon affiliating with a physician group, ProMedCo immediately assumes the management of all aspects of the group's operations other than the provision of medical services. The operating assets acquired by the Company are provided for the exclusive use of the group, and substantially all non-physician personnel utilized in the group's practice become employees of the Company. ProMedCo provides the full range of administrative services required for the group's operations, including facilities management and the purchase of medical malpractice insurance, supplies, and equipment, and a broad spectrum of financial and accounting services, including budgeting, billing and third-party reimbursement services. The Company also provides each group with operating capital and expansion capital for affiliations with other physicians, additions of ancillary services, and improvements of existing facilities and equipment. As MCOs expand their presence into the local market, the Company provides expertise in the negotiation of managed care contracts and the management of risk-sharing arrangements. Currently, only one of the Company's affiliated groups derives a significant portion of its revenues from managed care contracts.

     While the Company provides a centralized source of expertise in all aspects of management, it believes that each physician group presents different operational issues and challenges and therefore employs a system of decentralized local management of each group. The Company generally retains the group's existing administrative staff as ProMedCo employees, adding additional management personnel as the group expands. The physicians in the group continue to maintain full professional control of the practice of medicine, including the hiring and termination of physicians and the setting of practice guidelines and standards. The Company establishes for each group a policy council comprised equally of physicians and ProMedCo representatives to determine the broad strategic and operational policies of the group. See "-- Affiliation Structure."

     The Company believes that sophisticated information systems are essential to reducing the cost and improving the quality of healthcare. Basic practice management systems have long been necessary for efficient patient scheduling and registration, billing, and collections. In the future, the integration of financial, practice management, managed care, and clinical systems is expected to be imperative for physician groups to remain competitive. Clinical systems will provide information in the physician's workplace -- such as case management, practice guidelines, and clinical pathways -- that will facilitate the improvement of patient care. Electronic medical records will automate the clinical workflow and allow access to patient records from multiple sites, thus providing more effective clinical decision support and increasing the quality of care. Systems that effectively measure clinical outcomes and patient satisfaction are likely to become increasingly important as quality becomes a more significant factor in maintaining and growing market share.

     Rather than attempting to develop its own proprietary information systems, ProMedCo believes it is more cost-effective, in light of the rapidly changing healthcare and information technology environments, to utilize systems developed and proven by independent companies. Although there are many systems currently under development, none are yet available that, in the Company's opinion, effectively address all of the evolving needs of physicians. The Company initially works with its affiliated physician groups to maximize the performance of the groups' existing systems. As MCOs increase their penetration of each group's market, new or enhanced information systems will be implemented as required. Ultimately, the Company expects to interface all of its affiliated clinics with a central data repository for consolidation and evaluation of operating, clinical, and financial data.

AFFILIATION STRUCTURE

     ProMedCo utilizes an affiliation structure that fully aligns the interests of the Company with those of its physician partners. Moreover, each physician group retains professional autonomy and control over its medical practices through continued ownership and governance of its professional corporation or similar organization.

     When a physician group has agreed to affiliate with ProMedCo, the Company purchases the group's operating assets, excluding real estate, and the group enters into a long-term service agreement with the Company in exchange for a combination of Common Stock, cash, other securities of the Company, and/or assumption of certain liabilities. The Company has utilized, and intends to continue to utilize, Common Stock in payment of a significant portion of its consideration for affiliated physician groups. The Company also grants stock options to certain affiliated physicians and physician extenders, including those subsequently recruited by the group. See "Management -- Stock Option Plans."

     The service agreement between the Company and the physician group typically becomes effective at the beginning of the month of the acquisition of the group's operating assets. Under the service agreement, the Company provides the physician group with the facilities and equipment used in the group's medical practice, assumes responsibility for the management of the operations of the practice, and employs substantially all of the non-physician personnel utilized by the group.

     The income of both the Company and the physicians within each group is dependent upon the operating income of the group. Under its service agreement, the Company receives a fixed percentage (typically 15%) of group operating income, which is defined as the group's net revenue less certain contractually agreed-upon clinic expenses before physician salaries and other physician-related expenses. In addition, the distribution to the Company is increased or decreased by a percentage (typically a variable percentage ranging from 25% to 50%, depending upon the amount of revenue) of the group's surplus or deficit, respectively, in revenues under risk-sharing arrangements pursuant to capitated managed care contracts. Thus, both the Company and the physicians have incentives to improve the group's operating income and revenue surplus under risk-sharing arrangements, and both share the risk that the group may have limited or no operating income or a deficit under its risk-sharing arrangements. Although the risk-sharing provisions currently do not have a material effect upon any affiliated group's operating income, the Company expects such provisions to become significant as managed care emerges in its groups' local markets and its groups enter into managed care contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company's service agreements are for a term of 40 years and generally cannot be terminated by either party without cause, consisting primarily of bankruptcy or material default. Upon expiration of the term of a service agreement or in the event of termination, the physician group is required to purchase the assets related to the practice, including intangible assets, then owned by the Company at their current book value. Concurrently with the execution of a service agreement, the physician group is required to enter into an employment contract with each of its physicians, typically for an initial term of five years. The employment contract provides for the repayment to ProMedCo of all or a portion of the physician's share of the consideration paid by ProMedCo for the group's operating assets and service agreement in the event of the physician's breach of the contract. Each physician group also enters into an agreement not to compete with the Company, and each physician within the group enters into an agreement not to compete with the physician group during the period of his employment and for a period of time thereafter, typically two years.

     The policy council established for each group is comprised equally of physicians and ProMedCo representatives. The council meets periodically to consider and determine broad policies regarding strategic and operational planning, marketing, arrangements with MCOs, and other major issues involved in the group's operations. This ensures that the physicians within each group retain a significant voice in the expansion and operation of their group, while benefitting from ProMedCo's management experience and expertise.

COMPETITION

     The physician practice management industry is highly competitive. The Company is subject to significant competition both in affiliating with physician groups and in seeking managed care contracts on behalf of its affiliated groups. Its competitors include hospitals, managed care organizations, other physician groups, and other physician practice management companies. Many of the Company's competitors are larger, have substantially greater resources, and have longer established relationships with purchasers of healthcare services than the Company. There can be no assurance that the Company will be able to compete effectively, that additional competitors will not enter the market, or that such competition will not make it more difficult to enter into affiliations with physician groups on terms beneficial to the Company.

     The Company also experiences competition in the recruitment and retention of qualified physicians and other healthcare professionals on behalf of its affiliated physician groups. There can be no assurance that the Company will be able to recruit or retain a sufficient number of qualified physicians and other healthcare professionals to continue to expand its operations.

GOVERNMENT REGULATION

     As a participant in the healthcare industry, the Company's operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal and state levels. The Company believes its operations are in material compliance with applicable laws. Because the structure of its relationship with physician groups is relatively new, however, many aspects of the Company's business operations have not been the subject of state or federal regulatory interpretation. There can therefore be no assurance that a review of the Company's or the affiliated physicians' business by courts or regulatory authorities will not result in a determination that could adversely affect the operations of the Company or that the healthcare regulatory environment will not change so as to restrict the Company's or its affiliated physician groups' existing operations or expansion.

     The Company estimates that approximately 30% of the net physician group revenue of the Company is derived from payments made by government-sponsored healthcare programs (principally Medicare and Medicaid). As a result, any change in government reimbursement regulations, policies, practices, interpretations, or statutes could adversely affect the operations of the Company. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on healthcare providers that fraudulently or wrongfully bill governmental or other third-party payors for healthcare services. Although the Company believes it is in material compliance with such laws, there can be no assurance that its activities will not be challenged or scrutinized by governmental authorities.

     The laws of many states prohibit business corporations such as the Company from practicing medicine and employing physicians to practice medicine. The Company performs only non-medical administrative services, does not hold itself out as a provider of medical services, and does not exercise influence or control over the practice of medicine by the physicians with whom it is affiliated. Accordingly, the Company believes it is not in violation of applicable state laws relating to the practice of medicine. In addition to prohibiting the practice of medicine, numerous states limit the ability of entities such as the Company to control physician revenues or to receive portions of such revenues in excess of the value of services provided. The Company believes that it is not in violation of applicable state laws relating to the corporate practice of medicine or sharing of physician revenues.

     Certain provisions of the Social Security Act, commonly referred to as the fraud and abuse provisions, prohibit the payment or receipt of any form of remuneration in return for the referral of Medicare or Medicaid patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease, or order of items or services that are covered by Medicare or Medicaid programs. Many states have adopted similar prohibitions against payments that are intended to induce referrals of Medicaid and other third-party payor patients. Although the Company believes that neither it nor any of its affiliated physician groups is in violation of any such prohibitions, its operations do not fit within any of the existing or proposed federal safe harbors and may therefore be subject to challenge.

     Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his or her immediate family is prohibited by this legislation from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. While the Company believes it and its affiliated physician groups are in compliance with such legislation, future regulations could require the Company to modify the form of its relationships with physician groups. Some states have also enacted similar so-called "physician self-referral" laws, and additional states may follow. The Company believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of the Company to certain jurisdictions may require structural and organizational modifications of the Company's relationships with physician groups to comply with new or revised state statutes.

     Because the Company's affiliated physician groups remain separate legal entities, they may be deemed competitors subject to a range of antitrust laws that prohibit anti-competitive conduct, including price fixing, concerted refusals to deal, and division of market. The Company intends to comply with such state and federal laws in its development of integrated healthcare delivery networks, but there can be no assurance that a review of the Company's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of the Company and its affiliated physician groups.

     As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the U.S. Congress and state legislatures relating to healthcare reform. There can be no assurance as to the ultimate content, timing, or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which could be material, on the Company.

INSURANCE

     The Company's affiliated physician groups maintain medical malpractice liability insurance in the amount of $1 million per occurrence and $3 million in the aggregate. The Company is named as the additional insured on the policies maintained by each of its affiliated groups. The Company also maintains general liability and umbrella coverage, including excess malpractice coverage of $5 million per occurrence and $5 million in the aggregate. The cost and availability of such coverage has varied widely in recent years. While the Company believes its insurance policies are adequate in amount and coverage for its current operations, there can be no assurance that the coverage maintained by the Company will be sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.

EMPLOYEES

     As of December 31, 1996, the Company employed approximately 475 people, including those employed in its corporate office. The Company is not party to any collective bargaining agreement with a labor union and considers its relations with its employees to be good. The Company does not employ any of the physicians practicing in its affiliated groups.

PROPERTIES

     The Company currently leases approximately 5,000 square feet of space at 801 Cherry Street in Fort Worth, Texas, where its headquarters are located, under a lease terminable upon 60 days' notice by either party. The Company believes these facilities are adequate for its current uses and that additional space is available to accommodate its anticipated growth.

     The Company leases, subleases, or occupies pursuant to its service agreements the clinic facilities at which its affiliated physician groups conduct their practices. The leases have varying terms ranging from month-to-month to ten years. The Company anticipates that as the affiliated practices continue to grow and add new services, expanded facilities will be required.

LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceeding. The Company's affiliated physician groups are from time to time subject to medical malpractice claims. Such claims, if successful, could result in substantial damage awards that may exceed the limits of insurance coverage. The Company does not engage in the practice of medicine or provide medical services, nor does it control the practice of medicine by its affiliated physician groups or the compliance with regulatory requirements directly applicable to such groups. Nevertheless, there can be no assurance that the Company will not become subject to such claims in the future.

                                   MANAGEMENT

     The following table sets forth certain information regarding the directors and executive officers of the Company:

                   NAME                       AGE                        POSITION
-------------------------------------------   ---    -------------------------------------------------
Richard E. Ragsdale(1)(2)(3)...............   53     Chairman and Director
H. Wayne Posey(1)(2).......................   58     President, Chief Executive Officer, and Director
Richard R. D'Antoni........................   49     Executive Vice President, Chief Operating
                                                     Officer, and Director
Deborah A. Johnson.........................   44     Senior Vice President -- Administration and
                                                     Secretary
Dale K. Edwards............................   34     Vice President -- Development
R. Alan Gleghorn...........................   35     Vice President -- Operations
Robert D. Smith............................   36     Vice President and Controller
Rick E. Weymier............................   40     Vice President -- Managed Care
David T. Bailey, M.D.(4)...................   51     Director
E. Thomas Chaney(1)(2)(3)..................   54     Director
James F. Herd, M.D.........................   60     Director
Jack W. McCaslin(4)........................   57     Director

---------------
(1) Member of Executive Committee

(2) Member of Compensation Committee

(3) Member of Option Committee

(4) Member of Audit Committee

     RICHARD E. RAGSDALE, a co-founder of the Company, has served as the Chairman of its Board of Directors since its inception. He also has served as the Chairman of the Board of Directors of Community Health Systems, Inc. ("CHS"), a non-urban hospital management company that he co-founded, since its inception in 1985, and a director of The RehabCare Group, Inc., a publicly owned rehabilitation services management company, since 1993. Prior to 1985, Mr. Ragsdale was Senior Executive Vice President, Chief Financial Officer, and a director of Republic Health Corporation, a hospital management company that he co-founded in 1981. During 1980 and 1981, he was Vice President and Chief Financial Officer of INA Healthcare Group, a wholly owned subsidiary of INA Corporation, and from 1973 to 1980 he was a Vice President of Hospital Affiliates International, Inc. ("HAI"), a publicly owned hospital management company.

     H. WAYNE POSEY, a co-founder of the Company, has been the President, Chief Executive Officer, and a Director of the Company since its inception. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C., a public accounting and consulting company in Fort Worth, Texas. Mr. Posey was employed by HAI from 1970 until 1975, holding the positions of Controller, Vice President and Controller, and Senior Vice President of Operations, and he also served on HAI's Board of Directors and Executive Committee. He serves as a director of GMS Dental Group, Inc., a dental practice management company.

     RICHARD R. D'ANTONI has served as Executive Vice President, Chief Operating Officer, and a Director of the Company since February 1996. From 1990 to 1995, Mr. D'Antoni served as President and Chief Executive Officer of Cellcor, Inc., a publicly owned biotechnology company. Previously, he served as Executive Vice President of Medical Care International, Inc., predecessor of Medical Care America, Inc., a publicly owned operator of outpatient surgical centers, and also was employed by Medical Networks, Inc., a physician practice management company, where he was responsible for development and operations.

     DEBORAH A. JOHNSON has served as Senior Vice President-Administration of the Company since October 1996 and as Secretary since February 1997. From February 1995 to October 1996 Ms. Johnson was, successively, Senior Vice President -- Operations and Senior Vice President -- Administration of

MedPartners, Inc., a physician practice management company. From 1978 to 1994 Ms. Johnson served in various executive capacities with Humana Inc., an integrated healthcare delivery company, Galen Health Care Inc., a hospital management company, and Columbia/HCA Healthcare Corporation, an integrated healthcare delivery company ("Columbia/HCA"). Her positions have included Legal Counsel, Director of Strategic Planning, Vice President-Information Systems, and Vice President-Internal Audit.

     DALE K. EDWARDS has served as a Vice President of the Company with primary responsibility for developing affiliations with physician groups since November 1994. From November 1993 to November 1994, Mr. Edwards was Vice President of Physician Network Development with Columbia/HCA, and with Medical Care America, Inc., prior to its acquisition by Columbia/HCA. From 1991 to 1993, Mr. Edwards was Vice President of Managed Care and Regional Vice President of Sales of Medical Care America. Previously, he was employed by HealthPlus, a regional HMO in the State of Washington, as an Account Executive.

     R. ALAN GLEGHORN has served as a Vice President of the Company with primary responsibility for operations since January 1995. From 1993 to January 1995, Mr. Gleghorn was Administrator and Chief Operating Officer of Family Healthcare Associates, a 52-member physician medical group practice with nine locations in the Dallas Fort Worth Metroplex. From September 1984 to August 1993, Mr. Gleghorn served as Associate Administrator of a 56-member physician medical group in Wichita Falls, Texas. During 1995, he was the President of the Texas Medical Group Management Association. He is certified as a Medical Practice Executive by the American College of Medical Practice Executives.

     ROBERT D. SMITH has served as Vice President and Controller of the Company since January 1997. From September 1996 to January 1997, Mr. Smith was Controller of Rykoff-Sexton, Inc., a publicly owned foodservice distribution company. He was Controller of US Foodservice, a privately owned foodservice distribution company, from November 1993 until its merger with Rykoff-Sexton in 1996. Mr. Smith was employed by White Swan, Inc., a privately owned foodservice distribution company, from July 1992 until it was acquired by US Foodservice in 1993. He joined White Swan as its Controller and subsequently served as Chief Financial Officer and was a member of its board of directors. Prior to joining White Swan, Mr. Smith was a Senior Manager with Ernst & Young.

     RICK E. WEYMIER has served as Vice President of Managed Care of the Company since March 1996. From April 1994 to March 1996, he was Chief Operating Officer of Morgan Health Group, Inc., a 270-member primary care physician network. From July 1993 until he joined Morgan, Mr. Weymier was Chief Operating Officer of Southwest Orthopedic Institute, a 24-member physician orthopedic group. From May 1991 to July 1993, he served as Vice President-Finance of MH Healthcare, Inc., a hospital-owned 60,000-member prepaid health plan. Mr. Weymier is certified as a Medical Practice Executive by the American College of Medical Practice Executives.

     DAVID T. BAILEY, M.D. has served as a Director of the Company since January 1996. Dr. Bailey also serves as President of Abilene Diagnostic Clinic, P.L.L.C., a ProMedCo affiliated physician group. Dr. Bailey is Board Certified with the American Board of Family Practice and has been a full-time practicing family physician since 1973. He has served as Chairman of the Department of Family Practice both at Hendrick Medical Center and Abilene Regional Hospital in Abilene. He also served as Chairman of the Board of Trustees at Abilene Christian Schools from 1983 to 1994.

     E. THOMAS CHANEY has served as President, Chief Executive Officer, and a director of CHS, which he co-founded in 1985, since its inception. From 1981 to 1985, Mr. Chaney was Vice President of Finance of ARA Living Centers, an operator of nursing homes. From 1978 to 1981, he was national director of the U.S. healthcare practice of the accounting and consulting firm of KMG Main Hurdman, and from 1971 to 1978, he held the positions of Controller and Chief Accounting Officer with HAI. A co-founder of the Company, he has served as a Director of the Company since its inception.

     JAMES F. HERD, M.D. has been in private practice in obstetrics and gynecology in Fort Worth, Texas since 1968. During 1994, he was the President of the Tarrant County Medical Society. From 1986 to 1990, he served as Chief and Vice Chief of Staff at Harris Methodist Hospital in Fort Worth. He has been a Director of the Company since its inception.

     JACK W. MCCASLIN has been the managing principal of McCaslin & Company, P.C. and its predecessor, McCaslin, Wright & Greenwood, P.C. since 1983. From 1980 to 1982, he was Secretary and Treasurer of Burnett Oil Company, Inc. Prior to joining Burnett Oil, he was a partner of the public accounting firm of Deloitte Haskins & Sells in its Fort Worth office. Mr. McCaslin was the President of the Fort Worth Chapter of Certified Public Accountants in 1993. He has served as a Director of the Company since its inception.

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors is divided into three classes of directors serving staggered terms. The three classes of the Board of Directors are as follows: Class I, comprised of Messrs. D'Antoni and Herd, who will serve until 1998; Class II, comprised of Messrs. Bailey and McCaslin, who will serve until 1999; and Class III, comprised of Messrs. Chaney, Posey, and Ragsdale, who will serve until 2000.

     The Board of Directors has established an Executive Committee, a Compensation Committee, an Option Committee, and an Audit Committee. The Executive Committee exercises the powers of the Board of Directors in the management of the business and affairs of the Company between Board meetings to the extent permitted by applicable law. The Compensation Committee reviews on behalf of, and makes recommendations to, the Board of Directors with respect to the compensation of executive officers. The Option Committee administers the Company's option plans and makes recommendations to the Board of Directors with respect to the plans and the grant of options to persons eligible under the plans. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement, and certain other matters relating to their services provided to the Company, including the independence of such accountants.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned in the year ended December 31, 1996 by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                   ANNUAL COMPENSATION                   AWARDS
                                        ------------------------------------------    ------------
                                                                        OTHER          SECURITIES
         NAME AND PRINCIPAL                                            ANNUAL          UNDERLYING      ALL OTHER
              POSITION                  SALARY($)    BONUSES($)    COMPENSATION($)      OPTIONS       COMPENSATION
-------------------------------------   ---------    ----------    ---------------    ------------    ------------
H. Wayne Posey.......................   $ 243,750     $ 62,218            --                  --        $ 23,668
  President and CEO
Richard R. D'Antoni..................     181,314       47,000            --             480,000          89,918
  Executive Vice President and COO
Dale K. Edwards......................     148,333       43,176            --                  --              --
  Vice President--Development
R. Alan Gleghorn.....................     120,000       35,700            --                  --              --
  Vice President--Operations

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                       INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                    -------------------------------------------------------        VALUE AT ASSUMED
                                                    PERCENT OF                                     ANNUAL RATES OF
                                    NUMBER OF     TOTAL OPTIONS                                      STOCK PRICE
                                      SHARES        GRANTED TO                                     APPRECIATION FOR
                                    UNDERLYING      EMPLOYEES       EXERCISE                        OPTION TERM(2)
                                     OPTIONS      IN FISCAL YEAR      PRICE      EXPIRATION    ------------------------
              NAME                  GRANTED(1)         1996         PER SHARE       DATE           5%           10%
---------------------------------   ----------    --------------    ---------    ----------    ----------    ----------
H. Wayne Posey...................         --              --             --            --              --            --
Richard R. D'Antoni..............    480,000            52.4%         $6.00        7/1/04      $3,635,579    $6,766,150
Dale K. Edwards..................         --              --             --            --              --            --
R. Alan Gleghorn.................         --              --             --            --              --            --

---------------
(1) Represents options to purchase Common Stock granted pursuant to the 1994 Stock Option Plan. Options generally are exercisable in 20% increments, commencing one year after the date of grant.

(2) Based upon the estimated initial public offering price and on annual appreciation of such value, through the expiration date of such options, at the stated rates. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, depend on the future performance of the Common Stock, as well as the continued employment of the Named Executive Officers for the full term of the options.

                      AGGREGATED OPTION EXERCISES IN 1996
                   AND OPTION VALUES AS OF DECEMBER 31, 1996

                                                                   NUMBER OF                  VALUE OF UNEXERCISED
                                NUMBER OF                   UNDERLYING UNEXERCISED                IN-THE-MONEY
                                 SHARES                       WARRANTS/OPTIONS AT              WARRANTS/OPTIONS AT
                                ACQUIRED                       DECEMBER 31, 1996              DECEMBER 31, 1996(1)
                                   ON         VALUE      -----------------------------    -----------------------------
            NAME                EXERCISE     REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------------------   ---------    --------    -----------     -------------    -----------     -------------
H. Wayne Posey...............         --          --       277,109(2)        40,000       $ 2,263,845      $   260,000
Richard R. D'Antoni..........     20,000     $60,000        76,667          383,333       $   230,001      $ 1,149,999
Dale K. Edwards..............         --          --        32,000           88,000       $   184,000      $   396,000
R. Alan Gleghorn.............         --          --        20,800           83,200       $    88,800      $   355,200

---------------
(1) Represents an amount equal to the difference between the initial public offering price of the Company's Common Stock minus the option exercise price, multiplied by the number of unexercised options at December 31, 1996.

(2) Represents an option to purchase 155,000 Units, each consisting of one share of Common Stock and a warrant to purchase .7878 of a share of Common Stock.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Posey, D'Antoni, Edwards, Gleghorn, Smith, and Weymier and Ms. Johnson to serve in their respective current positions. The agreement with Mr. Posey, which expires June 30, 2001, provides for an initial annual base salary of $325,000, plus an annual bonus based upon the achievement of certain operating goals. In the event Mr. Posey's employment is terminated without cause or there is a "change in control" of the Company (as defined in his employment agreement), Mr. Posey is entitled to receive severance benefits equal to the present value of 36 months of his salary, bonus, and certain other benefits.

     Mr. D'Antoni's agreement, which expires February 9, 1998, currently provides for a base salary of $260,000, subject to a minimum of 80% of the base salary of the Chief Executive Officer of the Company. The agreement also provides that Mr. D'Antoni may receive an annual bonus based upon the achievement of certain operating goals. The Company has agreed to lend Mr. D'Antoni up to $500,000 to finance the exercise of options held by him and, in the event the Company's taxes are reduced because the options do not qualify as incentive stock options, the amount of such reduction will be applied to the repayment of any such loan and any excess will be paid to Mr. D'Antoni. In the event Mr. D'Antoni's employment is terminated without cause or there is a change in control of the Company, Mr. D'Antoni is entitled to receive his salary and bonus through the later of February 9, 1998 or one year following such termination or change in control.

     Ms. Johnson's agreement, which expires October 18, 1998, provides for an initial annual base salary of $150,000 and an annual bonus based upon the achievement of certain operating goals. In the event Ms. Johnson's employment is terminated without cause or there is a change in control of the Company, Ms. Johnson is entitled to receive her salary and bonus through the later of October 18, 1998 or one year following such termination or change in control.

     The employment agreements with Mr. Edwards and Mr. Gleghorn automatically renew in November of each year and provide for annual salaries of $160,000 and $130,000, respectively. Messrs. Edwards' and Gleghorn's agreements provide for the payment of the purchase price of shares of Common Stock (see "Certain Transactions") over a two-year period under promissory notes that bear interest at annual rates of 5.71% and 6.2%, respectively. The Company is entitled to repurchase all or a portion of Mr. Edwards' and Mr. Gleghorn's stock for its purchase price less any amounts paid to the Company in the event their employment is terminated prior to certain specified dates. Mr. Smith's agreement expires December 31, 1998 and provides for an annual salary of $120,000. Mr. Weymier's agreement automatically renews in March of each year and provides for an annual salary of $100,000. In addition to the provisions described above, the agreements with Messrs. Edwards, Gleghorn, Smith, and Weymier provide for an annual bonus based upon the achievement of certain operating goals. In addition, all of the above-referenced agreements provide for an annual increase in salary at least equal to the increase in the Consumer Price Index.

     The Company has established the level of potential bonuses and related operating goals for its officers for the six months ending December 31, 1996. Depending upon whether the Company meets or the extent to which it exceeds certain levels of net income, Messrs. Posey, D'Antoni, and Edwards and Ms. Johnson will be entitled to receive bonuses of up to 60% of their base salaries to be paid during the current year, and up to an additional 60% of their base salaries to be paid in equal installments in January of each of the next three years, and Messrs. Gleghorn and Weymier will be entitled to receive bonuses of up to 45% of their base salaries to be paid during the current year, and up to an additional 40% of their base salaries to be paid in equal installments in January of each of the next three years.

DIRECTOR COMPENSATION

     Members of the Board of Directors receive no cash compensation in their capacities as Directors. Beginning January 1997, each Director not employed by the Company will be granted options annually to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, exercisable in annual increments of 20%. Each such Director who is newly appointed or newly elected to the Board of Directors will in addition be granted options to purchase 5,000 shares of Common Stock upon the same terms. See "-- Stock Option Plans." All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as Directors.

     The Company has entered into five-year consulting agreements with Messrs. Ragsdale and Chaney, providing for annual compensation of $60,000 and $36,000, respectively, under which Messrs. Ragsdale and Chaney provide strategic and financial advisory services to the Company. Compensation under such agreements is paid to Messrs. Ragsdale and Chaney in their capacities as consultants to the Company and not as Directors. The Company believes that the terms of the arrangements, which were determined through negotiation among the Company's founders, are as favorable as might have been obtained from non-affiliated persons.

CERTAIN TRANSACTIONS

     In connection with its organization and initial funding, the Company issued securities to certain of its officers and directors in private transactions. In July 1994, the Company issued 80,000, 214,068, and 690,000 shares of Common Stock at a purchase price of $0.05 per share to Messrs. Herd, McCaslin, and Ragsdale, respectively, and 690,000 shares of Common Stock at a purchase price of $0.03 to Mr. Posey. In connection with such issuances, the Company also granted such persons warrants to purchase 63,020, 168,634, 543,556, and 543,556 shares of Common Stock, respectively, at an exercise price of $1.25 per share. In

October 1994, the Company issued 500,000, 76,000, and 500,000 shares of Common Stock at a purchase price of $0.50 per share to Messrs. Chaney, McCaslin, and Ragsdale, respectively. In connection with such issuances, the Company also granted such persons warrants to purchase 393,882, 59,870, and 393,882 shares of Common Stock, respectively, at an exercise price of $1.25 per share. In November 1994, the Company issued 40,000 shares of Common Stock at a purchase price of $0.50 per share to Mr. Edwards. In January 1995, the Company issued 20,000 shares of Common Stock at a purchase price of $0.50 per share to Mr. Gleghorn. In June 1995 the Company granted warrants in connection with the issuance of notes payable to purchase 60,000 shares of Common Stock at an exercise price of $2.50 per share to each of Messrs. Chaney and Ragsdale. The purchase prices for the shares issued in July 1994 in connection with the initial capitalization of the Company were determined by negotiation; those for the shares issued subsequently were based upon estimates of the Company's value and prospects in light of its development as of the date of each respective transaction. The amounts and exercise prices of the warrants were determined by negotiations.

     In December 1995 the Company issued an aggregate of 500,000 shares of Series A Redeemable Convertible Preferred Stock at a purchase price of $6.00 per share to Bessemer Venture Partners, a venture capital firm, and certain related persons (collectively, "Bessemer"). In addition, the Company issued Bessemer warrants to purchase 200,000 shares of Series A Redeemable Convertible Preferred Stock at an exercise price of $4.50 per share for no additional consideration. Upon consummation of the Offering, all of such shares of Series A Redeemable Convertible Preferred Stock will be converted into shares of Common Stock on a share-for-share basis, and such warrants will be converted into warrants to purchase 200,000 shares of Common Stock.

     Following the Company's affiliation with the Abilene group, David T. Bailey, M.D., the president of the group, became a member of the Company's Board of Directors. The Company and the group are parties to an asset purchase agreement, an interim service agreement, and a service agreement. See
"Business -- Development and Operations -- Current Operations" and
"Business -- Affiliation Structure."

     In June 1995, Messrs. Ragsdale and Chaney each advanced the Company $150,000. The loans, which bore interest at an annual rate of 7.2%, were forgiven in June 1996 in consideration of the exercise of warrants to purchase 60,000 shares of Common Stock at $2.50 per share. See Note 6 of Notes to Consolidated Financial Statements.

     In March 1996, the Company accepted a note in the amount of $120,000 from Mr. D'Antoni for him to use in consideration of his exercise of options to purchase 20,000 shares of Common Stock at an exercise price of $6.00 per share. The note bears interest at an annual rate of 5.32% and matures on March 1, 2000.

STOCK OPTION PLANS

     The Company has reserved 1,500,000 shares of Common Stock for issuance under its 1994 Stock Option Plan and 2,100,000 shares of Common Stock for issuance under its 1996 Stock Option Plan. Under the plans, which are administered by the Option Committee of the Board of Directors, key employees, including executive officers, may be granted incentive or non-qualified stock options. In addition, under the 1996 Stock Option Plan, directors not employed by the Company, physicians and physician extenders employed by the Company's affiliated physician groups, and consultants and advisors to the Company may be granted stock options. Options granted under the plans may not be exercised until vested. Upon a change in control, the Option Committee has the authority to accelerate the vesting of options granted under the 1996 Stock Option Plan. The Option Committee is empowered under the plans to determine all terms and provisions under which options are granted, including (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price, and (iv) the duration of the option, which cannot exceed ten years.

     The Company has reserved 100,000 shares of Common Stock for issuance to Directors. Beginning in January 1997, each Director not employed by the Company will annually be granted options to purchase 2,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, exercisable in annual increments of 20%. Each such Director who is newly appointed or newly elected to the Board of Directors will in addition be granted options to purchase 5,000 shares of Common Stock upon the same terms.

     The Company has reserved 1,000,000 shares of Common Stock for issuance to physicians and physician extenders employed by the Company's affiliated physician groups who may be granted non-qualified options to purchase shares of Common Stock.

     As of December 31, 1996, options to purchase 1,064,400 shares of Common Stock were outstanding under the 1994 Stock Option Plan and none had been granted under the 1996 Stock Option Plan.

EMPLOYEE STOCK PURCHASE PLAN

     The Company has reserved 500,000 shares of Common Stock for purchase over the next five years under its 1996 Employee Stock Purchase Plan. This plan permits employees to purchase shares of Common Stock at a discount to market value and be eligible to receive favorable income tax treatment of the discount under section 423 of the Internal Revenue Code of 1986, as amended. Under this plan, all employees working more than 20 hours weekly are eligible to purchase reserved shares at a discount equal to 15% of market price. The market cost of shares purchased by an employee under this plan may not exceed $25,000 annually. As of December 31, 1996, no shares had been purchased under the Employee Stock Purchase Plan.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 31, 1996, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) each Named Executive Officer, and (iv) all Directors and executive officers as a group. The Company believes that the individuals listed below each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table. Unless otherwise indicated below, the business address of each person listed is: c/o ProMedCo Management Company 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102.

                                                 SHARES BENEFICIALLY
                                                        OWNED                    SHARES BENEFICIALLY
                                                PRIOR TO OFFERING(1)           OWNED AFTER OFFERING(1)
             NUMBER AND ADDRESS                -----------------------         -----------------------
            OF BENEFICIAL OWNER                 NUMBER         PERCENT          NUMBER         PERCENT
--------------------------------------------   ---------       -------         ---------       -------
Richard E. Ragsdale.........................   2,026,540         35.6          2,026,540         20.9
H. Wayne Posey(2)...........................   1,510,665         26.8          1,510,665         15.7
E. Thomas Chaney............................   1,114,780         21.1          1,114,780         12.0
Jack W. McCaslin............................     518,572         10.3            518,572          5.7
Richard R. D'Antoni.........................     127,333          2.6            127,333          1.4
Dale K. Edwards.............................      72,000          1.5             72,000            *
R. Alan Gleghorn............................      45,600            *             45,600            *
David T. Bailey, M.D........................       1,000            *              1,000            *
James F. Herd, M.D..........................     143,020          2.9            143,020          1.6
Bessemer Venture Partners III L.P.(3).......     653,667         13.0            653,667          7.2
All Directors and executive officers
  as a group (12 persons)...................   5,574,177         74.9          5,574,177         48.7

---------------
 *  Less than 1%.

(1) Includes shares issuable upon the exercise of options that are exercisable within 60 days of the date of this Prospectus. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The Company and Mr. Posey, the Company's chief executive officer (the "Selling Stockholder"), have granted to the Underwriters an over-allotment option to purchase up to an additional 600,000 shares of Common Stock. To the extent that the Underwriters exercise this option, the first 150,000 shares of Common Stock will be sold by the Selling Stockholder (in which case he will own 1,360,665 shares, or 11.9% of the outstanding Common Stock assuming the over-allotment option is exercised in full, after the Offering) and the balance will be sold by the Company. See "Underwriting."

(3) This number includes (1) 18,837 shares held by a limited partnership of which Deer III & Co., the general partner of Bessemer, is the general partner and (2) 17,381 shares held by six individuals employed by, and two subchapter S corporations affiliated with, employees of Bessemer Securities Corporation, whose wholly-owned subsidiary is the limited partner of Bessemer. Each of these individuals and S corporations is obligated to vote his or its shares as directed by Bessemer. This number does not include 50,162 shares owned or controlled by partners of Deer III & Co., nor does it include 3,500 shares owned by associates of Deer III & Co. Included in the foregoing numbers are shares issuable upon conversion of Series A Redeemable Convertible Preferred Stock which are issuable upon the exercise of warrants that are presently exercisable at $4.50 per share in the following amounts: Bessemer -- 173,654, the limited partnership -- 5,382, the eight individuals -- 4,966, the partners of Deer III & Co., -- 14,998 and associates of Deer III & Co. -- 1,000. The Series A Redeemable Convertible Preferred Stock will be converted into an equal number of shares of Common Stock upon consummation of the Offering numbers of common shares. The voting partners of the general partner of Bessemer, who may be deemed the beneficial owners of the securities held by Bessemer, are William T. Burgin, Robert H. Buescher, David J. Cowan, G. Felda Hardymon, and Christopher F. O. Gabrieli. This number also includes options exercisable within 60 days at $6.00 per share, expiring July 1, 2004, to purchase the following shares: Bessemer, 9,117; the limited partnership of which Deer III & Co. is the general partner, 283; and the six individuals and two subchapter S corporations, 260. This number does not include 682 of such shares issuable to partners of Deer III & Co. or to entities controlled by such partners or 52 of such option shares issuable to associates of Deer III & Co. These individuals disclaim beneficial ownership of such shares except to the extent of their partnership interest. The address of Bessemer Venture Partners is 1025 Old Country Road, Suite 205, Westbury, New York 11590.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary description is qualified by reference to the Company's Certificate of Incorporation, which is filed as an exhibit to the registration statement of which this Prospectus is a part (the "Registration Statement"). Upon consummation of the Offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, $0.01 par value per share, of which 8,821,657 shares will be issued and outstanding, and 20,000,000 shares of Preferred Stock, $0.01 par value per share, none of which will be issued and outstanding.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of Directors, with the result that the holders of a majority of the shares of Common Stock voting for the election of Directors can elect all of the Directors then up for election. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors is authorized, without further approval or action by the stockholders, to issue shares of Preferred Stock in one or more series and to determine the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and number of shares constituting any series of Preferred Stock or the designation of such series.

     The rights of the holders of Common Stock will generally be subject to the prior rights of the holders of any outstanding shares of Preferred Stock with respect to dividends, liquidation preferences, and other matters. Among other things, the Preferred Stock could be issued by the Company to raise capital or finance acquisitions. The Preferred Stock could have certain anti-takeover effects under certain circumstances. The issuance of shares of Preferred Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, or other business combination transaction directed at the Company by, among other things, placing shares of Preferred Stock with investors who might align themselves with the Board of Directors, issuing new shares to dilute stock ownership of a person or entity seeking control of the Company, or creating a class or series of Preferred Stock with class voting rights.

     The Company has no current plans to issue any shares of its Preferred
Stock.

DELAWARE ANTI-TAKEOVER LAW

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless: (i) the transaction resulting in the acquiring person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by directors who are also officers, and excluding certain employee stock option plans); and (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least two-thirds of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Except as otherwise specified in Section 203, an "interested stockholder" is defined as (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, (b) any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or (c) the affiliates and associates of any such person. By restricting the ability of the Company to engage in business combinations with an interested person, the application of Section 203 to the Company may provide a barrier to hostile or unwanted takeovers. Under Delaware law, the Company could have opted out of Section 203 but elected to be subject to its provisions.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

     Business Combinations. In addition to the requirements of Section 203, the Company's Certificate of Incorporation requires the affirmative vote of at least 75% of the outstanding shares of Common Stock held by stockholders other than a beneficial owner of 10% or more of the Common Stock (a "Related Person") for any merger or certain other business combinations (a "Business Combination") with a Related Person unless the Business Combination is approved by at least 75% of the Company's Board of Directors. If the requisite approval of the Board is obtained with respect to a Business Combination, only a majority vote of the Common Stock is required, or, for certain transactions, no stockholder vote is necessary unless the Business Combination is subject to Section 203 as described above. Therefore, depending upon the circumstances, this provision will require a 75% stockholder vote for a Business Combination in cases in which either a majority vote or no vote of stockholders is otherwise required under Delaware law.

     Classified Board of Directors. The Company's Certificate of Incorporation and By-Laws provide that the Board is to be divided into three classes of directors serving staggered terms. One class of directors will be elected at each annual meeting of stockholders for a three-year term. See
"Management -- Directors and Executive Officers." Thus, at least two annual meetings of stockholders, instead of one, generally will be required to change the majority of the Board of Directors. Directors can be removed from office only for cause and only by the affirmative vote of at least 75% of the then outstanding shares of capital stock entitled to vote generally in the election of Directors, voting as a single class. Vacancies on the Board of Directors may be filled only by the remaining Directors and not the stockholders. The foregoing provisions may have the effect of making it more difficult to acquire control of the Company by means of a hostile tender offer, open market purchases, a proxy contest, or otherwise. See "Management."

     Requirements for Advance Notification of Stockholder Nominations and Proposals. The Company's By-Laws require 60 to 90 days' notice to the Company with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors. Such notice must provide specified information, including information regarding the ownership of Common Stock by the person giving the notice, information regarding the proposal or the nominees, and information regarding the interest of the proponent in the proposal or the nominations.

     Special Meetings of Stockholders; Actions by Written Consent. The Company's Certificate of Incorporation provides that special meetings of stockholders of the Company may only be called by a majority of the then authorized number of Directors. This provision precludes stockholders from calling a special meeting and taking actions opposed by the Board of Directors. The Certificate of Incorporation also provides that stockholder action cannot be taken by written consent in lieu of a meeting.

     Limitation of Director Liability. The Company's Certificate of Incorporation limits the liability of Directors to the Company and its stockholders to the fullest extent permitted by Delaware law. Specifically, under current Delaware law, a director will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except liability (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or

(iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care. This limitation on monetary liability does not alter the duties of Directors, affect the availability of equitable relief, or affect the availability of monetary relief predicated on claims based upon federal law, including the federal securities laws.

     Supermajority Provisions. The Company's Certificate of Incorporation provides that the vote of the Board of Directors or the affirmative vote of at least 75% of the then outstanding shares of capital stock entitled to vote generally in the election of Directors, voting as a single class, is required to amend, repeal, or alter any of the Company's By-Laws or the foregoing provisions contained in the Company's Certificate of Incorporation.

RIGHTS PLAN

     Prior to the consummation of the Offering, there will be a dividend distribution of one right (a "Right") for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on the date that the Offering is completed (the "Record Date"). The Board of Directors will further authorize the issuance of one right for each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Final Expiration Date (as defined herein) and the date the Rights are redeemed. Except as described below, each Right, when exercisable, entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the "Junior Preferred Shares"), at a price of $80.00 (the "Purchase Price"), subject to adjustment. Therefore, the dividend will have no initial value and no impact on the financial statements of the Company. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent. A copy of a form of the Rights Agreement has been filed with the Commission as an exhibit to the registration statement of which this Prospectus is a part. This summary of certain provisions of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     Initially, the Rights will be evidenced by Common Stock certificates representing shares then outstanding, and no separate certificates evidencing the Rights will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, with certain limited exceptions (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of capital stock of the Company representing 15% or more of the voting power of the Company (the "Shares Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time that any person becomes an Acquiring Person) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of capital stock of the Company representing 15% or more of the voting power of the Company (such date being called the "Distribution Date"), the Rights will be evidenced by the Common Stock certificates and not by separate certificates.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Stock. Until the Distribution Date (or earlier redemption, expiration, or termination of the Rights), the transfer of any Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date, and will expire upon the earliest of (i) the close of business on the tenth anniversary of the date of the Rights Agreement (the "Final Expiration Date"), (ii) the redemption of the Rights by the Company as described below or (iii) the exchange of all Rights for Junior Preferred Shares as described below.

     A person will not become an Acquiring Person under the Rights Agreement if such person is the Company or an affiliate of the Company or obtained 15% or more of the voting power of the Company through (i) an issuance of Common Stock by the Company directly to such person (for example, in a private placement or an acquisition by the Company in which Common Stock is used as consideration) or
(ii) a repurchase by the Company of Common Stock.

     In the event that any person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, shares of Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to two times the exercise price of the Right.

     In the event that, at any time following a Shares Acquisition Date, the Company is acquired by the Acquiring Person in a merger or other business combination transaction or 50% or more of the Company's assets or earning power are sold to the Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

     Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs (the "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void.

     The Purchase Price payable, the number of Junior Preferred Shares, shares of Common Stock or other securities or property issuable upon exercise of the Rights, and the number of Rights outstanding, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, reverse split, combination, consolidation, or reclassification of, the Junior Preferred Shares or the Common Stock.

     With certain exceptions, no adjustment to the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% to the Purchase Price. Upon the exercise of a Right, the Company will not be required to issue fractional Junior Preferred Shares or fractional shares of Common Stock (other than fractions in multiples of one one-hundredth of a Junior Preferred Share) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Junior Preferred Shares or Common Stock on the last trading date prior to the date of exercise.

     At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of capital stock of the Company representing 50% or more of the voting power of the Company, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which will become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     At any time after the date of the Rights Agreement until the earlier of the time that a person becomes an Acquiring Person or the Final Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which may (at the option of the Company) be paid in cash, shares of Common Stock, or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The provisions of the Rights Agreement may be amended by the Company, except that any amendment adopted after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

     Upon consummation of the Offering, each outstanding share of Common Stock will receive one Right.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired by the Acquiring Person. Under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any person or entity becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this Offering, there has been no public market for the Common Stock. Sales of substantial amounts of shares of Common Stock in the public market could adversely affect market prices of the shares and make it more difficult for the Company to sell equity securities in the future at a time and price that it deems appropriate.

     The 4,000,000 shares sold in this Offering (4,600,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for shares purchased by "affiliates" of the Company, which will be subject to the resale limitations of Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such issuer, and generally includes members of the Board of Directors and senior management. The remaining 4,821,657 shares of Common Stock that will be outstanding immediately following this Offering consist of shares issued in private transactions (the "Restricted Shares").

     The Restricted Shares, together with 4,030,525 shares of Common Stock that may be acquired upon exercise of presently outstanding options and warrants and 200,030 shares of Common Stock that may be issued upon conversion of presently outstanding convertible subordinated notes, may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, such as the exemption provided by Rule 144. The Restricted Shares held by current stockholders will become eligible for sale, subject to the restrictions of Rule 144, commencing 90 days after the date of this Prospectus. In general, Rule 144 allows a stockholder (including persons who may be deemed "affiliates" of the Company under Rule 144) who has beneficially owned Restricted Shares for at least two years (one year beginning April 29, 1997) to sell a number of shares within any three-month period that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 88,217 shares after giving effect to this Offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company. A stockholder who is not an "affiliate" of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned his or her shares for at least three years (two years beginning April 29, 1997), as computed under Rule 144, is entitled to sell such shares under Rule 144 without regard to the volume and manner of sale limitations described above.

     The Company and its Directors, officers, and certain stockholders, who beneficially own in the aggregate 6,705,293 shares of Common Stock, have agreed not to offer, sell, or otherwise dispose of any of their Common Stock for a period of 180 days after the date of this Prospectus without prior written consent of Piper Jaffray Inc. See "Underwriting."

     Certain holders have demand and "piggyback" registration rights with respect to 1,238,394 shares of Common Stock held by them or issuable to them, which rights allow them to require the Company, subject to certain conditions, to file a registration statement covering the sale of such shares after the expiration of the 180-day lock up period. In addition, the Company intends to file a registration statement covering approximately 3,600,000 shares of Common Stock reserved for issuance under the Company's stock option plans.

                                  UNDERWRITING

     The Company has entered into a Purchase Agreement (the "Purchase Agreement") with the underwriters listed in the table below (the "Underwriters"), for whom Piper Jaffray Inc., Robertson, Stephens & Company LLC, and Cowen & Company are acting as representatives (the "Representatives"). Subject to the terms and conditions set forth in the Purchase Agreement, the Company has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the number of shares of Common Stock set forth opposite each Underwriter's name in the table below:

                                                                            NUMBER OF
                                      NAME                                   SHARES
        -----------------------------------------------------------------   ---------
        Piper Jaffray Inc................................................     905,000
        Robertson, Stephens & Company LLC................................     905,000
        Cowen & Company..................................................     905,000
        Alex. Brown & Sons Incorporated..................................     100,000
        Bear, Stearns & Co. Inc. ........................................     100,000
        Hambrecht & Quist LLC............................................     100,000
        Lehman Brothers Inc. ............................................     100,000
        Merrill Lynch, Pierce, Fenner & Smith Incorporated...............     100,000
        Montgomery Securities............................................     100,000
        J.P. Morgan Securities Inc. .....................................     100,000
        Salomon Brothers Inc.............................................     100,000
        Smith Barney Inc. ...............................................     100,000
        Equitable Securities Corporation.................................      55,000
        J.C. Bradford & Co...............................................      55,000
        Rauscher Pierce Refsnes, Inc. ...................................      55,000
        The Robinson-Humphrey Company, Inc. .............................      55,000
        Volpe, Welty & Company LLC.......................................      55,000
        Wessels, Arnold & Henderson......................................      55,000
        Wheat, First Securities, Inc. ...................................      55,000
                                                                            ---------
             Total.......................................................   4,000,000
                                                                            =========

     Subject to the terms and conditions of the Purchase Agreement, the Underwriters have agreed to purchase all of the Common Stock being sold pursuant to the Purchase Agreement, if any is purchased (excluding shares covered by the over-allotment option granted therein). In the event of a default by any Underwriter, the Purchase Agreement provides that in certain circumstances purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated.

     The Representatives have advised the Company that the Underwriters propose to offer Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $0.35 per share. Additionally, the Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per share to certain other dealers. After the Offering, the initial public offering price and other selling terms may be changed by the Underwriters.

     The Company and the Selling Stockholder have granted to the Underwriters an option, exercisable by the Representatives within 30 days after the date of the Purchase Agreement, to purchase up to an additional 600,000 shares of Common Stock at the same price per share to be paid by the Underwriters for the other shares offered hereby. If the Underwriters purchase any of such additional shares pursuant to this option, each Underwriter will be committed to purchase such additional shares in approximately the same proportion as set forth in the table above. The Underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the Common Stock offered hereby. To the extent that the Underwriters exercise this option, the first 150,000 shares of Common Stock will be sold by the Selling Stockholder and the balance will be sold by the Company.

     The Representatives have informed the Company that neither they, nor any other member of the National Association of Securities Dealers, Inc. (the "NASD") participating in the Offering, will make sales of shares of Common Stock offered hereby to accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

     The Offering of the shares of Common Stock is made for delivery when, as, and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation, or modification of the Offering without notice. The Underwriters reserve the right to reject an order for the purchase of shares in whole or in part.

     The officers and Directors of the Company and certain other stockholders designated by the Representatives, who will beneficially own in the aggregate 6,705,293 shares of Common Stock upon completion of the Offering, have agreed that they will not sell, offer to sell, distribute, or otherwise dispose of any shares of Common Stock owned by them for a period of 180 days after the date of this Prospectus, without the prior written consent of Piper Jaffray Inc. See "Shares Eligible For Future Sale." The Company has agreed that it will not, without the prior written consent of Piper Jaffray Inc., offer, sell, issue, or otherwise dispose of any shares of Common Stock, options, or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock during the 180-day period following the date of this Prospectus, except that the Company may issue shares upon the exercise of options and warrants granted prior to the date hereof, may grant additional options under its stock option plans, and may issue Common Stock in connection with affiliation with new physician groups.

     Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock has been determined by negotiation among the Company and the Representatives. Among the factors considered in determining the initial public offering price were prevailing market and economic conditions, estimates of the business potential and prospects of the Company, the present state of the Company's business operations, an assessment of the Company's management, and the consideration of the above factors in relation to the market valuation of companies in related businesses. See "Risk Factors -- No Prior Public Market; Possible Volatility of Price."

     The Company has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect thereof.

     In order to facilitate the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in the Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Common Stock in the Offering, if the syndicate purchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Offering are being passed upon by Dyer Ellis & Joseph PC, Washington, D.C., special counsel to the Company, and for the Underwriters by Vinson & Elkins L.L.P., Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1995 and 1996, and for the period from inception (July 1, 1994) to December 31, 1994, and for the years ended December 31, 1995 and 1996, included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of North Texas Medical Surgical, P.A., Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., King's Daughters Clinic P.A., Western Medical Management, Inc., and the combined financial statements of HealthFirst Services, Inc. and Tarrant Family Practice, P.A. and Abilene Diagnostic Clinic Practices included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     A Registration Statement on Form S-1 including amendments thereto relating to the Common Stock offered hereby has been filed by the Company with the Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, exhibits, and schedules. A copy of the Registration Statement may be inspected without charge at the Securities and Exchange Commission's principal office located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission. The Registration Statement may also be obtained from the Web site that the Commission maintains at http:/www.sec.gov.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by an independent public accounting firm and quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial information.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES
     Report of Independent Public Accountants........................................    F-3
     Consolidated Balance Sheets as of December 31, 1995 and 1996....................    F-4
     Consolidated Statements of Operations for the period from inception (July 1,
      1994) to December 31, 1994, and the years ended December 31, 1995, and 1996....    F-6
     Consolidated Statements of Stockholders' Equity for the period from inception
      (July 1, 1994) to December 31, 1994, and the years ended December 31, 1995, and
      1996...........................................................................    F-7
     Consolidated Statements of Cash Flows for the period from inception (July 1,
      1994) to December 31, 1994, and the years ended December 31, 1995, and 1996....    F-8
     Notes to Consolidated Financial Statements......................................    F-9

NORTH TEXAS MEDICAL SURGICAL, P.A.
     Report of Independent Public Accountants........................................   F-21
     Balance Sheets as of December 31, 1994, and June 30, 1995.......................   F-22
     Statements of Operations for the years ended December 31, 1993 and 1994, and the
      six months ended June 30, 1995.................................................   F-23
     Statements of Stockholders' Equity for the years ended December 31, 1993 and
      1994, and the six months ended June 30, 1995...................................   F-24
     Statements of Cash Flows for the years ended December 31, 1993 and 1994, and the
      six months ended June 30, 1995.................................................   F-25
     Notes to Financial Statements...................................................   F-26

CULLMAN FAMILY PRACTICE, P.C.
     Report of Independent Public Accountants........................................   F-28
     Balance Sheets as of December 31, 1994 and 1995.................................   F-29
     Statements of Operations for the years ended December 31, 1994 and 1995, the period from January 1, 1995 to February 28, 1995 (unaudited), and the period
      from January 1, 1996 to March 6, 1996 (unaudited)..............................   F-30
     Statements of Stockholders' Equity for the years ended December 31, 1994 and
      1995...........................................................................   F-31
     Statements of Cash Flows for the years ended December 31, 1994 and 1995.........   F-32
     Notes to Financial Statements...................................................   F-33

FAMILY MEDICAL CLINIC, P.C.
     Report of Independent Public Accountants........................................   F-36
     Balance Sheets as of December 31, 1994 and 1995.................................   F-37
     Statements of Operations for the years ended December 31, 1994 and 1995, the period from January 1, 1995, to February 28, 1995 (unaudited), and the period
      from January 1, 1996 to March 6, 1996 (unaudited)..............................   F-38
     Statements of Stockholders' Equity for the years ended December 31, 1994 and
      1995...........................................................................   F-39
     Statements of Cash Flows for the years ended December 31, 1994 and 1995.........   F-40
     Notes to Financial Statements...................................................   F-41

MORGAN-HAUGH, P.S.C.
     Report of Independent Public Accountants........................................   F-44
     Balance Sheets as of December 31, 1994 and 1995.................................   F-45
     Statement of Operations for the years ended December 31, 1993, 1994, and 1995, the period from January 1, 1995 to March 31, 1995 (unaudited), and the period
      from January 1, 1996 to March 31, 1996 (unaudited).............................   F-46
     Statements of Stockholders' Equity for the years ended December 31, 1993, 1994,
      and 1995.......................................................................   F-47
     Statements of Cash Flows for the years ended December 31, 1993, 1994, and
      1995...........................................................................   F-48
     Notes to Financial Statements...................................................   F-49

                                                                                        PAGE
                                                                                        ----
HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
     Report of Independent Public Accountants........................................   F-54
     Combined Balance Sheets as of December 31, 1994 and 1995........................   F-55
     Combined Statements of Operations for the years ended December 31, 1993, 1994, and 1995, the period from January 1, 1995 to May 31, 1995 (unaudited), and the
      period from January 1, 1996 to May 31, 1996 (unaudited)........................   F-56
     Combined Statements of Owners' Equity for the years ended December 31, 1993,
      1994,
       and 1995......................................................................   F-57
     Combined Statements of Cash Flows for the years ended December 31, 1993, 1994,
       and 1995......................................................................   F-58
     Notes to Combined Financial Statements..........................................   F-59

ABILENE DIAGNOSTIC CLINIC PRACTICES
     Report of Independent Public Accountants........................................   F-62
     Combined Balance Sheets as of December 31, 1995 and 1996........................   F-63
     Combined Statements of Operations for the years ended December 31, 1994, 1995,
      and 1996.......................................................................   F-64
     Combined Statements of Owners' Equity for the years ended December 31, 1994,
      1995, and 1996.................................................................   F-65
     Combined Statements of Cash Flows for the years ended December 31, 1994, 1995,
      and 1996.......................................................................   F-66
     Notes to Combined Financial Statements..........................................   F-67

KING'S DAUGHTERS CLINIC, P.A.
     Report of Independent Public Accountants........................................   F-70
     Balance Sheets as of December 31, 1994 and 1995, and August 31, 1996
      (unaudited)....................................................................   F-71
     Statements of Operations for the years ended December 31, 1993, 1994, and 1995,
      and the eight months ended August 31, 1995 and 1996 (unaudited)................   F-72
     Statements of Stockholders' Equity for the years ended December 31, 1993, 1994,
      and 1995, and the eight months ended August 31, 1996 (unaudited)...............   F-73
     Statements of Cash Flows for the years ended December 31, 1993, 1994, and 1995,
      and the eight months ended August 31, 1995 and 1996 (unaudited)................   F-74
     Notes to Financial Statements...................................................   F-75

WESTERN MEDICAL MANAGEMENT CORP., INC.
     Report of Independent Public Accountants........................................   F-79
     Balance Sheets as of December 31, 1995 and 1996.................................   F-80
     Statements of Operations for the years ended December 31, 1994, 1995, and
      1996...........................................................................   F-81
     Statements of Stockholders' Equity for the years ended December 31, 1994, 1995,
      and 1996.......................................................................   F-82
     Statements of Cash Flows for the years ended December 31, 1994, 1995, and
      1996...........................................................................   F-83
     Notes to Financial Statements...................................................   F-84

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
ProMedCo Management Company:

     We have audited the accompanying consolidated balance sheets of ProMedCo Management Company (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception (July 1, 1994) to December 31, 1994, and the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProMedCo Management Company and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the period from inception (July 1, 1994) to December 31, 1994, and the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
February 10, 1997

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,            PRO FORMA
                                                          -------------------------    FOR EQUITY
                                                             1995          1996        CONVERSIONS
                                                          ----------    -----------    -----------
                                                                                       (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents.........................   $1,076,836    $ 1,633,534    $ 1,633,534
     Short-term investments............................    1,970,530             --             --
     Accounts receivable, net of allowances of
       approximately $135,000 and $2,732,000,
       respectively....................................      168,177      4,272,021      4,272,021
     Inventory.........................................       13,035        212,709        212,709
     Management fees receivable........................      116,968      1,266,598      1,266,598
     Due from affiliated physician groups..............           --        510,220        510,220
     Prepaid expenses and other current assets.........       17,559        410,365        410,365
                                                          ----------    -----------    -----------
          Total current assets.........................    3,363,105      8,305,447      8,305,447
Property and equipment, net of accumulated depreciation
  and amortization of $22,907 and $302,819,
  respectively.........................................       96,035      3,341,775      3,341,775
Intangible assets, net of accumulated amortization of
  $11,515 and $288,695, respectively...................      976,025     14,860,171     14,860,171
Other assets...........................................       16,182      1,962,942      1,962,942
                                                          ----------    -----------    -----------
          Total assets.................................   $4,451,347    $28,470,335    $28,470,335
                                                          ==========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

                                                                 DECEMBER 31,          PRO FORMA
                                                           ------------------------   FOR EQUITY
                                                              1995         1996       CONVERSIONS
                                                           ----------   -----------   -----------
                                                                                      (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................  $   94,174   $   651,216   $   651,216
  Payable to affiliated physician groups.................          --     1,341,876     1,341,876
  Accrued salaries, wages and benefits...................      24,079     1,153,558     1,153,558
  Accrued expenses and other current liabilities.........     185,346     1,551,057     1,551,057
  Current maturities of notes payable and obligations
     under capital leases................................      66,898       608,192       608,192
  Deferred purchase price................................          --       169,408       169,408
                                                           ----------   -----------   -----------
       Total current liabilities.........................     370,497     5,475,307     5,475,307
Notes payable, net of current maturities.................       1,429     4,631,249     4,631,249
Notes payable to stockholders............................     261,604            --            --
Obligations under capital leases.........................          --     1,030,171     1,030,171
Deferred purchase price..................................          --        12,578        12,578
Convertible subordinated notes payable...................          --     1,800,274     1,800,274
Other long term liabilities..............................          --       393,575       393,575
                                                           ----------   -----------   -----------
       Total liabilities.................................     633,530    13,343,154    13,343,154
                                                           ----------   -----------   -----------
Commitments and contingencies
Series A redeemable convertible preferred stock, 700,000
  shares authorized; 500,000 shares issued and
  outstanding (liquidation preference of $6,000,000).....   2,953,358     2,957,641            --
Redeemable common stock, 165,296 shares issued and
  outstanding............................................     991,776       991,776            --
Stockholders' equity:
  Preferred stock, $0.01 par value, 19,300,000 shares
     authorized, no shares issued and outstanding........          --            --            --
  Class B Common Stock, $0.01 par value; 2,600,000 shares
     authorized; 1,226,150 shares issued and outstanding
     (liquidation preference of $1,226,150)..............      12,262        12,262            --
  Common stock, $0.01 par value; 47,400,000 shares
     authorized; 1,899,000 and 2,742,729 shares issued
     and outstanding at December 31, 1995 and 1996,
     respectively........................................      18,990        27,427        46,342
  Additional paid-in-capital.............................     736,497    10,371,400    14,314,164
  Common stock to be issued, 667 and 187,482 shares, at
     December 31, 1995 and 1996, respectively............       4,000     2,303,212     2,303,212
  Stockholder notes receivable...........................     (31,834)     (120,000)     (120,000)
  Accumulated deficit....................................    (867,232)   (1,416,537)   (1,416,537)
                                                           ----------   -----------   -----------
       Total stockholders' equity........................    (127,317)   11,177,764    15,127,181
                                                           ----------   -----------   -----------
       Total liabilities and stockholders' equity........  $4,451,347   $28,470,335   $28,470,335
                                                           ==========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           PERIOD FROM
                                                            INCEPTION
                                                          (JULY 1, 1994)
                                                                TO            YEAR ENDED DECEMBER 31,
                                                           DECEMBER 31,     ---------------------------
                                                               1994             1995           1996
                                                          --------------    ------------    -----------
Physician groups revenue, net..........................     $       --       $1,918,029     $34,641,222
Less: amounts retained by physician groups.............             --          759,513      15,322,220
                                                            ----------      -----------     -----------
Management fee revenue.................................             --        1,158,516      19,319,002
Operating expenses:
     Clinic salaries and benefits......................             --          554,384       7,586,966
     Clinic rent and lease expense.....................             --          115,028       2,027,539
     Clinic supplies...................................             --          111,703       2,419,495
     Other clinic costs................................             --          242,491       4,426,181
     General corporate expenses........................        172,462          802,980       2,633,585
     Depreciation and amortization.....................          1,182           34,302         610,827
     Interest expense (income).........................         (3,754)          (5,030)        163,714
                                                            ----------      -----------     -----------
                                                               169,890        1,855,858      19,868,307
                                                            ----------      -----------     -----------
Loss before provision for income taxes.................       (169,890)        (697,342)       (549,305)
Provision for income taxes.............................             --               --              --
                                                            ----------      -----------     -----------
Net loss...............................................     $ (169,890)      $ (697,342)    $  (549,305)
                                                            ==========       ==========     ===========
Net loss per share.....................................     $    (0.03)      $    (0.09)    $     (0.07)
                                                            ==========       ==========     ===========
Weighted average number of common shares outstanding...      6,453,320        7,788,390       7,849,089
                                                            ==========       ==========     ===========

   The accompanying notes are an integral part of these financial statements.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       CLASS B
                    COMMON STOCK          COMMON STOCK       ADDITIONAL       COMMON      STOCKHOLDER
                 -------------------   -------------------     PAID-IN        STOCK          NOTES      ACCUMULATED
                  SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL     TO BE ISSUED   RECEIVABLE      DEFICIT        TOTAL
                 ---------   -------   ---------   -------   -----------   ------------   -----------   -----------   -----------
Balance, July
  1, 1994,
  (inception)..         --   $    --          --   $    --   $        --    $       --     $      --    $        --   $        --
    Issuance of
      common
      stock....         --        --   1,878,000    18,780        83,930            --       (34,750)            --        67,960
    Issuance of
      Class B
      common
      stock....  1,226,150    12,262          --        --       589,631            --            --             --       601,893
    Payments on
    stockholder
      notes....         --        --          --        --            --            --         1,250             --         1,250
    Net loss...         --        --          --        --            --            --            --       (169,890)     (169,890)
                 ---------   -------   ---------   -------   -----------   ------------   -----------   -----------   -----------
Balance,
  December 31,
  1994.........  1,226,150    12,262   1,878,000    18,780       673,561            --       (33,500)      (169,890)      501,213
    Common
      stock
  subscribed...         --        --          --        --            --         4,000        (4,000)            --            --
    Issuance of
      common
      stock and
    warrants...         --        --      21,000       210        62,936            --       (10,000)            --        53,146
    Payments on
    stockholder
      notes....         --        --          --        --            --            --        15,666             --        15,666
    Net loss...         --        --          --        --            --            --            --       (697,342)     (697,342)
                 ---------   -------   ---------   -------   -----------   ------------   -----------   -----------   -----------
Balance,
  December 31,
  1995.........  1,226,150    12,262   1,899,000    18,990       736,497         4,000       (31,834)      (867,232)     (127,317)
    Issuance of
      common
      stock....         --        --     843,729     8,437     9,634,903            --            --             --     9,643,340
    Stock
   subscription
    canceled...         --        --          --        --            --        (4,000)        4,000             --            --
    Common
      stock to
      be issued
      in
     connection
      with
 acquisitions..         --        --          --        --            --     2,303,212            --             --     2,303,212
    Issuance of
    stockholder
      note.....         --        --          --        --            --            --      (120,000)            --      (120,000)
    Payments on
    stockholder
      notes....         --        --          --        --            --            --        27,834             --        27,834
    Net loss...         --        --          --        --            --            --            --       (549,305)     (549,305)
                 ---------   -------   ---------   -------   -----------   ------------   -----------   -----------   -----------
Balance,
  December 31,
  1996.........  1,226,150   $12,262   2,742,729   $27,427   $10,371,400    $2,303,212     $(120,000)   $(1,416,537)  $11,177,764
                 =========   =======   =========   =======   ===========    ==========     =========    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          PERIOD FROM
                                                           INCEPTION
                                                         (JULY 1, 1994)            YEAR ENDED
                                                               TO                 DECEMBER 31,
                                                          DECEMBER 31,     ---------------------------
                                                              1994            1995            1996
                                                         --------------    -----------    ------------
Cash flows from operating activities:
     Net loss.........................................     $ (169,890)     $  (697,342)   $   (549,305)
     Adjustments to reconcile net loss to net cash
       used in operating activities (net of effects of
       purchase transactions):
          Depreciation and amortization...............          1,182           34,302         610,827
          Noncash compensation........................             --               --          14,750
          Changes in assets and liabilities:
               Accounts receivable....................           (200)         (45,791)       (310,647)
               Inventory..............................             --          (13,035)       (134,315)
               Management fees receivable.............             --         (116,968)     (1,149,630)
               Due from affiliated physician groups...             --               --        (272,681)
               Prepaid expenses and other current
                 assets...............................            (62)          11,914         (67,119)
               Other assets...........................         (2,366)         (13,949)        (79,212)
               Accounts payable.......................         19,794           55,048        (243,290)
               Accrued expenses and other current
                 liabilities..........................            359          143,625       2,266,809
                                                           ------------    -----------    ------------
                    Net cash provided by (used in)
                      operating activities............       (151,183)        (642,196)         86,187
                                                           ------------    -----------    ------------
Cash flows from investing activities:
     Purchases of property and equipment..............        (32,604)         (30,395)     (1,023,471)
     Purchases of clinic assets, net of cash..........             --          (90,424)     (2,435,905)
     Purchases of short-term investments..............             --       (1,970,530)             --
     Proceeds from short-term investments.............             --               --       1,970,530
     Issuance of note receivable to Reno..............             --               --        (775,000)
                                                           ------------    -----------    ------------
                    Net cash used in investing
                      activities......................        (32,604)      (2,091,349)     (2,263,846)
                                                           ------------    -----------    ------------
Cash flows from financing activities:
     Borrowings under notes payable...................          3,075          297,820       3,742,557
     Payment of deferred financing costs..............             --               --        (565,137)
     Payment of deferred offering costs...............             --               --        (564,427)
     Proceeds from issuance of Series A redeemable
       convertible preferred stock....................             --        2,953,358              --
     Proceeds from issuance of common stock...........        704,603           63,146         125,000
     Issuance (payments) of stockholder notes
       receivable,
       net............................................        (33,500)           5,666          (3,636)
                                                           ------------    -----------    ------------
                    Net cash provided by financing
                      activities......................        674,178        3,319,990       2,734,357
                                                           ------------    -----------    ------------
Increase in cash......................................        490,391          586,445         556,698
Cash and cash equivalents, beginning of period........             --          490,391       1,076,836
                                                           ------------    -----------    ------------
Cash and cash equivalents, end of period..............     $  490,391      $ 1,076,836    $  1,633,534
                                                           ==========      ===========    ============
Supplemental disclosure of cash flow information (See
  also Notes 3 and 6):
     Cash paid during the year --
          Interest expense............................     $       --      $    14,391    $     90,722
          Income taxes................................     $       --      $        --    $         --

   The accompanying notes are an integral part of these financial statements.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1995 AND 1996

1.  DESCRIPTION OF BUSINESS:

     ProMedCo Management Company and subsidiaries ("ProMedCo" or the "Company"), a Delaware corporation is engaged in operating and managing physician groups. The Company, through its wholly owned subsidiaries, acquires certain net assets of and manages physician groups under long-term service agreements with affiliated physician groups. The Company was originally incorporated in Texas in December 1993, commenced operations in December 1994, and completed its first acquisition in June 1995. Therefore, the Company has a limited operating history.

2.  SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation/Basis of Consolidation

     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its wholly owned subsidiaries. The Company's subsidiaries acquire the operating assets and assume certain liabilities of the physician groups and account for the Company's management activities with the physician groups under the Company's long-term service agreements. The Company does not consolidate the operating results and accounts of the physician groups. For display purposes, the Company has presented the physician groups revenues and amounts retained by the physician groups (which consists of 85% of the physician groups' operating income and is paid to the affiliated physicians in accordance with the service agreements), in the accompanying consolidated statements of operations to arrive at the Company's gross management fee revenue. See further discussion below. All intercompany accounts and transactions have been eliminated in the consolidation.

     The Company's financial statements have been prepared in anticipation of an initial public offering (the "Offering").

  Physician Groups Revenue, Net

     Physician groups revenue represents the revenue of the physician groups reported at the estimated realizable amounts from patients, third-party payors and others for services rendered, net of contractual and other adjustments.

     Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. There are no material claims, disputes, or other unsettled matters that exist to management's knowledge concerning third-party reimbursements. In addition, management believes there are no retroactive adjustments that would be material to the Company's financial statements. During 1995 and 1996, the Company estimates that approximately 60% and 30%, respectively, of physician groups revenue, net was received under government-sponsored healthcare programs (principally, the Medicare and Medicaid programs). The physician groups have numerous agreements with managed care organizations to provide physician services based on negotiated fee schedules. No individual managed care organization is material to the Company.

  Management Fee Revenue

     Management fee revenue represents physician groups revenue less amounts retained by physician groups. The amounts retained by physician groups (85% of the physician groups' operating income) represents amounts paid to the physicians pursuant to the service agreements between the Company and the physician groups. Under the service agreements, the Company provides each physician group with the facilities and equipment used in its medical practice, assumes responsibility for the management of the operations of the practice, and employs substantially all of the non-physician personnel utilized by the group.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     The Company's management fee revenues are dependent upon the operating income of the physician groups. As discussed previously, the physician groups retain a fixed percentage (typically 85%) of physician group operating income. Physician group operating income is defined in the service agreements as the physician group's net medical revenue less certain contractually agreed-upon clinic expenses, including non-physician clinic salaries and benefits, rent, insurance, interest and other direct clinic expenses. The amount of the physician groups revenue retained and paid to the physician group primarily consists of the cost of the affiliated physician services. The remaining amount of the physician group operating income (typically 15%) and an amount equal to 100% of the clinic expenses are reflected as management fee revenue earned by the Company and is detailed as follows:

                                                                           YEAR ENDED DECEMBER 31,
                                                      INCEPTION TO        --------------------------
                                                    DECEMBER 31, 1994        1995           1996
                                                    -----------------     ----------     -----------
Component based upon percentage of physician
  groups operating income.........................     $        --        $  134,031     $ 2,703,921
Reimbursement of clinic expenses..................              --         1,024,485      16,615,081
                                                    -----------------     ----------     -----------
Management fee revenue............................     $        --        $1,158,516     $19,319,002
                                                     =============         =========      ==========

  Clinic Expenses and General Corporate Expenses

     Clinic expenses represent substantially all clinic operating expenses, including clinic salaries and benefits, rent, supplies, maintenance and repairs, insurance, utilities, and other direct clinic expenses. Other clinic costs of $4,426,181 for the year ended December 31, 1996 included $2,091,930, $377,668 and $1,956,583 of purchased services, insurance, and other clinic expenses, respectively. General corporate expenses represent primarily the salaries and benefits of corporate headquarters personnel, rent, travel, and other administrative expenses.

  Net Loss Per Share

     In September 1995, the Company's Board of Directors declared a two-for-one split of the Company's Common Stock including the Class B Common Stock. All share and per share amounts have been restated to reflect the stock split. Net loss per share is computed by dividing net loss by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission ("SEC"). All Common Stock and Common Stock options and warrants issued or contingently issuable in the year prior to the Offering have been considered as outstanding Common Stock equivalents for all periods presented under the treasury stock method, based on the initial public offering price. Shares of Common Stock issuable upon conversion of the Series A Redeemable Convertible Preferred Stock are assumed to be Common Stock equivalent shares for all periods presented. Fully diluted net loss per share is not presented because the effect would be antidilutive.

  Unaudited Pro Forma Information at December 31, 1996

     Upon completion of the Offering, all outstanding Series A Redeemable Convertible Preferred Stock and Class B Common Stock will be exchanged for Common Stock and the Company's contingent obligation to repurchase certain shares of Common Stock will terminate (see Note 7). The unaudited pro forma balance sheet information is presented as if such conversions and termination had occurred as of December 31, 1996.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Short-Term Investments

     In 1995, the Company had government-sponsored agency debt securities which were classified as "held-to-maturity." These securities matured in February and May 1996.

  Accounts Receivable

     Accounts receivable principally represent receivables from patients and other third party payors for medical services provided by the Physician Groups. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets which range from three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the assets. Routine maintenance and repairs are charged to expense as incurred, while major renewals or improvements are capitalized.

  Intangible Assets

     The Company's acquisitions involve the purchase of tangible and intangible assets and the assumption of certain liabilities of the affiliated physician groups. As part of the purchase allocation, the Company allocates the purchase price to the tangible assets acquired and liabilities assumed, based on estimated fair market values. In connection with each acquisition, the Company enters into long-term service agreements with the affiliated physician groups. The service agreements are for a term of 40 years and cannot be terminated by either party without cause, consisting primarily of bankruptcy or material default.

     In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group with which a service agreement is entered into, including the number of physicians in each group, number of service sites and ability to recruit additional physicians, the Group's relative market position, the length of time each group has been in existence, and the term and enforceability of the service agreement. Because the Company does not practice medicine, maintain patient relationships, hire physicians, enter into employment and noncompete agreements with the physicians, or directly contract with payors, the intangible asset created in the purchase allocation process is associated solely with the service agreement with the physician group.

     The Company believes that there is no material value allocable to the employment and noncompete agreements entered into between the physician group and the individual physicians. The primary economic beneficiary of these agreements is the physician group, an entity that the Company does not legally control. In addition, any damages under the agreements are paid solely to the physician group for purposes of replacing departing physicians. Generally, due to low expected physician turnover in the industry and the ability of the physician group to actively replace departing physicians, there would be no significant economic loss to either the physician group nor the Company due to physician departure. The physician groups continually recruit physicians and, as appropriate and necessary, subsequently add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. The Company believes that the physician groups with which it has service agreements thus are long-lived entities with an indeterminable life, and that the physicians, customer demographics, and various contracts will be continuously replaced. The service agreement intangible is being amortized on a straight-line method over a composite average life of 30 years.

     The Company anticipates that the Emerging Issues Task Force of the Financial Accounting Standards Board will be evaluating certain matters relating to the physician practice management industry, which the Company expects to include a review of accounting for businesses combinations. The Company is unable to

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

predict the impact, if any, that this review may have on the Company's acquisition strategy, allocation of purchase price related to acquisitions, and amortization life assigned to intangible assets.

     On January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under SFAS No. 121, intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, as determined based on the undiscounted cash flows of the operations acquired over the remaining amortization period, the carrying value of the asset is reduced to fair value. Among the factors that the Company will continually evaluate are unfavorable changes in each physician group's relative market share and local market competitive environment, current period and forecasted operating and cash flow levels of the physician group and its impact on the management fee earned by the Company, and legal factors governing the practice of medicine.

  Payable to Physician Groups

     Amounts payable to physician groups primarily represent monthly compensation to physicians which, based on the service agreements, are generally payable to physicians by the 15th day following the end of each month.

  Deferred Purchase Price

     Deferred purchase price represents cash consideration due to physician groups payable in January 1997.

  Income Taxes

     The Company and its subsidiaries file a consolidated tax return. The Company's year-end for tax reporting purposes is June 30. The Company accounts for income taxes under the liability method which states that deferred taxes are to be determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Pronouncement

     In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation," which requires entities to measure compensation costs related to awards of stock-based compensation using either the fair value method or the intrinsic value method. Under the fair value method, compensation expense is measured at the grant date based on the fair value of the award. Under the intrinsic value method, compensation expense is equal to the excess, if any, of the quoted market price of the stock at the grant date over the amount the employee must pay to acquire the stock. Entities electing to measure compensation costs using the intrinsic value method must make pro forma disclosures for fiscal years beginning after January 1, 1996, of net income and earnings per share as if the fair value method had been applied. The Company has elected to account for stock-based compensation programs

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

using the intrinsic value method. The following pro forma disclosures are presented to reflect amounts as if the fair value method were applied:

                                                                   YEAR ENDED DECEMBER 31,
                                                                 ---------------------------
                                                                    1995            1996
                                                                 -----------     -----------
                                                                 (UNAUDITED)     (UNAUDITED)
    Net loss.................................................     $ (697,342)    $(1,023,907)
                                                                    ========        ========
    Net loss per share.......................................     $    (0.09)    $     (0.13)
                                                                    ========        ========

     The Company used the minimum value method to estimate the fair values of options for the above pro forma information. For purposes of the minimum value method, the Company used U.S. Treasury strip rates for its risk-free interest rates, assumed no volatility or future dividends, and assumed the expected life of the options through the applicable expiration dates. Also see Note 7 -- Stock Option Plans.

3.  ACQUISITIONS:

     During the year ended December 31, 1995, the Company, through its wholly owned subsidiary, acquired in an asset purchase transaction, certain operating assets and assumed certain operating liabilities of a physician group located in Texas. During the year ended December 31, 1996, the Company, through its wholly owned subsidiaries, acquired certain operating assets and assumed certain operating liabilities of five additional physician groups, two located in Alabama, one in Kentucky, and two in Texas. The two acquisitions located in Alabama were both acquired in stock purchase transactions and the other three acquisitions were asset purchase transactions. In addition, the Company has entered into an asset purchase agreement to acquire the operating assets and liabilities of a group that is currently operated under an interim service agreement. The closing of this acquisition will occur on the first day of the calendar month following the Offering.

     The acquisitions of the operating assets and liabilities have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible assets acquired and liabilities assumed based on the estimated fair values at the dates of acquisition. The accounts receivable was valued at net collectible values based upon analyses by the Company. The estimated fair values of assets acquired and liabilities assumed during 1995 and 1996 are summarized as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                                                   ---------------------------
                                                                       1995           1996
                                                                   ------------    -----------
    Cash and cash equivalents...................................    $    2,360     $   172,677
    Accounts receivable, net....................................        90,222       3,793,198
    Prepaid expenses and other current assets...................        15,649         628,585
    Property and equipment......................................        66,529       2,502,181
    Liabilities assumed.........................................       (74,097)     (4,448,018)
    Intangible assets...........................................       987,540      14,124,683
                                                                   ------------    -----------
                                                                     1,088,203      16,773,306
    Less -- fair value of common stock issued and to be
      issued....................................................       991,776      11,368,856
    Less -- notes and convertible subordinated notes issued.....            --       2,613,882
    Less -- deferred purchase price (payable in cash)...........            --         181,986
                                                                   ------------    -----------
    Cash purchase price.........................................    $   96,427     $ 2,608,582
                                                                    ==========      ==========

     The fair value of common stock issued and to be issued for each acquisition is determined by the Company based upon an analysis of the value of the operating assets and liabilities being acquired using projected discounted cash flows and the negotiation process between the Company and the sellers. For certain acquisitions occurring close to or at the end of the period, the estimated fair values are preliminary, and

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

3.  ACQUISITIONS -- (CONTINUED)

therefore are subject to change. Under the purchase agreements, the purchase price is adjustable by the Company for a period between 60 to 120 days after the closing of the transaction in order to finalize the fair values of the assets acquired and liabilities assumed.

     In connection with the acquisition of a physician group, the Company is contingently obligated to pay additional consideration, depending on the achievement of certain financial results, as defined by the purchase agreement. The Company is contingently obligated until the earlier of the Offering or June 1997. Such liability, if any, will be recorded in the period in which the outcome of the contingency becomes known. Any payment made will be accounted for as additional consideration and will not be immediately charged to expense. Based on the operations of the physician group to date, the Company does not believe any obligation arising from the arrangement will have a material effect on the Company's financial position or results of operations.

     In connection with the acquisition of a physician group, the Company has issued Common Stock to the sellers as consideration for the purchase. The purchase agreement requires the Company to issue additional shares based on the Offering price, net of certain adjustments as defined by the purchase agreement. Based upon the Offering price, an additional 521,000 shares would be issued in connection with this acquisition.

     In addition, the Company has entered into an agreement to acquire the operating assets and liabilities of a physician group which is currently operated under an interim service agreement. The closing of this acquisition will occur on the first day of the calendar month following the Offering. The Company will issue approximately 2,033,333 common shares as consideration related to the acquisition, adjustable as defined by the purchase agreement.

     The following unaudited pro forma information reflects the effect of acquisitions on the consolidated results of operations of the Company had the acquisitions occurred at January 1, 1995. Future results may differ substantially from pro forma results and cannot be considered indicative of future results.

                                                                     YEAR ENDED DECEMBER 31,
                                                                  -----------------------------
                                                                      1995            1996
                                                                  ------------    -------------
                                                                  (UNAUDITED)     (UNAUDITED)
    Physician Groups revenue, net..............................   $ 47,808,484     $ 52,261,857
    Less: amounts retained by Physician Groups.................     20,424,715       21,913,815
                                                                  ------------    -------------
    Management fee revenue.....................................   $ 27,383,769     $ 30,348,042
                                                                    ==========       ==========
    Net income (loss)..........................................   $    157,149     $   (159,274)
                                                                    ==========       ==========
    Net income (loss) per share................................   $       0.02     $      (0.02)
                                                                    ==========       ==========

4.  PROPERTY AND EQUIPMENT:

     Property and equipment is summarized as follows:

                                                                      DECEMBER 31,
                                                            ---------------------------------
                                                             1994        1995         1996
                                                            -------    --------    ----------
    Furniture, fixtures, and equipment...................   $32,604    $108,942    $3,145,848
    Leasehold improvements...............................        --      10,000       498,746
    Less -- accumulated depreciation and amortization....    (1,049)    (22,907)     (302,819)
                                                            -------    --------    ----------
    Property and equipment, net..........................   $31,555    $ 96,035    $3,341,775
                                                            =======    ========     =========

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

5.  INTANGIBLE ASSETS:

     Intangible assets are summarized as follows:

                                                                          DECEMBER 31,
                                                                   ---------------------------
                                                                       1995           1996
                                                                   ------------    -----------
    Service agreement rights....................................     $987,540      $15,148,866
    Less -- accumulated amortization............................      (11,515)        (288,695)
                                                                   ------------    -----------
    Intangible assets, net......................................     $976,025      $14,860,171
                                                                   ==========       ==========

6.  NOTES PAYABLE, OTHER LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES:

     Notes Payable are summarized as follows:

                                                                      DECEMBER 31,
                                                            ---------------------------------
                                                             1994        1995         1996
                                                            -------    --------    ----------
    Notes payable issued to stockholders.................   $    --    $261,604    $       --
                                                            =======    ========     =========
    Note payable issued to a physician group.............   $    --    $     --    $  851,549
    Borrowings under Credit Facility.....................        --          --     4,157,027
    Other notes payable..................................     3,075      68,327        47,547
                                                            -------    --------    ----------
                                                              3,075      68,327     5,056,123
    Less -- current portion..............................    (1,025)    (66,898)     (424,874)
                                                            -------    --------    ----------
    Notes payable, net...................................   $ 2,050    $  1,429    $4,631,249
                                                            =======    ========     =========

     The maturities of notes payable at December 31, 1996, are as follows:

    1997....................................................................   $  424,874
    1998....................................................................      862,205
    1999....................................................................      841,778
    2000....................................................................      842,667
    2001....................................................................    2,084,599
    Thereafter..............................................................           --
                                                                               ----------
                                                                               $5,056,123
                                                                                =========

     In connection with the issuance of notes payable to stockholders and one other party in 1995, the Company issued 150,000 warrants to purchase common stock at $2.50 per share. On June 30, 1996, the warrants were exercised in exchange for forgiveness of the notes payable.

     The interest rates on the notes payable ranges from 7.0% to 8.75% and mature from 1998 to 2001.

  Convertible Subordinated Notes Payable

     On March 29, 1996, in connection with the affiliation of two physician groups, the Company issued $1,800,274 in convertible subordinated notes. The notes bear interest at 7.0% and mature in March 2003. The notes may, at the election of the noteholders, be converted into shares of Common Stock at a conversion price of $9.00 per share, subject to certain limitations as defined in the note agreement. In addition, upon the effective date of the Offering, 20% of the notes will, at the option of the holder, convert into shares of Common Stock.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

6. NOTES PAYABLE, OTHER LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES -- (CONTINUED)

  Revolving Credit Agreement

     Effective July 15, 1996, the Company entered into a revolving credit agreement (the "Credit Facility"). The Credit Facility provides for a three-year commitment to fund revolving credit borrowings of up to $25.0 million for acquisitions and general working capital purposes. Under the terms of the Credit Facility, the Company paid a commitment fee of approximately $500,000 which has been capitalized in other assets in the accompanying December 31, 1996 consolidated balance sheet and amortized as an adjustment to interest expense using the effective interest method. In July, the Company granted options to the lender exercisable for 62,500 shares of Common Stock. In August, options to purchase 15,625 shares were exercised at $8.00 per share. The remaining options to purchase 46,875 shares at an exercise price of $10.00 per share were outstanding as of December 31, 1996. The interest rate under the Credit Facility will be set at the Company's option as follows: (i) 30-day commercial paper rate of an issuer whose corporate bonds are rated "AA," plus 3.25%; (ii) reserve adjusted LIBOR, as defined, plus 3.25%; or (iii) prime rate plus 0.5%. The Credit Facility includes certain restrictive covenants including limitations on the payment of dividends as well as the maintenance of certain financial ratios. The Credit Facility is secured by substantially all the assets of the Company. At December 31, 1996, the Company had $1,713,941 million available under the working capital portion of the Credit Facility and $19,129,032 million was available for acquisition purposes, subject to certain conditions as defined by the agreement.

  Obligations Under Capital Leases

     In connection with an acquisition, the Company assumed the obligation of various equipment under capital leases. At December 31, 1996, future minimum lease payments under capital leases are as follows:

    1997....................................................................   $  455,256
    1998....................................................................      408,457
    1999....................................................................      264,662
    2000....................................................................      205,236
    2001....................................................................       87,501
                                                                               ----------
                                                                                1,421,112
    Less portion attributable to interest...................................     (207,623)
                                                                               ----------
    Obligations under capital leases........................................   $1,213,489
    Less -- current portion.................................................     (183,318)
                                                                               ----------
                                                                               $1,030,171
                                                                                =========

7.  REDEEMABLE CONVERTIBLE PREFERRED STOCK, COMMON STOCK, AND
    STOCKHOLDERS' EQUITY:

     The Company has authorized the issuance of 70,000,000 shares of stock, of which (a) 20,000,000 shares, par value $0.01 per share, are to be designated Preferred Stock (of which 700,000 shares are to be designated Series A Redeemable Convertible Preferred Stock), (b) 47,400,000 shares, par value $0.01 per share, are to be of a class designated Common Stock and (c) 2,600,000 shares, par value $0.01 per share, are to be of a class designated Class B Common Stock.

  Series A Redeemable Convertible Preferred Stock

     The Company has issued and outstanding 500,000 shares, and warrants to purchase an additional 200,000 shares, of Preferred Stock as of December 31, 1996. The warrants are exercisable at an amount per share equal to the lesser of $6.00 or one-half the price per share issued in the Offering. The warrants expire on

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

7. REDEEMABLE CONVERTIBLE PREFERRED STOCK, COMMON STOCK, AND STOCKHOLDERS' EQUITY -- (CONTINUED)

December 6, 2000. Shares of Preferred Stock may, at the option of the holder, be converted at any time into Common Stock, on a one-for-one basis as adjusted for certain events. All outstanding shares of Preferred Stock will be automatically converted into Common Stock upon an offering of Common Stock. In absence of an offering, the Preferred Stock is subject to mandatory redemption by the Company at $6.00 per share in equal amounts on December 6, 2000, and December 6, 2001.

     The Company is required for all shares or share equivalents of Common Stock issued subsequent to December 6, 1995, excluding shares and share equivalents issued in connection with an acquisition or shares issued in connection with a redemption or conversion when the share equivalent was issued prior to December 6, 1995, to grant options to purchase shares of Common Stock to Preferred Stockholders in an amount equal to their percentage ownership of the Company prior to the issuance. During 1996, options to purchase 47,230 shares of Common Stock were granted to Preferred Stockholders, of which 7,743 were exercisable at prices ranging from $6.00 to $10.20 per share as of December 31, 1996.

  Redeemable Common Stock

     In connection with an acquisition in 1995, the Company issued 165,296 shares of Common Stock for $991,776. The stockholders have the right to require the Company to repurchase the shares for cash, if the Company does not complete a public offering by June 30, 2000.

  Class B Common Stock

     During 1994, the Company issued 613,075 Class B units, each consisting of two shares of Class B Common Stock and a warrant to purchase 1.5756 shares of Class B Common Stock at an exercise price of $1.25 per share. The warrants are exercisable on or before June 30, 2004. The Company also granted an option to purchase 77,500 Class B units at an exercise price of $0.50 per unit. The options are fully vested and may be exercised until September 30, 2004. As of December 31, 1996, no warrants or options have been exercised. The Class B Common Stock has a liquidation preference, subordinate to the Preferred Stock, at an amount equal to $1.00 per share. Each share of Class B Common Stock may, at the option of the holder, be converted at any time into Common Stock on a one-for-one basis and will automatically convert to Common Stock at the Offering.

  Common Stock

     During 1994, the Company issued 907,000 Common Stock units, each consisting of two shares of Common Stock and a warrant to purchase 1.5756 shares of Common Stock at an exercise price of $1.25 per share. The warrants are exercisable on or before June 30, 2003. As of December 31, 1996, no warrants have been exercised.

  Common Stock To Be Issued

     In connection with an acquisition in May 1996, common shares valued at $1,970,960 will be issued in early 1997. The number of common shares to be issued and the price per share was fixed as of the consummation date of the acquisition in May 1996.

  Stock Option Plans

     The Company has reserved 1,500,000 shares of Common Stock for issuance under its 1994 Stock Option Plan and 2,100,000 shares of Common Stock for issuance under its 1996 Stock Option Plan. Options granted under the Plans may be either incentive stock options ("ISO") or non-qualified stock options ("NQSO").

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

7. REDEEMABLE CONVERTIBLE PREFERRED STOCK, COMMON STOCK, AND STOCKHOLDERS' EQUITY -- (CONTINUED)

The option price per share shall not be less than the fair market value of the Company's Common Stock at the date of grant. Generally, options vest over a five-year period and expire in 2004. As of December 31, 1996, options to purchase 68,000 shares remain available for grant under the Plans. There were no options issued under the 1996 Stock Option Plan.

     The following table summarizes the activity in the 1994 Stock Option Plan:

                                                                                     WEIGHTED-AVERAGE
                                                  OUTSTANDING    PRICE PER SHARE      EXERCISE PRICE
                                                  -----------    ----------------    ----------------
    July 1, 1994 (inception)...................           --                   --             --
         Granted...............................       80,000      $ 0.50 - $ 2.50         $ 1.50
         Exercised.............................           --                   --             --
         Canceled..............................           --                   --             --
                                                  -----------
    December 31, 1994..........................       80,000      $ 0.50 - $ 2.50         $ 1.50
         Granted...............................      546,200      $ 0.50 - $ 6.00         $ 4.99
         Exercised.............................           --                   --             --
         Canceled..............................     (121,000)     $ 3.00 - $ 6.00         $ 3.36
                                                  -----------
    December 31, 1995..........................      505,200      $ 0.50 - $ 6.00         $ 4.83
         Granted...............................      805,800      $ 6.00 - $14.00         $ 7.81
         Exercised.............................      (23,200)     $ 0.50 - $ 6.00         $ 5.24
         Canceled..............................     (223,400)     $ 0.50 - $ 9.00         $ 5.89
                                                  -----------
    December 31, 1996..........................    1,064,400      $ 0.50 - $14.00         $ 6.85
                                                   =========

     Stock options available for exercise under the 1994 Stock Option Plan as of December 31, 1994, 1995, and 1996, totaled 0, 8,000, and 170,720, respectively.
Upon completion of the Offering, the vesting period accelerates for options to purchase approximately 45,000 shares.

8.  INCOME TAXES:

     At December 31, 1996, the Company had a cumulative net operating loss carryforward for income tax purposes of approximately $2.3 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will begin to expire in 2010.

     The net deferred tax assets generated during 1995 and 1996, respectively, have been offset by provisions of equal amounts to establish a valuation allowance. The valuation allowance will be maintained until it is more likely than not that some portion or all of the deferred tax assets will be realized.

     Deferred income taxes reflect the net operating loss carry forward of the Company and the net tax effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

8.  INCOME TAXES -- (CONTINUED)

amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                       1995         1996
                                                                     ---------    ---------
    Deferred tax assets:
         Net operating losses.....................................   $ 295,472    $ 493,153
         Other....................................................       1,429       29,240
                                                                     ---------    ---------
    Net deferred tax assets.......................................     296,901      522,393
    Valuation allowance...........................................    (296,901)    (522,393)
                                                                     ---------    ---------
                                                                     $      --    $      --
                                                                     =========    =========

     The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory Federal income tax rate to loss before income taxes were as follows:

                                                                               YEAR ENDED DECEMBER
                                                             PERIOD ENDED              31,
                                                             DECEMBER 31,     ----------------------
                                                                 1994           1995         1996
                                                             -------------    ---------    ---------
Federal tax at statutory rate.............................     $ (57,763)     $(237,096)   $(186,764)
State income tax, net of federal tax effect...............        (3,397)       (13,947)     (10,986)
Increase in valuation allowance...........................        61,160        235,741      225,492
Other.....................................................            --         15,302      (27,742)
                                                             -------------    ---------    ---------
                                                               $      --      $      --    $      --
                                                              ==========      =========    =========

9.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments for which it is practicable to estimate fair value. The carrying amounts of financial instruments included in current assets and current liabilities approximate fair values because of the short maturity of those instruments. The fair values of the Company's notes payable and convertible subordinated notes payable are based on similar issues or on the current rates available to the Company for debt with similar terms. The carrying values and estimated fair values of the Company's outstanding debt were estimated to be the same as of December 31, 1995 and 1996.

10.  COMMITMENTS AND CONTINGENCIES:

  Leases

     Operating leases generally consist of short-term leases for the office space where the Physician Groups are located. Lease expense of $1,588, $122,594, and $2,083,674 for the period ended December 31, 1994 and the years ended 1995 and 1996, respectively, reflect lease commitments for medical practice office space, medical practice equipment, corporate office space, and corporate equipment.

                  PROMEDCO MANAGEMENT COMPANY AND SUBSIDIARIES

10.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     The following is a schedule of future minimum lease payments under noncancelable operating leases as of December 31, 1996.

    1997....................................................................   $1,342,262
    1998....................................................................    1,137,549
    1999....................................................................      849,053
    2000....................................................................      697,427
    2001....................................................................      474,132
    Thereafter..............................................................    1,581,660
                                                                               ----------
                                                                               $6,082,083
                                                                                =========

  Litigation

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

  Insurance

     The Company and the physician groups are insured with respect to medical malpractice risks on a claims made basis. Management is not aware of any claims against it or the physician groups which might have a material impact on the Company's financial position or results of operations.

11.  MERGER:

     In November 1996, the Company entered into a definitive agreement with Western Medical Management Corp., Inc. ("Reno"), a physician management company. Under the terms of the agreement, Reno will exchange its common stock for common stock of the Company. The business combination is expected to be consummated at the closing of the Offering. The transaction is anticipated to be accounted for as a pooling of interests, as defined by APB No. 16, "Business Combinations."

     In anticipation of the merger, the Company entered into an interim services agreement with Reno. The Company has also provided Reno with a line of credit of up to $2.5 million at market terms for working capital purposes. As of December 31, 1996, $775,000 is outstanding from Reno under these arrangements. The note receivable has been recorded in other assets in the accompanying consolidated balance sheets.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
North Texas Medical Surgical, P.A.:

     We have audited the accompanying balance sheets of North Texas Medical Surgical, P.A. (a Texas professional association) as of December 31, 1994, and June 30, 1995, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1994, and for the six months ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Texas Medical Surgical, P.A. as of December 31, 1994, and June 30, 1995, and the results of its operations and its cash flows for the years ended December 31, 1993 and 1994, and for the six months ended June 30, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
July 22, 1996

                       NORTH TEXAS MEDICAL SURGICAL, P.A.

                                 BALANCE SHEETS

                                                                       DECEMBER 31,      JUNE 30,
                                                                           1994            1995
                                                                       ------------    ------------
                                              ASSETS
Current assets:
     Cash...........................................................     $ 17,096        $  2,563
     Accounts receivable, net of allowances of $55,000 in 1994 and
      1995..........................................................      192,664         185,891
     Prepaid expenses and other current assets......................           --           6,000
                                                                       ----------      ----------
          Total current assets......................................      209,760         194,454

Property and equipment, net of accumulated depreciation and
  amortization of $118,043 and $125,211, respectively...............       79,826          72,658
                                                                       ----------      ----------
          Total assets..............................................     $289,586        $267,112
                                                                       ==========      ==========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable...............................................     $ 23,693        $  6,218
     Accrued salaries and benefits..................................       22,400          22,400
     Note payable...................................................       54,652          29,782
                                                                       ----------      ----------
          Total current liabilities.................................      100,745          58,400
                                                                       ----------      ----------

Commitments and contingencies

Stockholders' equity:
     Common stock, $100 par value; 500 shares authorized, 8 shares
      issued and outstanding........................................          800             800
     Retained income................................................      188,041         207,912
                                                                       ----------      ----------
          Total stockholders' equity................................      188,841         208,712
                                                                       ----------      ----------
          Total liabilities and stockholders' equity................     $289,586        $267,112
                                                                       ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                       NORTH TEXAS MEDICAL SURGICAL, P.A.

                            STATEMENTS OF OPERATIONS

                                                             YEARS ENDED
                                                             DECEMBER 31,           SIX MONTHS ENDED
                                                      --------------------------        JUNE 30,
                                                         1993            1994             1995
                                                      ----------      ----------    ----------------
Net revenue........................................   $2,417,428      $2,275,585       $1,091,147

Costs and expenses:
     Cost of affiliated physician services.........    1,042,575       1,062,748          434,244
     Clinic salaries and benefits..................      592,336         612,736          315,211
     Clinic rent and lease expenses................      109,921         109,637           56,587
     Clinic pharmaceuticals and supplies...........      108,003          83,269           38,921
     Other clinic costs............................      557,406         422,184          219,145
     Depreciation and amortization.................       21,441          33,868            7,168
     Interest expense..............................        1,961              64               --
                                                      ----------      ----------    -------------
          Total costs and expenses.................    2,433,643       2,324,506        1,071,276
                                                      ----------      ----------    -------------

Net income (loss)..................................   $  (16,215)     $  (48,921)      $   19,871
                                                       =========       =========    =============

   The accompanying notes are an integral part of these financial statements.

                       NORTH TEXAS MEDICAL SURGICAL, P.A.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK
                                                            ----------------    RETAINED
                                                            SHARES    AMOUNT    EARNINGS     TOTAL
                                                            ------    ------    --------    --------

Balance, December 31, 1992...............................      8       $800     $253,177    $253,977
     Net loss............................................     --         --      (16,215)    (16,215)
                                                              --
                                                                      ------    --------    --------

Balance, December 31, 1993...............................      8        800      236,962     237,762
     Net loss............................................     --         --      (48,921)    (48,921)
                                                              --
                                                                      ------    --------    --------

Balance, December 31, 1994...............................      8        800      188,041     188,841
     Net income..........................................     --         --       19,871      19,871
                                                              --
                                                                      ------    --------    --------

Balance, June 30, 1995...................................      8       $800     $207,912    $208,712
                                                            =====     ======    ========    ========

   The accompanying notes are an integral part of these financial statements.

                       NORTH TEXAS MEDICAL SURGICAL, P.A.

                            STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED
                                                              DECEMBER 31,         SIX MONTHS ENDED
                                                         ----------------------        JUNE 30,
                                                           1993          1994            1995
                                                         --------      --------    ----------------
Cash flows from operating activities:
     Net income (loss)................................   $(16,215)     $(48,921)       $ 19,871
     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities --
          Depreciation and amortization...............     21,441        33,868           7,168
          Changes in assets and liabilities --
               Accounts receivable....................     24,439        92,545           6,773
               Other current assets...................      4,938            --          (6,000)
               Accounts payable.......................      6,069        (4,515)        (17,475)
                                                         --------      --------    -------------
                    Net cash provided by operating
                      activities......................     40,672        72,977          10,337
                                                         --------      --------    -------------

Cash flows from investing activities:
     Purchases of property and equipment..............         --       (21,174)             --
     Proceeds from sale of property and equipment.....      1,522            --              --
                                                         --------      --------    -------------
                    Net cash provided by (used in)
                      investing activities............      1,522       (21,174)             --
                                                         --------      --------    -------------

Cash flows from financing activities:
     Proceeds from note payable.......................     21,969            --              --
     Payments on note payable.........................    (59,564)      (64,118)        (24,870)
                                                         --------      --------    -------------
                    Net cash used in financing
                      activities......................    (37,595)      (64,118)        (24,870)
                                                         --------      --------    -------------
Net increase (decrease) in cash.......................      4,599       (12,315)        (14,533)
Cash, beginning of the year...........................     24,812        29,411          17,096
                                                         --------      --------    -------------
Cash, end of the year.................................   $ 29,411      $ 17,096        $  2,563
                                                         ========      ========    =============
Supplemental disclosure of cash flow information:
     Cash paid during the year --
          Interest....................................   $  1,961      $     64        $     --

   The accompanying notes are an integral part of these financial statements.

                       NORTH TEXAS MEDICAL SURGICAL, P.A.

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1994 AND JUNE 30, 1995

1. DESCRIPTION OF BUSINESS:

     North Texas Medical Surgical, P.A. (the "Company") is a Texas professional association owned by eight physicians which practice in the Denton, Texas area. The Company was purchased by ProMedCo of Denton, Inc. effective June 30, 1995 (see Note 8).

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The accompanying financial statements have been prepared on the accrual basis of accounting.

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payors and others for services rendered.

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the following useful lives:

                                                                              YEARS
                                                                     ------------------------
    Furniture and fixtures........................................              7
    Equipment.....................................................              5
    Leasehold improvements........................................   Estimated life of lease

  Income Taxes

     The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the future. Because of this practice, provisions for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       NORTH TEXAS MEDICAL SURGICAL, P.A.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                    DECEMBER 31,    JUNE 30,
                                                                        1994          1995
                                                                    ------------    ---------
    Furniture, fixtures, and equipment...........................    $  134,310     $ 134,310
    Leasehold improvements.......................................        63,559        63,559
    Less -- Accumulated depreciation and amortization............      (118,043)     (125,211)
                                                                    ------------    ---------
    Property and equipment, net..................................    $   79,826     $  72,658
                                                                     ==========     =========

4. NOTE PAYABLE:

     At December 31, 1994 and June 30, 1995, the Company had a note payable for $54,652 and $29,782, respectively. This note is payable in monthly installments of $4,964 and was paid in its entirety in December 1995.

5. COMMITMENTS AND CONTINGENCIES:

     The Company has operating leases for administrative equipment and facilities expiring at various dates through April 1997. Rent expense totaled $109,921, and $109,637 for the years ended December 31, 1993 and 1994, respectively, and $56,587 for the six months ended June 30, 1995.

     Future lease commitments under the operating leases are as follows:

    1996.......................................................................   $29,855
    1997.......................................................................     1,509

6.  RELATED-PARTY TRANSACTIONS:

     The Company currently leases its facilities from First Texas Medical, Inc., an affiliated company which shares certain common ownership with the Company.

7. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of June 30, 1995.

8. SUBSEQUENT EVENT:

     Effective June 30, 1995, the Company was acquired by ProMedCo of Denton, Inc., a wholly owned subsidiary of ProMedCo Management Company, in an asset purchase transaction whereby ProMedCo of Denton, Inc. agreed to acquire substantially all the operations and certain assets and certain liabilities of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Cullman Family Practice, P.C.:

     We have audited the accompanying balance sheets of Cullman Family Practice, P.C. (an Alabama professional corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cullman Family Practice, P.C. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
July 20, 1996

                         CULLMAN FAMILY PRACTICE, P.C.

                                 BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994        1995
                                                                           --------    --------
                                            ASSETS

Current assets:
     Cash...............................................................   $  3,832    $  5,585
     Accounts receivable, net of allowances of $113,970 and $72,521,
      respectively......................................................    157,392     100,165
     Prepaid expenses and other current assets..........................     16,790      30,464
                                                                           --------    --------
          Total current assets..........................................    178,014     136,214
                                                                           --------    --------
Property and equipment, net of accumulated depreciation and amortization
  of $58,243 and $66,197, respectively..................................      6,053       4,145
                                                                           --------    --------
          Total assets..................................................   $184,067    $140,359
                                                                           ========    ========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable...................................................   $  8,003    $ 11,951
     Accrued expenses and other current liabilities.....................     20,274      20,497
                                                                           --------    --------
          Total current liabilities.....................................     28,277      32,448
                                                                           --------    --------

Commitments and contingencies

Stockholders' equity:
     Common stock, $1 par value; 10,000 shares authorized, 2,500 shares
      issued and outstanding............................................      2,500       2,500
     Additional paid-in capital.........................................      5,692       5,692
     Retained income....................................................    147,598      99,719
                                                                           --------    --------
          Total stockholders' equity....................................    155,790     107,911
                                                                           --------    --------
          Total liabilities and stockholders' equity....................   $184,067    $140,359
                                                                           ========    ========

   The accompanying notes are an integral part of these financial statements.

                         CULLMAN FAMILY PRACTICE, P.C.

                            STATEMENTS OF OPERATIONS

                                                                              PERIOD FROM
                                                                              JANUARY 1,     PERIOD FROM
                                                                                 1995        JANUARY 1,
                                                        YEARS ENDED               TO            1996
                                                        DECEMBER 31,           FEBRUARY          TO
                                                  ------------------------        28,         MARCH 6,
                                                     1994          1995          1995           1996
                                                  ----------    ----------    -----------    -----------
                                                                              (UNAUDITED)    (UNAUDITED)
Net revenue....................................   $1,872,444    $2,199,025     $ 372,019      $ 364,266

Costs and expenses:
     Cost of affiliated physician services.....      709,496       966,557       110,210        117,860
     Clinic salaries and benefits..............      565,416       642,975        79,586         83,698
     Clinic rent and lease expenses............      195,912       249,385        43,344         32,407
     Clinic pharmaceuticals and supplies.......      132,102       132,812        15,079         19,093
     Other clinic costs........................      277,697       251,575        46,308         53,652
     Depreciation and amortization.............        4,200         3,600           600            643
     Interest expense..........................          259            --            --             --
                                                  ----------    ----------    ----------     ----------
          Total costs and expenses.............    1,885,082     2,246,904       295,127        307,353
                                                  ----------    ----------    ----------     ----------
Net income (loss)..............................   $  (12,638)   $  (47,879)    $  76,892      $  56,913
                                                  ==========    ==========    ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                         CULLMAN FAMILY PRACTICE, P.C.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    COMMON STOCK      ADDITIONAL
                                                  ----------------     PAID-IN      RETAINED
                                                  SHARES    AMOUNT     CAPITAL      EARNINGS     TOTAL
                                                  ------    ------    ----------    --------    --------
Balance, December 31, 1993.....................   2,500     $2,500      $5,692      $160,236    $168,428
     Net loss..................................    --           --          --       (12,638)    (12,638)
                                                  -----     ------     -------      --------    --------
Balance, December 31, 1994.....................   2,500      2,500       5,692       147,598     155,790
     Net loss..................................    --           --          --       (47,879)    (47,879)
                                                  -----     ------     -------      --------    --------
Balance, December 31, 1995.....................   2,500     $2,500      $5,692      $ 99,719    $107,911
                                                  =====     ======     =======      ========    ========

   The accompanying notes are an integral part of these financial statements.

                         CULLMAN FAMILY PRACTICE, P.C.

                            STATEMENTS OF CASH FLOWS

                                                                               YEARS ENDED
                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994        1995
                                                                           --------    --------
Cash flows from operating activities:
     Net loss...........................................................   $(12,638)   $(47,879)
     Adjustments to reconcile net loss to net cash provided by operating activities --
          Depreciation and amortization.................................      4,200       3,600
          Changes in assets and liabilities --
               Accounts receivable......................................     32,977      57,227
               Other current assets.....................................       (543)    (13,674)
               Accounts payable.........................................      8,003       3,948
               Accrued expenses and other current liabilities...........      5,690         223
                                                                           --------    --------
                    Net cash provided by operating activities...........     37,689       3,445
                                                                           --------    --------

Cash flows from investing activities:
     Purchases of property and equipment................................       (383)     (1,692)
                                                                           --------    --------
                    Net cash used in investing activities...............       (383)     (1,692)
                                                                           --------    --------

Cash flows from financing activities:
     Payments on long-term debt.........................................    (40,000)         --
                                                                           --------    --------
                    Net cash used in financing activities...............    (40,000)         --
                                                                           --------    --------

Net increase (decrease) in cash.........................................     (2,694)      1,753
Cash, beginning of year.................................................      6,526       3,832
                                                                           --------    --------
Cash, end of year.......................................................   $  3,832    $  5,585
                                                                           ========    ========

   The accompanying notes are an integral part of these financial statements.

                         CULLMAN FAMILY PRACTICE, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

1. DESCRIPTION OF BUSINESS:

     Cullman Family Practice, P.C. (the "Company") is an Alabama professional corporation owned by five physicians which practice in the Cullman, Alabama area. The Company was purchased by ProMedCo of Cullman, Inc. effective March 12, 1996 (see Note 8).

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation -- Audited Financial Statements

     The accompanying financial statements have been prepared on the accrual basis of accounting.

  Basis of Presentation -- Interim Financial Statements

     The interim financial statements have been prepared by the Company without audit, pursuant to Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1995 to February 28, 1995, and from January 1, 1996 to March 6, 1996, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payors and others for services rendered.

  Property and Equipment

     Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the following useful lives:

                                                                              YEARS
                                                                     ------------------------
    Furniture and fixtures........................................              7
    Equipment.....................................................              5
    Leasehold improvements........................................   Estimated life of lease

  Income Taxes

     The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the future. Because of this practice, provisions for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

                         CULLMAN FAMILY PRACTICE, P.C.

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1994        1995
                                                                       --------    --------
    Furniture and fixtures..........................................   $ 26,961    $ 28,652
    Equipment.......................................................     30,695      35,050
    Leasehold improvements..........................................      6,640       6,640
    Less accumulated depreciation and amortization..................    (58,243)    (66,197)
                                                                       --------    --------
    Property and equipment, net.....................................   $  6,053    $  4,145
                                                                       ========    ========

4. COMMITMENTS AND CONTINGENCIES:

     The Company leases a building and equipment under operating leases which expire in 1999. Rent expense totaled $195,912 and $249,385 for the years ended December 31, 1994 and 1995, respectively.

     Future minimum lease commitments under operating leases are as follows:

    1996......................................................................   $140,400
    1997......................................................................    140,400
    1998......................................................................    140,400
    1999......................................................................    105,300

5. RELATED-PARTY TRANSACTIONS:

     The Company currently leases its building and equipment from MMB Partnership, an entity owned by the Company's stockholders. The building lease expires in 1999 and the equipment lease is cancelable on the yearly anniversary of the lease by either party given 60 days notice. Amounts paid under the building lease were approximately $103,000 and $138,000 in 1994 and 1995, respectively. Amounts paid under the equipment lease were approximately $91,000 and $111,000 in 1994 and 1995, respectively.

6. BENEFIT PLAN:

     The Company maintains a defined contribution plan for those employees who meet the minimum length of service and age requirements. The Company contributed $17,563 and $22,368 in 1994 and 1995, respectively.

                         CULLMAN FAMILY PRACTICE, P.C.

7. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1995.

8. SUBSEQUENT EVENT:

     Effective March 12, 1996, the Company was acquired by ProMedCo of Cullman, Inc., a wholly owned subsidiary of ProMedCo Management Company, in a stock purchase transaction whereby ProMedCo of Cullman, Inc. agreed to acquire substantially all the operations and certain assets and certain liabilities of the Company, excluding, among other things, requirements under the Company's benefit plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Family Medical Clinic, P.C.:

     We have audited the accompanying balance sheets of Family Medical Clinic, P.C. (an Alabama professional corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Medical Clinic, P.C. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Fort Worth, Texas,
July 20, 1996

                          FAMILY MEDICAL CLINIC, P.C.
                                 BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994        1995
                                                                           --------    --------
ASSETS
Current assets:
     Cash...............................................................   $ 37,220    $ 72,873
     Accounts receivable, net of allowances of $127,409 and $150,904,
       respectively.....................................................    130,302     145,397
                                                                           --------    --------
          Total current assets..........................................    167,522     218,270
Property and equipment, net of accumulated depreciation of $87,731 and
  $114,582, respectively................................................     63,538      94,576
                                                                           --------    --------
          Total assets..................................................   $231,060    $312,846
                                                                           ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable...................................................   $  2,630    $  2,942
     Current maturities of notes payable................................     40,751      39,886
     Accrued expenses and other current liabilities.....................     41,646      44,793
                                                                           --------    --------
          Total current liabilities.....................................     85,027      87,621
Notes payable, net of current maturities................................     29,017      99,974
                                                                           --------    --------
          Total liabilities.............................................    114,044     187,595
                                                                           --------    --------
Commitments and contingencies
Stockholders' equity:
     Common stock, $10 par value; 200 shares authorized, 150 shares
      issued and outstanding............................................      1,500       1,500
     Additional paid-in capital.........................................      5,300       5,300
     Retained income....................................................    110,216     118,451
                                                                           --------    --------
          Total stockholders' equity....................................    117,016     125,251
                                                                           --------    --------
          Total liabilities and stockholders' equity....................   $231,060    $312,846
                                                                           ========    ========

                 The accompanying notes are an integral part of these financial statements.

                          FAMILY MEDICAL CLINIC, P.C.
                            STATEMENTS OF OPERATIONS

                                                                              PERIOD FROM     PERIOD FROM
                                                                               JANUARY 1,     JANUARY 1,
                                                        YEARS ENDED               1995           1996
                                                        DECEMBER 31,               TO             TO
                                                  ------------------------    FEBRUARY 28,     MARCH 6,
                                                     1994          1995           1995           1996
                                                  ----------    ----------    ------------    -----------
                                                                              (UNAUDITED)     (UNAUDITED)
Net revenue....................................   $1,951,683    $2,113,442      $330,603       $ 394,259
                                                  ----------    ----------    ------------    -----------
Costs and expenses:
     Cost of affiliated physician services.....    1,211,088     1,218,585       137,414         169,808
     Clinic salaries and benefits..............      315,974       369,304        51,797          64,657
     Clinic rent and lease expenses............       18,704        87,356         2,372           8,403
     Clinic pharmaceuticals and supplies.......      101,930       108,380        15,014          15,772
     Other clinic costs........................      283,050       264,646        46,886          65,845
     Depreciation..............................       18,306        41,295         4,614           4,734
     Interest expense..........................        1,544        14,891            --             385
                                                  ----------    ----------    ----------       ---------
          Total costs and expenses.............    1,950,596     2,104,457       258,097         329,604
                                                  ----------    ----------    ----------       ---------
Net income.....................................   $    1,087    $    8,985      $ 72,506       $  64,655
                                                  ==========    ==========    ==========       =========

                 The accompanying notes are an integral part of these financial statements.

                          FAMILY MEDICAL CLINIC, P.C.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                         YEARS ENDED DECEMBER 31, 1994

                             AND DECEMBER 31, 1995

                                                 COMMON STOCK
                                               ----------------      ADDITIONAL       RETAINED
                                               SHARES    AMOUNT    PAID-IN CAPITAL    EARNINGS     TOTAL
                                               ------    ------    ---------------    --------    --------
Balance, December 31, 1993..................     150     $1,500        $ 5,300        $109,879    $116,679
     Net income.............................      --         --             --           1,087       1,087
     Dividends..............................      --         --             --            (750)       (750)
                                               -----     ------        -------        --------    --------
Balance, December 31, 1994..................     150      1,500          5,300         110,216     117,016
     Net income.............................      --         --             --           8,985       8,985
     Dividends..............................      --         --             --            (750)       (750)
                                               -----     ------        -------        --------    --------
Balance, December 31, 1995..................     150     $1,500        $ 5,300        $118,451    $125,251
                                               =====     ======        =======        ========    ========

                 The accompanying notes are an integral part of these financial statements.

                          FAMILY MEDICAL CLINIC, P.C.
                            STATEMENTS OF CASH FLOWS

                                                                                YEARS ENDED
                                                                                DECEMBER 31,
                                                                             ------------------
                                                                              1994       1995
                                                                             -------    -------
Cash flows from operating activities:
     Net income...........................................................   $ 1,087    $ 8,985
     Adjustments to reconcile net income to net cash provided by operating activities --
          Depreciation....................................................    18,306     41,295
          Changes in assets and liabilities --
               Accounts receivable........................................    (9,740)   (15,095)
               Other current assets.......................................     1,333         --
               Accounts payable...........................................    (1,966)       312
               Accrued expenses and other current liabilities.............     4,870      3,147
                                                                             -------    -------
               Net cash provided by operating activities..................    13,890     38,644
                                                                             -------    -------
Cash flows from investing activities:
     Purchases of property and equipment..................................    (7,690)   (72,333)
                                                                             -------    -------
               Net cash used in investing activities......................    (7,690)   (72,333)
                                                                             -------    -------
Cash flows from financing activities:
     Proceeds from notes payable..........................................    34,511    107,324
     Payments on notes payable............................................   (40,769)   (37,232)
     Payment of dividends.................................................      (750)      (750)
                                                                             -------    -------
               Net cash provided by (used in) financing activities........    (7,008)    69,342
                                                                             -------    -------
Net increase (decrease) in cash...........................................      (808)    35,653
Cash, beginning of year...................................................    38,028     37,220
                                                                             -------    -------
Cash, end of year.........................................................   $37,220    $72,873
                                                                             =======    =======
Supplemental disclosure of cash flow information:
     Cash paid during the year --
          Interest........................................................   $ 1,544    $14,891

                 The accompanying notes are an integral part of these financial statements.

                          FAMILY MEDICAL CLINIC, P.C.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

1. DESCRIPTION OF BUSINESS:

     Family Medical Clinic, P.C. (the "Company") is an Alabama professional corporation owned by three physicians which practice in Cullman, Alabama. The Company was purchased by ProMedCo of Cullman, Inc. effective March 12, 1996 (see
Note 9).

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation -- Audited Financial Statements

     The accompanying financial statements have been prepared on the accrual basis of accounting.

  Basis of Presentation -- Interim Financial Statements

     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1995 to February 28, 1995, and from January 1, 1996 to March 6, 1996, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payors and others for services rendered.

  Property and Equipment

     Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment is depreciated using the straight-line method over the following useful lives:

                                                                                YEARS
                                                                                -----
        Furniture and fixtures...............................................     7
        Equipment............................................................     5

  Income Taxes

     The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the future. Because of this practice, provisions for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                          FAMILY MEDICAL CLINIC, P.C.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                        1994        1995
                                                                      --------    ---------
    Furniture and fixtures.........................................   $ 92,816    $ 147,483
    Equipment......................................................     58,453       61,675
    Less -- Accumulated depreciation...............................    (87,731)    (114,582)
                                                                      --------    ---------
    Property and equipment, net....................................   $ 63,538    $  94,576
                                                                      ========    =========

4. NOTES PAYABLE:

     Notes payable consisted of the following:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1994        1995
                                                                       --------    --------
    Line of credit with a bank, due August 2000, principal and interest payable monthly, annual interest rate equal to the
      Bank's commercial base rate ranging between 7.75%-9.75% and
      5.9% for the years 1994 and 1995, respectively, secured by all
      assets of the Company and guaranteed by its stockholders......   $ 42,279    $113,609
    Other notes payable due April 1997, principal and interest payable monthly, annual interest rates of 7.75% and 9.5%,
      secured by automobiles........................................     27,489      26,251
                                                                       --------    --------
         Total......................................................     69,768     139,860
    Less current maturities.........................................    (40,751)    (39,886)
                                                                       --------    --------
         Notes payable, net.........................................   $ 29,017    $ 99,974
                                                                       ========    ========

     The maturities of notes payable at December 31, 1995, are as follows:

    1996......................................................................   $ 39,886
    1997......................................................................     28,974
    1998......................................................................     24,347
    1999......................................................................     26,631
    2000......................................................................     20,022
                                                                                 --------
                                                                                 $139,860
                                                                                 ========

                          FAMILY MEDICAL CLINIC, P.C.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES:

     The Company has entered into an operating lease for a building which expires in 2005. The future minimum lease commitments under the operating leases are as follows:

    1996......................................................................   $ 90,248
    1997......................................................................     92,954
    1998......................................................................     95,743
    1999......................................................................     98,616
    2000......................................................................    101,573
    Thereafter................................................................    565,297

     Rent expense totaled $18,704 and $87,536 for the years ended December 31, 1994 and 1995, respectively.

6. RELATED-PARTY TRANSACTIONS:

     During 1994, the Company paid approximately $4,500 to Family Medical Clinic Association, an entity owned by two of the Company's stockholders, for building rental. In addition, the Company paid this same entity approximately $14,000 and $4,000 for equipment in 1994 and 1995, respectively.

7. BENEFIT PLAN:

     The Company maintains a defined contribution plan for employees who meet the minimum length of service and age requirements. Under the plan, the Company makes contributions of 11% of all plan participants' compensation, plus 5.7% of each of the participant's excess compensation, as defined. The Company is responsible for the administration of the plan as the plan administrator and trustee. The Company's contributions totaled $113,648 and $113,700 in 1994 and 1995, respectively, including $90,000 contributed for a stockholder in 1994 and 1995.

8. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1995.

9. SUBSEQUENT EVENT:

     Effective March 12, 1996, the Company was acquired by ProMedCo of Cullman, Inc., a wholly owned subsidiary of ProMedCo Management Company, in a stock purchase transaction whereby ProMedCo of Cullman, Inc. agreed to acquire substantially all the operations and certain assets and certain liabilities of the Company, excluding, among other things, requirements under the Company's benefit plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Morgan-Haugh, P.S.C.:

     We have audited the accompanying balance sheets of Morgan-Haugh, P.S.C. (a Kentucky professional services corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morgan-Haugh, P.S.C. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
July 16, 1996

                              MORGAN-HAUGH, P.S.C.

                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                           1994          1995
                                                                        ----------    ----------
                                             ASSETS
Current assets:
     Cash and cash equivalents.......................................   $  113,132    $  188,346
     Accounts receivable, net of allowances of $407,000 and $432,000,
      respectively...................................................      582,597       584,636
     Stockholder notes receivable....................................       23,935            --
     Prepaid expenses and other current assets.......................       29,002         8,423
                                                                        ----------    ----------
          Total current assets.......................................      748,666       781,405
Property and equipment, net of accumulated depreciation of $836,689
  and $929,949, respectively.........................................    1,158,393     1,072,726
Other assets.........................................................       50,261        42,529
                                                                        ----------    ----------
          Total assets...............................................   $1,957,320    $1,896,660
                                                                         =========     =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................................................   $   70,041    $   55,988
     Notes payable...................................................      203,032       130,049
     Accrued expenses and other current liabilities..................      290,018       345,555
     Deferred income taxes...........................................       83,891       116,909
                                                                        ----------    ----------
          Total current liabilities..................................      646,982       648,501
Notes payable, net of current maturities.............................      983,017       864,811
                                                                        ----------    ----------
          Total liabilities..........................................    1,629,999     1,513,312
                                                                        ----------    ----------
Commitments and contingencies
Stockholders' equity:
     Common stock, no par value, 4,000 shares authorized; 3,000
      shares issued and 2,200 shares outstanding.....................      505,069       446,566
     Treasury stock..................................................     (340,097)     (271,186)
     Stockholders notes receivable...................................     (174,472)     (191,277)
     Retained income.................................................      336,821       399,245
                                                                        ----------    ----------
          Total stockholders' equity.................................      327,321       383,348
                                                                        ----------    ----------
          Total liabilities and stockholders' equity.................   $1,957,320    $1,896,660
                                                                         =========     =========

   The accompanying notes are an integral part of these financial statements.

                              MORGAN-HAUGH, P.S.C.

                            STATEMENTS OF OPERATIONS

                                                                              PERIOD FROM   PERIOD FROM
                                                                              JANUARY 1,    JANUARY 1,
                                                   YEARS ENDED                   1995          1996
                                                   DECEMBER 31,                   TO            TO
                                       ------------------------------------    MARCH 31,     MARCH 31,
                                          1993         1994         1995         1995          1996
                                       ----------   ----------   ----------   -----------   -----------
                                                                              (UNAUDITED)   (UNAUDITED)
Net revenue:
     Patient service revenue.........  $4,879,771   $4,519,251   $4,403,055   $ 1,301,949   $ 1,091,091
     Other revenue...................     167,541      146,713       48,373        36,822        36,049
                                       ----------   ----------   ----------   -----------   -----------
          Total net revenue .........   5,047,312    4,665,964    4,451,428     1,338,771     1,127,140
                                       ----------   ----------   ----------   -----------   -----------
Costs and expenses:
     Cost of affiliated physician
       services......................   1,749,511    1,767,328    1,636,120       495,297       404,988
     Clinic salaries and benefits....   1,827,385    1,547,205    1,412,101       222,664       197,644
     Rent expense....................      25,633       24,575       33,547         7,685         7,911
     Clinic pharmaceuticals and
       supplies......................     385,466      376,986      304,183        47,298        45,777
     Other clinic costs..............   1,021,745      894,142      761,402       355,236       322,369
     Depreciation....................     123,406      115,350      111,266        27,189        23,556
     Interest expense................     100,471       88,775       87,465        23,673        19,887
                                       ----------   ----------   ----------   -----------   -----------
          Total costs and expenses...   5,233,617    4,814,361    4,346,084     1,179,042     1,022,132
                                       ----------   ----------   ----------   -----------   -----------
Income (loss) before provision for
  income taxes.......................    (186,305)    (148,397)     105,344       159,729       105,008
Provision (credit) for income
  taxes..............................     (73,317)     (59,617)      42,920        60,696        39,903
                                       ----------   ----------   ----------   -----------   -----------
Net income (loss)....................  $ (112,988)  $  (88,780)  $   62,424   $    99,033   $    65,105
                                       ==========   ==========   ==========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                              MORGAN-HAUGH, P.S.C.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK                    STOCKHOLDER
                                            ------------------    TREASURY        NOTES       RETAINED
                                            SHARES     AMOUNT       STOCK      RECEIVABLE     EARNINGS       TOTAL
                                            ------    --------    ---------    -----------    ---------    ---------
Balance, December 31, 1992...............   2,200     $570,465    $(286,635)    $ (277,017)   $ 538,589    $ 545,402
     Stock purchased.....................    (200)          --      (96,713)            --           --      (96,713)
     Payments on stockholders notes,
       net...............................      --           --           --        144,025           --      144,025
     Net loss............................      --           --           --             --     (112,988)    (112,988)
                                            -----     --------    ---------    -----------    ---------    ---------
Balance, December 31, 1993...............   2,000      570,465     (383,348)      (132,992)     425,601      479,726
     Stock purchased.....................    (200)          --      (87,558)            --           --      (87,558)
     Stock issued........................     400      (65,396)     130,809             --           --       65,413
     Payments on stockholders notes,
       net...............................      --           --           --        (41,480)          --      (41,480)
     Net loss............................      --           --           --             --      (88,780)     (88,780)
                                            -----     --------    ---------    -----------    ---------    ---------
Balance, December 31, 1994...............   2,200      505,069     (340,097)      (174,472)     336,821      327,321
     Stock purchased.....................    (200)          --      (18,889)            --           --      (18,889)
     Stock issued........................     200      (58,503)      87,800             --           --       29,297
     Payments on stockholders notes,
       net...............................      --           --           --        (16,805)          --      (16,805)
     Net income..........................      --           --           --             --       62,424       62,424
                                            -----     --------    ---------    -----------    ---------    ---------
Balance, December 31, 1995...............   2,200     $446,566    $(271,186)    $ (191,277)   $ 399,245    $ 383,348
                                            =====     ========    =========    ===========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                              MORGAN-HAUGH, P.S.C.

                            STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1993         1994         1995
                                                              ---------    ---------    ---------
Cash flows from operating activities:
     Net income (loss).....................................   $(112,988)   $ (88,780)   $  62,424
     Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities --
          Depreciation.....................................     123,406      115,350      111,266
          (Gain) loss on sale of property..................        (585)      (2,904)         183
          Changes in assets and liabilities --
               Accounts receivable.........................     (17,637)     (24,392)      (2,039)
               Prepaid expenses and other current assets...      77,658        5,218       20,579
               Accounts payable............................      22,361       (2,691)     (14,053)
               Accrued expenses and other current
                 liabilities...............................     (18,499)      35,323       55,537
               Deferred income taxes.......................     (62,492)     (59,617)      33,018
                                                              ---------    ---------    ---------
                    Net cash provided by (used in)
                      operating activities.................      11,224      (22,493)     266,915
                                                              ---------    ---------    ---------
Cash flows from investing activities:
     Purchases of property and equipment...................     (60,542)     (53,841)     (25,787)
     Proceeds from sales of property and equipment.........       5,710       19,622            5
     Other assets..........................................      (2,510)      (2,855)       7,732
                                                              ---------    ---------    ---------
                    Net cash used in investing
                      activities...........................     (57,342)     (37,074)     (18,050)
                                                              ---------    ---------    ---------
Cash flows from financing activities:
     Payments on stockholders notes receivable.............      99,120       44,043       23,935
     Proceeds from notes payable...........................          --      283,289       76,889
     Payments on notes payable.............................    (122,928)    (214,840)    (255,586)
     Purchase of treasury stock............................     (96,713)     (87,558)     (18,889)
                                                              ---------    ---------    ---------
                    Net cash provided by (used in)
                      financing activities.................    (120,521)      24,934     (173,651)
                                                              ---------    ---------    ---------
Net increase (decrease) in cash............................    (166,639)     (34,633)      75,214
Cash and cash equivalents, beginning of year...............     314,404      147,765      113,132
                                                              ---------    ---------    ---------
Cash and cash equivalents, end of year.....................   $ 147,765    $ 113,132    $ 188,346
                                                              =========    =========    =========
Supplemental disclosure of cash flow information:
     Cash paid during the year --
          Interest.........................................   $ 100,471    $  88,775    $  87,465

   The accompanying notes are an integral part of these financial statements.

                              MORGAN-HAUGH, P.S.C.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

1. DESCRIPTION OF BUSINESS:

     Morgan-Haugh, P.S.C. (the "Company") is a Kentucky professional corporation that provides medical services. The principal stockholders of the Company are the physicians who provide healthcare services. The Company was purchased by ProMedCo of Mayfield, Inc. effective April 25, 1996 (see Note 10).

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation -- Audited Financial Statements

     The accompanying financial statements have been prepared on the accrual basis of accounting.

  Basis of Presentation -- Interim Financial Statements

     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1995 to March 31, 1995, and from January 1, 1996 to March 31, 1996, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payors and others for services rendered.

  Cash and Cash Equivalents

     The Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments, with original maturities of three months or less, as cash and cash equivalents.

  Property and Equipment

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed on a straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture, fixtures, and equipment...........................................    5-10
    Building and improvements....................................................   15-30

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                              MORGAN-HAUGH, P.S.C.

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                    ------------------------
                                                                       1994          1995
                                                                    ----------    ----------
    Land.........................................................   $  161,852    $  161,852
    Furniture, fixtures, and equipment...........................      679,851       684,844
    Building and improvements....................................    1,153,379     1,155,979
    Less -- Accumulated depreciation.............................     (836,689)     (929,949)
                                                                    ----------    ----------
    Property and equipment, net..................................   $1,158,393    $1,072,726
                                                                    ==========    ==========

4. NOTES PAYABLE:

     Notes payable consists of the following:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------    ---------
    7.5% note payable to a bank, due in monthly installments of
      $1,439, including interest, through April 2005, secured by
      property and equipment.....................................   $  123,677    $ 115,432
    7.5% note payable to a bank, due in monthly installments of
      $7,279, including interest, through May 2003, secured by
      property and equipment.....................................      540,002      491,565
    9.0% note payable to a bank, due in monthly installments of
      $2,283, including interest, through January 2011, secured
      by property and equipment..................................      233,109      225,058
    6.56% note payable to a related party, due in monthly
      installments of $215, including interest, through July
      2005, unsecured............................................           --       18,324
    8.75% note payable to a bank, due in monthly installments of
      $407, including interest, through May 2003, unsecured......           --       26,558
    5.9% note payable to a related party, due in monthly
      installments of $249, including interest, through December
      2003, unsecured............................................       20,943       19,145
    9.0% note payable to a bank, due in monthly installments of
      $747, including interest, through September 1999,
      unsecured..................................................           --       28,362
    9.0% note payable to a bank, due in monthly installments of
      $4,428, including interest, through May 1997, secured by
      equipment..................................................      115,279       70,416
    8.26% note payable to a related party, due in monthly
      installments of $863, including interest, through January
      1999, unsecured............................................       35,808           --

                              MORGAN-HAUGH, P.S.C.

4. NOTES PAYABLE -- (CONTINUED)

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------    ---------
    5.9% note payable to a related party, due in monthly
      installments of $442, including interest, through December
      2003, unsecured............................................       37,231           --
    8.5% note payable to a bank, due August 1995, unsecured......       80,000           --
                                                                    ----------    ---------
         Total...................................................    1,186,049      994,860
         Less current maturities.................................     (203,032)    (130,049)
                                                                    ----------    ---------
         Notes payable, net......................................   $  983,017    $ 864,811
                                                                     =========    =========

     The maturities of notes payable as of December 31, 1995, are as follows:

    1996......................................................................   $130,049
    1997......................................................................    109,436
    1998......................................................................     94,853
    1999......................................................................    100,130
    2000......................................................................    101,166
    Thereafter................................................................    459,226
                                                                                 --------
                                                                                 $994,860
                                                                                 ========

5. STOCKHOLDER NOTES RECEIVABLE:

     At December 31, 1994 and 1995, the Company had the following non-interest bearing notes due from stockholders. Each of the notes was received in exchange for shares of the Company's common stock. As these notes are noninterest-bearing, interest has been imputed and is recognized as interest income in the statements of operations. As these notes relate to equity contributions, the outstanding receivables as of December 31, 1994, have been shown as a reduction of stockholders' equity.

     The maturities of stockholder notes receivable at December 31, 1995, are as follows:

    Note receivable, $601 per month, through March 1998.......................   $ 16,219
    Note receivable, $677 per month, through May 1999.........................     29,798
    Note receivable, $403 per month, through May 2010.........................     69,714
    Note receivable, $411 per month, through August 2004......................     30,021
    Note receivable, $411 per month, through July 2004........................     29,425
    Note receivable, $215 per month, through April 2005.......................     16,100
                                                                                 --------
                                                                                 $191,277
                                                                                 ========

6. COMMITMENTS AND CONTINGENCIES:

     The Company leases various equipment on a month-to-month basis; total rent expense charged to operations aggregated $25,633, $24,575, and $33,547 in 1993, 1994, and 1995, respectively.

     The Company leases office space and examination rooms to several physicians under one-year renewable lease agreements. The Company is responsible for repairs, maintenance, and utilities; the lessee is responsible for insurance coverage during the term of the lease. Rental income under these operating leases aggregated $20,070, $29,760, and $37,550 in 1993, 1994, and 1995,
respectively, and is included in other revenues in the accompanying statements of operations.

                              MORGAN-HAUGH, P.S.C.

7. INCOME TAXES:

     Deferred income taxes are attributable primarily to timing differences between income tax reporting and financial reporting related to revenues and expenses.

     The following table summarizes the composition of the deferred tax assets and liabilities.

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994        1995
                                                                           --------    --------
Deferred tax assets --
     Accounts payable...................................................   $ 29,093    $ 18,834
     Accrued expenses and other current liabilities.....................    104,048     100,912
     Operating loss carryforwards.......................................     23,601          --
                                                                           --------    --------
          Total deferred tax assets.....................................    156,742     119,746
                                                                           --------    --------
Deferred tax liabilities --
     Accounts receivable................................................    233,039     233,855
     Other..............................................................      7,594       2,800
                                                                           --------    --------
          Total deferred tax liabilities................................    240,633     236,655
                                                                           --------    --------
Net current deferred taxes..............................................   $ 83,891    $116,909
                                                                           ========    ========

     The following table summarizes the significant components of income tax expense (benefit):

                                                                1993        1994       1995
                                                              --------    --------    -------
    Current tax provision (benefit)........................   $(10,825)   $  --       $ 9,902
    Deferred tax provision (benefit).......................    (62,492)    (59,617)    33,018
                                                              --------    --------    -------
    Provision (credit) for income taxes....................   $(73,317)   $(59,617)   $42,920
                                                              ========    ========    =======

     A reconciliation of the statutory federal income tax rate to the Company's effective income tax rate follows:

                                                                          1993    1994    1995
                                                                          ----    ----    ----
    Statutory federal income tax rate..................................    34%     34%     34%
    State income taxes, net of federal income taxes....................     4       4       4
    Other..............................................................     1       2       3
                                                                          ----    ----    ----
                                                                           39%     40%     41%
                                                                          ====    ====    ====

8. PROFIT SHARING PLAN:

     The Company has a qualified profit sharing plan (the "Plan") that includes a 401(k) provision. The profit sharing component covers substantially all full-time employees and provides for contributions in such amounts as the Board of Directors may annually determine. The 401(k) component permits eligible employees, at their discretion, to invest up to 15% of their salary in the Plan. Under the Plan agreement, the Company must match the employees' discretionary investment in the Plan up to 3% of employees' compensation. Total expenses for the Plan for the years ended December 31, 1993, 1994, and 1995, aggregated $258,596, $130,199, and $153,752, respectively.

                              MORGAN-HAUGH, P.S.C.

9. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1995.

10. SUBSEQUENT EVENT:

     Effective April 25, 1996, the Company was acquired by ProMedCo of Mayfield, Inc., a wholly owned subsidiary of ProMedCo Management Company, in an asset purchase transaction whereby ProMedCo of Mayfield, Inc. agreed to acquire substantially all the operations and certain assets and liabilities of the Company, excluding, among other things, requirements under the Company's profit sharing plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
HealthFirst Services, Inc. and
Tarrant Family Practice, P.A.:

     We have audited the accompanying combined balance sheets of HealthFirst Services, Inc. and Tarrant Family Practice, P.A. (a Texas corporation and a Texas association, respectively -- see Note 1) as of December 31, 1994 and 1995, and the related combined statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthFirst Services, Inc. and Tarrant Family Practice, P.A. as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
July 18, 1996

          HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
                            COMBINED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                           1994          1995
                                                                        ----------    ----------
ASSETS
Current assets:
     Cash............................................................   $  164,675    $  121,538
     Accounts receivable -- net of allowances of $200,000 and
      $360,000, respectively.........................................      493,000       836,270
                                                                        ----------    ----------
          Total current assets.......................................      657,675       957,808
Property and equipment, net of accumulated depreciation and
  amortization of $200,895 and $260,479, respectively................      423,384       544,646
Other assets.........................................................       41,954        31,543
                                                                        ----------    ----------
          Total assets...............................................   $1,123,013    $1,533,997
                                                                         =========     =========
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
     Accounts payable................................................   $  109,412    $  180,120
     Notes payable...................................................       83,757       144,303
     Accrued expenses and other current liabilities..................      308,905       131,530
                                                                        ----------    ----------
          Total current liabilities..................................      502,074       455,953
Notes payable, net of current maturities.............................      221,909       117,867
Other liabilities....................................................           --       101,180
                                                                        ----------    ----------
          Total liabilities..........................................      723,983       675,000
Commitments and contingencies (Note 6)
Owners' equity.......................................................      399,030       858,997
                                                                        ----------    ----------
          Total liabilities and owners' equity.......................   $1,123,013    $1,533,997
                                                                         =========     =========

                 The accompanying notes are an integral part of these financial statements.

          HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
                       COMBINED STATEMENTS OF OPERATIONS

                                                                               PERIOD FROM    PERIOD FROM
                                                                               JANUARY 1,     JANUARY 1,
                                                                                  1995           1996
                                           YEARS ENDED DECEMBER 31,                TO             TO
                                    --------------------------------------       MAY 31,        MAY 31,
                                       1993          1994          1995           1995           1996
                                    ----------    ----------    ----------     -----------    -----------
                                                                               (UNAUDITED)    (UNAUDITED)
Net revenue......................   $2,155,948    $3,024,119    $4,828,924     $ 1,658,933    $ 2,590,608
                                    ----------    ----------    ----------     -----------    -----------
Costs and expenses:
     Cost of affiliated physician
       services..................      591,966       878,875     1,287,409         405,035        876,457
     Clinic salaries and
       benefits..................      627,205       821,329     1,093,392         441,476        162,484
     Clinic rent and lease
       expenses..................       61,802        98,851       169,737          38,152         94,070
     Clinic pharmaceuticals and
       supplies..................      172,851       200,978       304,644         115,659        101,764
     Other clinic costs..........      662,255       872,805     1,428,685         466,999        918,210
     Depreciation and
       amortization..............       32,705        62,113        70,116          11,300             --
     Interest expense............       36,922        25,257        22,532           4,103          5,170
                                    ----------    ----------    ----------     -----------    -----------
          Total costs and
            expenses.............    2,185,706     2,960,208     4,376,515       1,482,724      2,158,155
                                    ----------    ----------    ----------     -----------    -----------
Net income (loss)................   $  (29,758)   $   63,911    $  452,409     $   176,209    $   432,453
                                    ==========    ==========    ==========     ===========    ===========

                 The accompanying notes are an integral part of these financial statements.

          HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
                     COMBINED STATEMENTS OF OWNERS' EQUITY

Balance, December 31, 1992........................................................   $342,473
     Net loss.....................................................................    (29,758)
                                                                                     --------
Balance, December 31, 1993........................................................    312,715
     Net income...................................................................     63,911
     Capital contributions........................................................     22,404
                                                                                     --------
Balance, December 31, 1994........................................................    399,030
     Net income...................................................................    452,409
     Capital contributions........................................................      7,558
                                                                                     --------
Balance, December 31, 1995........................................................   $858,997
                                                                                     ========

  The accompanying notes are an integral part of these financial statements.

          HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1993         1994         1995
                                                              ---------    ---------    ---------
Cash flows from operating activities:
     Net income (loss).....................................   $ (29,758)   $  63,911    $ 452,409
     Adjustments to reconcile net income (loss) to net cash
       provided by operating activities --
          Depreciation and amortization....................      32,705       62,113       70,116
          Changes in assets and liabilities --
               Accounts receivable, net....................     (40,300)    (126,766)    (343,270)
               Other current assets........................      40,315           --           --
               Other noncurrent assets.....................     (24,006)      (8,159)          --
               Accounts payable............................      25,163       79,592       70,708
               Accrued expenses and other current
                 liabilities...............................      49,321      220,292     (177,375)
                                                              ---------    ---------    ---------
                    Net cash provided by operating
                      activities...........................      53,440      290,983       72,588
                                                              ---------    ---------    ---------
Cash flows from investing activities:
     Purchase of property and equipment....................    (126,931)     (72,041)    (173,409)
                                                              ---------    ---------    ---------
                    Net cash used in investing
                      activities...........................    (126,931)     (72,041)    (173,409)
                                                              ---------    ---------    ---------
Cash flows from financing activities:
     Proceeds from notes payable...........................     167,197       14,785       46,121
     Payments on notes payable.............................     (50,186)    (125,072)     (89,617)
     Proceeds from managed care contract...................          --           --      101,180
     Proceeds from capital contributions...................          --       12,500           --
                                                              ---------    ---------    ---------
                    Net cash provided by (used in)
                      financing activities.................     117,011      (97,787)      57,684
                                                              ---------    ---------    ---------
Net increase (decrease) in cash............................      43,520      121,155      (43,137)
Cash, beginning of year....................................          --       43,520      164,675
                                                              ---------    ---------    ---------
Cash, end of year..........................................   $  43,520    $ 164,675    $ 121,538
                                                              =========    =========    =========
Supplemental disclosure of cash flow information:
     Cash paid during the year for interest................   $  36,922    $  25,257    $  22,532
     Noncash capital contributions.........................   $      --    $   9,904    $   7,558

                 The accompanying notes are an integral part of these financial statements.

          HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

1. DESCRIPTION OF BUSINESS:

     HealthFirst Services, Inc. and Tarrant Family Practice, P.A. (collectively, the "Company") operate five medical clinics in Fort Worth, Texas and surrounding areas. HealthFirst Services, Inc. and Tarrant Family Practice. P.A. were formed under the applicable laws of Texas on June 23, 1994 and January 28, 1987, respectively. The Companies are affiliated entities and have four common shareholders that own 70% of HealthFirst Services Inc. and 100% of Tarrant Family Practice, P.A. Accordingly, their financial position and results of operation have been combined for financial reporting purposes.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation -- Audited Financial Statements

     The accompanying combined financial statements have been prepared on the accrual basis of accounting.

  Basis of Presentation -- Interim Financial Statements

     The interim financial statements have been prepared by the Company without audit, pursuant to Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1995 to May 31, 1995, and from January 1, 1996 to May 31, 1996, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payers and others for services rendered.

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the following useful lives:

                                                                              YEARS
                                                                     ------------------------
    Furniture and fixtures........................................              10
    Equipment.....................................................             5-10
    Leasehold improvements........................................   Remaining life of lease

  Income Taxes

     HealthFirst Services, Inc. and Tarrant Family Practice, P.A. are both S Corporations. Accordingly, income tax liabilities are the responsibility of the respective owners.

  Owners' Equity

     Owners' equity includes the respective capital stock, additional paid-in capital and retained earnings of the legal entities described in Note 1.

            HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
                 NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     The practices were purchased by ProMedCo of Lake Worth, Inc. subsequent to year-end 1995 (see Note 9).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                       1994         1995
                                                                     ---------    ---------
    Furniture, fixtures, and equipment............................   $ 370,059    $ 527,317
    Leasehold improvements........................................     254,220      277,808
    Less -- Accumulated depreciation and amortization.............    (200,895)    (260,479)
                                                                     ---------    ---------
    Property and equipment, net...................................   $ 423,384    $ 544,646
                                                                     =========    =========

4. NOTES PAYABLE:

     Notes payable consists of the following:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1994        1995
                                                                       --------    --------
    Note payable to bank, due in 1997, payable in monthly
      installments, bearing interest at 8.75%, secured by property
      and equipment.................................................   $120,399    $ 77,981
    Note payable to a health maintenance organization, for which the
      Company will provide clinic services to its members; due in
      1998, payable in monthly installments beginning in 1995,
      bearing interest at prime, secured by operating assets........    142,000     131,679
    Other notes payable, due from 1996 to 1998, bearing interest at
      rates from 5.85% to 9.75%.....................................     43,267      52,510
                                                                       --------    --------
         Total......................................................    305,666     262,170
         Less current maturities....................................    (83,757)   (144,303)
                                                                       --------    --------
         Notes payable, net.........................................   $221,909    $117,867
                                                                       ========    ========

     The maturities of notes payable at December 31, 1995 are as follows:

    1996......................................................................   $144,303
    1997......................................................................     76,938
    1998......................................................................     40,929
                                                                                 --------
         Total................................................................   $262,170
                                                                                 ========

         HEALTHFIRST SERVICES, INC. AND TARRANT FAMILY PRACTICE, P.A.
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. OTHER LIABILITIES:

     During 1995, the Company received cash from a health maintenance organization in return for agreeing to provide clinic services to its members in a certain area, for a three-year period. The amount will be earned over the three year term, beginning in 1996. However, upon the Company's termination of clinic services in the area, the unearned balance becomes due.

6. COMMITMENTS AND CONTINGENCIES:

     The Company has operating leases for all of its facilities including the clinics and the business office, extending through 2011. Rent expense totaled $60,778, $97,714, and $169,411 for the years ended December 31, 1993, 1994, and
1995, respectively (see Note 7).

     Future lease commitments under the operating leases are as follows:

    1996....................................................................   $  264,342
    1997....................................................................      307,854
    1998....................................................................      271,285
    1999....................................................................      221,088
    2000....................................................................      198,848
    Thereafter..............................................................    1,260,000

     Subsequent to December 31, 1995, the Company entered into a lease agreement with an affiliated company for a new facility. The commitments related to this agreement have been included in the above future lease commitments.

7. RELATED-PARTY TRANSACTIONS:

     The Company leases several of its facilities from affiliated companies with common owners. Total rent expense to related parties for the years ended December 31, 1993, 1994, and 1995 was $45,779, $60,102, and $112,021,
respectively.

8. BENEFIT PLAN:

     The Company maintains a defined contribution plan for employees who meet the minimum length of service and age requirements. Under the plan, the Company makes contributions of 5.7% of all plan participants' compensation. The Company's contributions totaled $51,887, $65,984, and $90,261 in 1993, 1994, and 1995, respectively.

9. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1995.

10. SUBSEQUENT EVENT:

     Effective May 29, 1996, the Company was acquired by ProMedCo of Lake Worth, Inc., a wholly owned subsidiary of ProMedCo Management Company, in an asset purchase transaction whereby ProMedCo of Lake Worth, Inc. agreed to acquire substantially all the operations and certain assets and certain liabilities of the Company, excluding, among other things, requirements under the Company's benefit plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Abilene Diagnostic Clinic, P.L.L.C.:

     We have audited the accompanying combined balance sheets of the Abilene Diagnostic Clinic Practices (see Note 1) as of December 31, 1995 and 1996, and the related combined statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Abilene Diagnostic Clinic Practices as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
January 31, 1997

                  ABILENE DIAGNOSTIC CLINIC PRACTICES (NOTE 1)

                            COMBINED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                           1995          1996
                                                                        ----------    ----------
                                             ASSETS
Current assets:
     Cash and cash equivalents.......................................   $  369,717    $  361,740
     Accounts receivable -- net of allowances of $783,991 and
      $2,623,757, respectively.......................................    1,478,283     1,609,780
     Prepaid expenses and other current assets.......................      146,050       143,778
                                                                        ----------    ----------
          Total current assets.......................................    1,994,050     2,115,298
Property and equipment, net of accumulated depreciation of $110,543
  and $135,113, respectively.........................................       57,224        32,654
Other assets.........................................................       50,000        50,000
                                                                        ----------    ----------
          Total assets...............................................   $2,101,274    $2,197,952
                                                                         =========     =========

                                 LIABILITIES AND OWNERS' EQUITY
Current liabilities:
     Accounts payable................................................   $  583,331    $  459,941
     Management fees payable.........................................      113,047       573,715
     Notes payable...................................................      198,163       820,447
     Accrued expenses and other current liabilities..................       65,693        48,667
                                                                        ----------    ----------
          Total current liabilities..................................      960,234     1,902,770
Notes payable, net of current maturities.............................           --        77,675
                                                                        ----------    ----------
          Total liabilities..........................................      960,234     1,980,445
Commitments and contingencies
Owners' equity.......................................................    1,141,040       217,507
                                                                        ----------    ----------
          Total liabilities and owners' equity.......................   $2,101,274    $2,197,952
                                                                         =========     =========

   The accompanying notes are an integral part of these financial statements.

                  ABILENE DIAGNOSTIC CLINIC PRACTICES (NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1994          1995          1996
                                                          ----------    ----------    -----------
Net revenue............................................   $7,114,567    $9,536,623    $15,790,742
                                                          ----------    ----------    -----------

     Cost of affiliated physician services.............    3,730,554     4,939,683      7,462,546
     Clinic salaries and benefits......................    1,336,463     1,424,891      2,332,584
     Clinic rent and lease expense.....................      322,711       477,923        800,711
     Clinic pharmaceuticals and supplies...............      335,317       354,161        859,649
     Other clinic costs................................    1,382,539     1,799,974      4,348,486
     Management fees...................................           --       113,047        700,896
     Depreciation......................................       31,795        29,190         24,572
     Interest expense..................................       25,963        23,620         13,528
     Other (income) expense............................        4,137        27,221         (8,426)
                                                          ----------    ----------    -----------
          Total costs and expenses.....................    7,169,479     9,189,710     16,534,546
                                                          ----------    ----------    -----------
Net income (loss)......................................   $  (54,912)   $  346,913    $  (743,804)
                                                           =========     =========     ==========

   The accompanying notes are an integral part of these financial statements.

                  ABILENE DIAGNOSTIC CLINIC PRACTICES (NOTE 1)

                     COMBINED STATEMENTS OF OWNERS' EQUITY

Balance, December 31, 1993......................................................   $  929,114
     Net loss...................................................................      (54,912)
     Capital distributions......................................................      (39,025)
                                                                                   ----------
Balance, December 31, 1994......................................................      835,177
     Net income.................................................................      346,913
     Capital distributions......................................................      (41,050)
                                                                                   ----------
Balance, December 31, 1995......................................................    1,141,040
     Net loss...................................................................     (743,804)
     Capital contributions......................................................      300,584
     Capital distributions......................................................     (480,313)
                                                                                   ----------
Balance, December 31, 1996......................................................   $  217,507
                                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                  ABILENE DIAGNOSTIC CLINIC PRACTICES (NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1994         1995         1996
                                                              ---------    ---------    ---------
Cash flows from operating activities:
     Net income (loss).....................................   $ (54,912)   $ 346,913    $(743,804)
     Adjustments to reconcile net income (loss) to net cash
       provided by operating activities --
          Depreciation.....................................      31,795       29,190       24,572
          (Gain) loss on sale of equipment.................        (424)          --           --
          Changes in assets and liabilities --
               Accounts receivable, net....................    (116,684)    (213,476)    (131,497)
               Other current assets........................       5,595      (30,849)       2,272
               Other assets................................          --      (50,000)          --
               Accounts payable............................      (2,631)     407,225     (123,390)
               Management fees payable.....................          --      113,047      460,668
               Accrued expenses and other current
                 liabilities...............................     452,145     (743,452)     (17,028)
                                                              ---------    ---------    ---------
                    Net cash provided by (used in)
                      operating activities.................     314,884     (141,402)    (528,207)
                                                              ---------    ---------    ---------
Cash flows from investing activities:
     Purchases of property and equipment...................     (27,490)     (64,100)          --
     Proceeds from sale of property and equipment..........     140,246           --           --
                                                              ---------    ---------    ---------
                    Net cash provided by (used in)
                      investing activities.................     112,756      (64,100)          --
                                                              ---------    ---------    ---------
Cash flows from financing activities:
     Payments on notes payable.............................     (81,518)     (72,547)     (50,041)
     Proceeds from notes payable...........................                               750,000
     Proceeds from capital contributions ..................          --           --      300,584
     Capital owner distributions...........................     (39,025)     (41,050)    (480,313)
                                                              ---------    ---------    ---------
                    Net cash provided by (used in)
                      financing activities.................    (120,543)    (113,597)     520,230
                                                              ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents.......     307,097     (319,099)      (7,977)
Cash and cash equivalents, beginning of year...............     381,719      688,816      369,717
                                                              ---------    ---------    ---------
Cash and cash equivalents, end of year.....................   $ 688,816    $ 369,717    $ 361,740
                                                              =========    =========    =========
Supplemental disclosure of cash flow information:
     Cash paid during the year for interest................   $  25,963    $  23,620    $  13,528
                                                              =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                  ABILENE DIAGNOSTIC CLINIC PRACTICES (NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1996

1. DESCRIPTION OF BUSINESS:

     Abilene Diagnostic Clinic, P.L.L.C. ("ADC"), a Texas professional limited liability company, operates a group medical practice in Taylor County, Texas. ADC has entered into an interim service agreement with ProMedCo of Abilene, Inc., a wholly owned subsidiary of ProMedCo Management Company, to manage all day-to-day operations other than the provision of medical services. ADC has also entered into an asset purchase agreement with ProMedCo Management Company for certain assets and certain liabilities (excluding, among other things, requirements under benefit plans) of ADC in exchange for common stock of ProMedCo Management Company effective the later of February 16, 1997 or the first day of the month following the date of the initial public offering.

     The combined financial statements of Abilene Diagnostic Clinic Practices include ADC and the historical financial statements of Abilene Association of Anesthesiology, P.A. This practice was purchased by ADC subsequent to December 31, 1995, and is included as part of the ProMedCo Management Company purchase of ADC. The accompanying financial statements of the Abilene Diagnostic Clinic Practices ("Combined Entities") have been prepared on a combined basis since the proposed business combination will be accounted for as a single transaction and it is more meaningful to present the combined financial position and results of operations of the acquired entities.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation -- Audited Financial Statements

     The accompanying combined financial statements have been prepared on the accrual basis of accounting.

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third party payors and others for services rendered.

  Cash and Cash Equivalents

     The Combined Entities include all cash accounts, and all highly liquid debt instruments, with original maturities of three months or less, as cash and cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consists of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts in certain entities.

  Property and Equipment

     Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the following useful lives:

                                                                              YEARS
                                                                     ------------------------
    Furniture and fixtures........................................              10
    Equipment.....................................................             5-10
    Leasehold improvements........................................   Remaining life of lease

                  ABILENE DIAGNOSTIC CLINIC PRACTICES (NOTE 1)

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Income Taxes

     The Combined Entities have historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the future. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in the combined financial statements.

  Owners' Equity

     Owners' equity includes the combined respective capital stock, additional paid-in capital, and retained earnings of the various legal entities reflected herein as the Combined Entities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                        1995        1996
                                                                      --------    ---------
    Equipment......................................................   $167,767    $ 167,767
    Less accumulated depreciation..................................   (110,543)    (135,113)
                                                                      --------    ---------
    Property and equipment, net....................................   $ 57,224    $  32,654
                                                                      ========    =========

4. NOTES PAYABLE:

     Notes payable consists of the following:

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                       1995         1996
                                                                     ---------    ---------
    Note payable to a bank, due in 1998, payable in monthly
      installments with the balance due at maturity, bearing
      interest at the bank base rate plus 0.5%, unsecured.........   $ 198,163    $ 148,122
    Note payable to a bank, due in 1997, payable in monthly
      installments with the balance due at maturity, bearing
      interest at the bank base rate plus 1.0%, secured...........          --      750,000
                                                                     ---------    ---------
         Total....................................................     198,163      898,122
         Less current maturities..................................    (198,163)    (820,447)
                                                                     ---------    ---------
         Notes payable, net.......................................   $      --    $  77,675
                                                                     =========    =========

                  ABILENE DIAGNOSTIC CLINIC PRACTICES (NOTE 1)

5. COMMITMENTS AND CONTINGENCIES:

     The Combined Entities have operating leases for all of its facilities. Rent expense totaled $322,711, $477,923, and $800,711 for the years ended December 31, 1994, 1995, and 1996, respectively.

     Future lease commitments under the operating leases are as follows:

    1997....................................................................   $  456,604
    1998....................................................................      397,053
    1999....................................................................      170,860
    2000....................................................................       30,811
    2001....................................................................       11,637
                                                                               ----------
                                                                               $1,066,965
                                                                                =========

6. BENEFIT PLANS:

     The Combined Entities have several defined contribution plans. Contributions were $418,529 and $61,466 for 1994 and 1995, respectively. No contributions were made in 1996.

7. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1996.

8. SALE OF THE COMBINED ENTITIES:

     In December, 1995, the Combined Entities entered into an interim management services agreement with ProMedCo of Abilene, Inc., a wholly owned subsidiary of ProMedCo Management Company. As part of this transaction, the Combined Entities agreed to be acquired by ProMedCo of Abilene, Inc., on the later of February 16, 1997 or the first day of the month following the date of the initial public offering of ProMedCo Management Company's common stock, excluding, among other things, requirements under the Combined Entities' benefit plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
King's Daughters Clinic, P.A.:

     We have audited the accompanying balance sheets of King's Daughters Clinic, P.A. (a Texas professional association) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of King's Daughters Clinic, P.A. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
August 30, 1996

                         KING'S DAUGHTERS CLINIC, P.A.
                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                            ------------------------    AUGUST 31,
                                                               1994          1995          1996
                                                            ----------    ----------    ----------
                                                                                        (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents...........................   $   41,583    $   64,756    $  301,706
     Accounts receivable, net of allowances of $850,000,
       $2,312,000, and $2,397,000 at December 31, 1994
       and 1995, and August 31, 1996, respectively.......    1,080,764     2,651,078     2,762,001
     Inventories.........................................       84,753       123,607        84,967
     Prepaid expenses and other current assets...........      118,772       263,260       126,491
                                                            ----------    ----------    ----------
          Total current assets...........................    1,325,872     3,102,701     3,275,165
Property and equipment, net..............................      920,931     1,219,271     1,597,639
                                                            ----------    ----------    ----------
          Total assets...................................   $2,246,803    $4,321,972    $4,872,804
                                                             =========     =========     =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of credit......................................   $       --    $  275,000    $  225,000
     Accounts payable....................................      384,716     1,010,801       745,709
     Accrued expenses and other current liabilities......      617,789       524,820     1,481,362
     Current portion of notes payable....................       83,996        69,996        69,996
     Current portion of capital lease obligations........      201,851       279,160       294,216
     Deferred income taxes...............................           --       302,913       182,939
                                                            ----------    ----------    ----------
          Total current liabilities......................    1,288,352     2,462,690     2,999,222
Long-Term liabilities:
     Notes payable.......................................      180,843       110,847        64,183
     Capital lease obligations...........................      530,862       668,759     1,030,171
     Deferred income taxes...............................       50,146        72,755            --
     Other long-term liabilities.........................           --       349,845       393,575
                                                            ----------    ----------    ----------
          Total long-term liabilities....................      761,851     1,202,206     1,487,929
                                                            ----------    ----------    ----------
          Total liabilities..............................    2,050,203     3,664,896     4,487,151
Commitments and contingencies Stockholders' equity:
     Common stock, $100 par value, 1,000,000 shares
       authorized; 27, 29 and 30 shares outstanding at
       December 31, 1994 and 1995, and August 31, 1996,
       respectively, after deducting 1, 0, and 0 shares
       held in treasury at December 31, 1994 and 1995 and
       August 31, 1996...................................        2,700         2,900         3,000
     Retained earnings...................................      193,900       654,176       382,653
                                                            ----------    ----------    ----------
          Total stockholders' equity.....................      196,600       657,076       385,653
                                                            ----------    ----------    ----------
          Total liabilities and stockholders' equity.....   $2,246,803    $4,321,972    $4,872,804
                                                             =========     =========     =========

                 The accompanying notes are an integral part of these financial statements.

                         KING'S DAUGHTERS CLINIC, P.A.
                            STATEMENTS OF OPERATIONS

                                                                                       FOR THE         FOR THE
                                                                                     EIGHT MONTHS    EIGHT MONTHS
                                                YEARS ENDED DECEMBER 31,                ENDED           ENDED
                                        -----------------------------------------     AUGUST 31,      AUGUST 31,
                                           1993           1994           1995            1995            1996
                                        -----------    -----------    -----------    ------------    ------------
                                                                                     (UNAUDITED)     (UNAUDITED)
Revenues:
    Net patient service revenues.....   $13,612,086    $15,509,447    $18,757,164    $12,480,170     $12,448,700
    Other revenues...................       714,884        774,250        814,429        463,290         553,460
                                        -----------    -----------    -----------    -----------     -----------
         Total net revenues..........    14,326,970     16,283,697     19,571,593     12,943,460      13,002,160
                                        -----------    -----------    -----------    -----------     -----------
Costs and expenses:
    Cost of affiliated physician
      services.......................     5,478,326      5,980,131      7,427,766      5,179,604       5,012,422
    Clinic salaries and benefits.....     4,559,211      5,653,364      5,010,994      3,335,680       4,015,320
    Rent expense.....................     1,405,316      1,679,774      1,724,425      1,229,919       1,175,969
    Clinic pharmaceuticals and
      supplies.......................     1,281,654      1,310,088      1,451,689        972,672       1,038,608
    Other clinic costs...............     1,301,134      1,652,023      2,863,294      1,837,771       1,828,518
    Depreciation.....................        84,796        166,781        294,960        189,044         259,119
    Interest expense.................        19,029         31,293        101,077         71,724          83,603
                                        -----------    -----------    -----------    -----------     -----------
         Total costs and expenses....    14,129,466     16,473,454     18,874,205     12,816,414      13,413,559
                                        -----------    -----------    -----------    -----------     -----------
Income (loss) before provision for
  income
  taxes..............................       197,504       (189,757)       697,388        127,046        (411,399)
Provision (benefit) for income
  taxes..............................        67,151        (64,517)       237,112         43,196        (139,876)
                                        -----------    -----------    -----------    -----------     -----------
Net income (loss)....................   $   130,353    $  (125,240)   $   460,276    $    83,850     $  (271,523)
                                        ===========    ===========    ===========    ===========     ===========

                 The accompanying notes are an integral part of these financial statements.

                         KING'S DAUGHTERS CLINIC, P.A.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK                     TREASURY STOCK
                                          ----------------    RETAINED      ----------------
                                          SHARES    AMOUNT    EARNINGS      SHARES    AMOUNT      TOTAL
                                          ------    ------    ---------     ------    ------    ---------
Balance, December 31, 1992.............     28      $2,800    $ 188,787       --       $ --     $ 191,587
     Purchase of treasury stock........     --          --           --       (4)      (400)         (400)
     Net income........................     --          --      130,353       --         --       130,353
                                            --                                --
                                                    ------    ---------               ------    ---------
Balance, December 31, 1993.............     28       2,800      319,140       (4)      (400)      321,540
     Purchase of treasury stock........     --          --           --       (1)      (100)         (100)
     Reissuance of treasury stock......     --          --           --        4        400           400
     Net loss..........................     --          --     (125,240)      --         --      (125,240)
                                            --                                --
                                                    ------    ---------               ------    ---------
Balance, December 31, 1994.............     28       2,800      193,900       (1)      (100)      196,600
     Purchase of treasury stock........     --          --           --       (1)      (100)         (100)
     Reissuance of treasury stock......     --          --           --        2        200           200
     Issuance of common stock..........      1         100           --       --         --           100
     Net income........................     --          --      460,276       --         --       460,276
                                            --                                --
                                                    ------    ---------               ------    ---------
Balance, December 31, 1995.............     29       2,900      654,176       --         --       657,076
     Issuance of common stock
       (unaudited).....................      1         100           --       --         --           100
     Net loss (unaudited)..............     --          --     (271,523)      --         --      (271,523)
                                            --                                --
                                                    ------    ---------               ------    ---------
Balance, August 31, 1996 (unaudited)...     30      $3,000    $ 382,653       --       $ --     $ 385,653
                                          =====     ======    =========     =====     ======    =========

                 The accompanying notes are an integral part of these financial statements.

                         KING'S DAUGHTERS CLINIC, P.A.
                            STATEMENTS OF CASH FLOWS

                                                                                              FOR THE         FOR THE
                                                                                            EIGHT MONTHS    EIGHT MONTHS
                                                         YEARS ENDED DECEMBER 31,              ENDED           ENDED
                                                   -------------------------------------     AUGUST 31,      AUGUST 31,
                                                     1993         1994          1995            1995            1996
                                                   ---------    ---------    -----------    ------------    ------------
                                                                                            (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
    Net income (loss)...........................   $ 130,353    $(125,240)   $   460,276     $ (146,932)     $ (467,143)
    Adjustments to reconcile net income (loss)
      to net cash provided by (used in)
      operating activities --
        Depreciation............................      84,796      166,781        294,960        139,550         194,452
        Changes in assets and liabilities --
            Accounts receivable.................    (545,775)      (5,000)    (1,570,314)      (497,908)        (64,179)
            Inventories.........................      (4,000)      (4,253)       (38,854)        (2,830)         28,476
            Prepaid expenses and other current
              assets............................     (96,711)     152,285       (144,288)       (10,479)         74,775
            Accounts payable....................       8,643      176,073        626,085        352,539        (138,504)
            Accrued expenses and other current
              liabilities.......................     114,055       37,143        256,876        854,944         932,870
            Deferred income taxes...............     127,462      (77,316)       325,522        (25,886)       (254,448)
                                                   ---------    ---------    -----------    ------------    ------------
                Net cash provided by (used in)
                  operating activities..........    (181,177)     320,473        210,263        662,998         306,299
                                                   ---------    ---------    -----------    ------------    ------------
Cash flows from investing activities:
    Purchase of property and equipment..........      (8,273)    (152,550)      (174,443)       (70,065)        (78,670)
                                                   ---------    ---------    -----------    ------------    ------------
        Net cash used in investing activities...      (8,273)    (152,550)      (174,443)       (70,065)        (78,670)
                                                   ---------    ---------    -----------    ------------    ------------
Cash flows from financing activities:
    Borrowing (repayments) under line of
      credit....................................          --           --        275,000             --         (50,000)
    Payments on capital leases..................    (101,310)    (109,681)      (203,651)      (105,932)       (130,246)
    Proceeds from notes payable.................     350,000           --             --             --              --
    Payments on notes payable...................     (43,165)     (83,996)       (83,996)       (34,998)        (29,185)
                                                   ---------    ---------    -----------    ------------    ------------
                Net cash provided by (used in)
                  financing activities..........     205,525     (193,677)       (12,647)      (140,930)       (209,431)
                                                   ---------    ---------    -----------    ------------    ------------
Net increase (decrease) in cash.................      16,075      (25,754)        23,173        452,003          18,198
Cash and cash equivalents, beginning of year....      51,262       67,337         41,583         41,583          64,756
                                                   ---------    ---------    -----------    ------------    ------------
Cash and cash equivalents, end of year..........   $  67,337    $  41,583    $    64,756     $  493,586      $   82,954
                                                   =========    =========     ==========    ============    ============
Supplemental disclosure of cash flow
  information:
    Cash paid during the period --
        Interest................................   $  19,029    $  31,293    $   101,077     $   56,757      $   58,813
        Income taxes............................   $      --    $      --    $        --     $       --      $       --
Noncash financing activities:
    Equipment acquired under capital lease......   $  65,757    $ 617,038    $   523,209     $  187,582      $  557,657

                 The accompanying notes are an integral part of these financial statements.

                         KING'S DAUGHTERS CLINIC, P.A.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

1. DESCRIPTION OF BUSINESS:

     King's Daughters Clinic, P.A. (the "Clinic") is a Texas professional association that provides medical services. The principal stockholders of the Clinic are the physicians who provide healthcare services. The Clinic was purchased by ProMedCo of Temple, Inc. effective September 1, 1996 (see Note 9).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation -- Interim Financial Statements

     The financial statements for the eight months ended August 31, 1995 and 1996, have been prepared by the Clinic, without audit, pursuant to Accounting Principles Board (APB) Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the APB Opinion No. 28; nevertheless, management of the Clinic believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Clinic with respect to the results of its operations for the eight months ended August 31, 1995 and 1996, have been included herein. The results of operations for the eight-month period is not necessarily indicative of the results for the full year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Clinic includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments, with original maturities of three months or less, as cash and cash equivalents.

  Inventories

     Inventories are stated at the lower of cost or market and consist primarily of radiology, laboratory, and office supplies.

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed based on the straight-line method over the following useful lives:

                                                                              YEARS
                                                                              ------
        Leasehold improvements.............................................   5-31.5
        Furniture, fixtures, and equipment.................................   3-7

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payors and others for services rendered.

                        KING'S DAUGHTERS CLINIC, P.A.

3. PROPERTY AND EQUIPMENT:

     At December 31, 1994 and 1995, property and equipment consisted of the following:

                                                                       1994          1995
                                                                    ----------    ----------
    Leasehold improvements.......................................   $   29,386    $   79,479
    Furniture, fixtures, and equipment...........................    1,225,101     1,685,414
    Less -- Accumulated depreciation.............................     (333,556)     (545,622)
                                                                    ----------    ----------
         Property and equipment, net.............................   $  920,931    $1,219,271
                                                                    ==========    ==========

4. NOTES PAYABLE:

     At December 31, 1994 and 1995, notes payable consisted of the following:

                                                                         1994        1995
                                                                       --------    --------
    Note payable from a bank bearing interest at prime plus 1%
      (8.5%, 8.5% and 8.25%, respectively), due in monthly
      installments of $5,833, plus interest, through, July 15, 1998,
      guaranteed by a related party.................................   $250,839    $180,843
    Note payable from a bank bearing interest at prime plus .5%
      (8.5% in 1994), principle due in annual installments of
      $14,000 through September 10, 1995, interest due quarterly....     14,000          --
    Less -- Current maturities......................................    (83,996)    (69,996)
                                                                       --------    --------
         Notes payable, net.........................................   $180,843    $110,847
                                                                       ========    ========

     The maturities of notes payable as of December 31, 1995, are as follows:

    1996......................................................................   $ 69,996
    1997......................................................................     69,996
    1998......................................................................     40,851
    1999......................................................................         --
    2000......................................................................         --
    Thereafter................................................................         --
                                                                                 --------
                                                                                 $180,843
                                                                                 ========

     The Clinic also has a revolving line of credit with a bank in the amount of $300,000, which accrues interest at the prime rate (8.5% at December 31, 1995). At December 31, 1995, the outstanding balance on this line of credit was $275,000.

5. LEASE COMMITMENTS:

     The Clinic leases various equipment and office buildings under operating leases. Rent expense charged to operations totaled approximately $907,000, $990,000, and $1,200,000 during the years ended December 31, 1993, 1994, and 1995, respectively.

                        KING'S DAUGHTERS CLINIC, P.A.

5. LEASE COMMITMENTS -- CONTINUED

     The Clinic also leases various equipment under capital leases. At December 31, 1995, future minimum lease payments under capital and operating leases are as follows:

                                                           CAPITAL     OPERATING       TOTAL
                                                          ---------    ---------    -----------
    1996...............................................   $ 356,136    $  88,776    $   444,912
    1997...............................................     300,053       76,560        376,613
    1998...............................................     261,955           --        261,955
    1999...............................................     136,933           --        136,933
    2000...............................................      68,641           --         68,641
    Thereafter.........................................          --           --             --
                                                          ---------    ---------    -----------
    Less -- Portion attributable to interest...........    (175,799)          --       (175,799)
                                                          ---------    ---------    -----------
    Net obligations....................................   $ 947,919    $ 165,336    $ 1,113,255
                                                          =========    =========    ===========

     Rent paid to related parties totaled approximately $877,000, $919,000, and $983,000 during the years ended December 31, 1993, 1994, and 1995, respectively.

6. INCOME TAXES:

     Deferred income taxes reflect net operating loss carryforwards and the impact of temporary differences between the amount of asset and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. These differences related primarily to provisions for doubtful accounts, book versus tax depreciation differences, and accrued revenues and expenses recorded for book purposes but not yet recorded for tax purposes.

     At December 31, 1994 and 1995, the Clinic had the following deferred tax assets and liabilities recorded:

                                                                       1994         1995
                                                                     --------    ----------
    Deferred tax assets --
         Allowances on accounts receivable........................   $289,009    $  786,153
         Accounts payable.........................................    130,803       343,672
         Accrued expenses and other current liabilities...........    210,048       297,386
         Operating loss carryforwards.............................     23,106        24,549
                                                                     --------    ----------
              Total deferred tax assets...........................    652,966     1,451,760
                                                                     --------    ----------
    Deferred tax liabilities --
         Accounts receivable......................................    656,468     1,687,520
         Depreciation.............................................     23,105        97,304
         Other....................................................     23,539        42,604
                                                                     --------    ----------
              Total deferred tax liabilities......................    703,112     1,827,428
                                                                     --------    ----------
    Net deferred tax liabilities..................................   $ 50,146    $  375,668
                                                                     ========     =========

     The following table summarizes the significant components of the income tax provision (benefit):

                                                               1993        1994        1995
                                                             --------    --------    --------
    Current tax provision (benefit).......................   $(60,311)   $ 12,799    $(88,410)
    Deferred tax provision (benefit)......................    127,462     (77,316)    325,522
                                                             --------    --------    --------
    Total income tax provision (benefit)..................   $ 67,151    $(64,517)   $237,112
                                                             ========    ========    ========

                        KING'S DAUGHTERS CLINIC, P.A.

6. INCOME TAXES -- CONTINUED

     The Clinic has no significant permanent tax differences and therefore its effective tax rate equals its statutory tax rate.

7. PROFIT SHARING PLAN:

     The Clinic has a qualified profit sharing plan (the "Plan") that includes a 401(k) provision. The profit sharing component covers substantially all full-time employees and provides for contributions in such amounts as the Board of Directors may annually determine. The 401(k) component permits eligible employees, at their discretion, to contribute a percentage of their salary into the Plan. The maximum contribution percentage was 10% until December 31, 1995, at which time the Plan was amended to increase the contribution percentage to 15% of the employees' salary. Under the Plan agreement, the Company must match the employees' discretionary investment in the Plan up to 1% of the employees' compensation. The Clinic may also elect to contribute up to 5% of eligible employees compensation to the profit sharing portion of the Plan. Total contributions by the Clinic aggregated approximately $224,000, $300,000, and $326,000 for the years ended December 31, 1993, 1994, and 1995, respectively.

8. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1994 and 1995.

9. SUBSEQUENT EVENT:

     The Clinic has entered into a transaction whereby ProMedCo of Temple, a wholly owned subsidiary of ProMedCo Management Company, will acquire substantially all the operations and certain assets and liabilities of the Clinic on September 1, 1996.

10. CONTINGENCIES:

     The Clinic is involved in various legal proceedings in the ordinary course of business. The Clinic does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position and results of operations of the Clinic.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Western Medical Management Corp., Inc.:

     We have audited the accompanying balance sheets of Western Medical Management Corp., Inc. (a Nevada corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Medical Management Corp., Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Worth, Texas,
January 24, 1997

                     WESTERN MEDICAL MANAGEMENT CORP., INC.
                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                       -------------------------
                                                                          1995          1996
                                                                       ----------    -----------
ASSETS
Current assets:
     Cash and cash equivalents......................................   $       --    $        --
     Accounts receivable, net of allowances of $1,065,033 and
      $1,303,472, respectively......................................    1,480,081      1,955,207
     Due from affiliated physician group............................           --        150,058
     Inventory......................................................       12,948         12,503
     Prepaid expenses and other current assets......................       40,389        138,574
                                                                       ----------    -----------
          Total current assets......................................    1,533,418      2,256,342
Property and equipment, net of accumulated depreciation of $561,847
  and $561,729, respectively........................................      190,465        588,416
Other assets........................................................       28,110         19,681
                                                                       ----------    -----------
          Total assets..............................................   $1,751,993    $ 2,864,439
                                                                        =========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable...............................................   $  708,188    $   854,546
     Due to affiliated physician group..............................        6,093             --
     Notes payable and current portion of capital lease
      obligations...................................................       17,705        375,166
     Notes payable to affiliates....................................       52,871        137,085
     Note payable to ProMedCo.......................................           --        775,000
     Line of credit.................................................      225,000        235,000
     Accrued expenses and other current liabilities.................      358,451        371,385
     Merger reserve.................................................           --        430,937
                                                                       ----------    -----------
          Total current liabilities.................................    1,368,308      3,179,119
Notes payable and capital lease obligations, net of current
  maturities........................................................       15,929        339,112
                                                                       ----------    -----------
          Total liabilities.........................................    1,384,237      3,518,231
Commitments and contingencies
Stockholders' equity (deficit):
     Preferred stock, $1 par value, 25,000 shares authorized, 8,500 shares issued and outstanding (liquidation preference of $5
      per share)....................................................   $    8,500    $     8,500
     Common stock, $1 par value, 50,000 shares authorized, 9,906 and
      10,530 shares issued and outstanding, respectively............        9,906         10,530
     Paid in capital................................................    1,570,812      1,601,494
     Shareholder notes receivable...................................           --        (31,306)
     Retained deficit...............................................   (1,221,462)    (2,243,010)
                                                                       ----------    -----------
          Total stockholders' equity (deficit)......................      367,756       (653,792)
                                                                       ----------    -----------
          Total liabilities and stockholders' equity (deficit)......   $1,751,993    $ 2,864,439
                                                                        =========     ==========

                 The accompanying notes are an integral part of these financial statements.

                     WESTERN MEDICAL MANAGEMENT CORP., INC.
                            STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                             1994          1995           1996
                                                          ----------    -----------    -----------
Physician group revenue, net...........................   $9,542,857    $11,212,067    $12,123,925
Less: amounts retained by physician group..............    3,576,330      4,585,175      5,469,387
                                                          ----------    -----------    -----------
Management fee revenue.................................    5,966,527      6,626,892      6,654,538
Costs and expenses:
     Clinic salaries and benefits......................    3,048,528      3,695,429      4,191,597
     Rent expense......................................      484,508        592,992        656,463
     Clinic pharmaceuticals and supplies...............      482,400        512,667        440,959
     Other clinic costs................................    1,802,206      2,297,522      1,776,579
     Depreciation and amortization.....................      152,904        169,180        112,814
     Interest expense..................................       15,999         25,988         46,520
     Merger costs......................................           --             --        682,269
                                                          ----------    -----------    -----------
          Total costs and expenses.....................    5,986,545      7,293,778      7,907,201
Other income...........................................           --         58,309        231,115
                                                          ----------    -----------    -----------
Loss before provision for income taxes.................      (20,018)      (608,577)    (1,021,548)
Provision (benefit) for income taxes...................       12,566        (54,405)            --
                                                          ----------    -----------    -----------
Net loss...............................................   $  (32,584)   $  (554,172)   $(1,021,548)
                                                          ==========    ===========    ===========

                 The accompanying notes are an integral part of these financial statements.

                     WESTERN MEDICAL MANAGEMENT CORP., INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                          PREFERRED STOCK       COMMON STOCK                     STOCKHOLDER
                          ----------------    -----------------     PAID IN         NOTES        RETAINED
                          SHARES    AMOUNT    SHARES    AMOUNT      CAPITAL      RECEIVABLE      EARNINGS         TOTAL
                          ------    ------    ------    -------    ----------    -----------    -----------    -----------
Balance, December 31,
  1993.................   8,500     $8,500     9,906    $ 9,906    $1,570,812     $      --     $  (634,706)   $   954,512
     Net loss..........      --         --        --         --            --            --         (32,584)       (32,584)
                          ------    ------    ------    -------    ----------    -----------    -----------    -----------
Balance, December 31,
  1994.................   8,500      8,500     9,906      9,906     1,570,812            --        (667,290)       921,928
     Net loss..........      --         --        --         --            --            --        (554,172)      (554,172)
                          ------    ------    ------    -------    ----------    -----------    -----------    -----------
Balance, December 31,
  1995.................   8,500      8,500     9,906      9,906     1,570,812            --      (1,221,462)       367,756
     Exercise of stock
       options.........      --         --       624        624        30,682       (31,306)             --             --
     Net loss..........      --         --        --         --            --            --      (1,021,548)    (1,021,548)
                          ------    ------    ------    -------    ----------    -----------    -----------    -----------
Balance, December 31,
  1996.................   8,500     $8,500    10,530    $10,530    $1,601,494     $ (31,306)    $(2,243,010)   $  (653,792)
                          =====     ======    ======    =======     =========     =========      ==========     ==========

                       The accompanying notes are an integral part of these financial statements.

                     WESTERN MEDICAL MANAGEMENT CORP., INC.
                            STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
                                                             ------------------------------------
                                                               1994        1995          1996
                                                             --------    ---------    -----------
Cash flows from operating activities:
     Net loss.............................................   $(32,584)   $(554,172)   $(1,021,548)
     Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities --
          Depreciation and amortization...................    152,904      169,180        112,814
          (Gain) loss on sale of equipment................        263      (53,370)      (229,251)
          Changes in assets and liabilities --
               Accounts receivable........................    (33,952)    (299,681)      (475,126)
               Inventory..................................      2,119        4,343            445
               Prepaid expenses and other current
                 assets...................................     81,945       59,994        (98,185)
               Accounts payable...........................     44,971      404,394        146,358
               Due to affiliated physician group..........    (11,122)        (402)      (156,149)
               Accrued expenses and other current
                 liabilities..............................    (31,057)      67,892         12,935
               Merger reserve.............................         --           --        430,937
               Deferred income taxes......................    (82,812)     (56,136)            --
                                                             --------    ---------    -----------
                    Net cash provided by (used in)
                      operating activities................     90,675     (257,958)    (1,276,770)
                                                             --------    ---------    -----------
Cash flows from investing activities:
     Purchases of property and equipment..................    (61,730)     (57,839)       (78,558)
     Proceeds from sale of property and equipment.........        750      218,890        242,175
                                                             --------    ---------    -----------
                    Net cash provided by (used in)
                      investing activities................    (60,980)     161,051        163,617
                                                             --------    ---------    -----------
Cash flows from financing activities:
     Proceeds from line of credit.........................         --      250,000        265,000
     Payments on line of credit...........................         --      (25,000)      (255,000)
     Proceeds from note payable to ProMedCo...............         --           --        775,000
     Proceeds from notes payable..........................     23,000           --        330,000
     Payments on notes payable and capital lease
       obligations........................................    (91,693)     (82,895)       (70,132)
     Proceeds from notes payable to affiliates............    113,998       75,920        145,000
     Payments on notes payable to affiliates..............    (75,000)    (121,118)       (76,715)
                                                             --------    ---------    -----------
                    Net cash provided by (used in)
                      financing activities................    (29,695)      96,907      1,113,153
                                                             --------    ---------    -----------
Net increase in cash......................................         --           --             --
Cash and cash equivalents beginning of year...............         --           --             --
                                                             --------    ---------    -----------
Cash and cash equivalents, end of year....................   $     --    $      --    $        --
                                                             ========    =========     ==========
Supplemental disclosure of cash flow information:
     Cash paid during the year --
          Interest........................................   $ 10,850    $  22,929    $    46,520
          Taxes...........................................   $120,886    $  67,420    $        --

                 The accompanying notes are an integral part of these financial statements.

                    WESTERN MEDICAL MANAGEMENT CORP., INC.

                        NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

1. DESCRIPTION OF BUSINESS:

     Western Medical Management Corp., Inc. ("WMM" or the "Company") a Nevada corporation is engaged in operating and managing a physician group. The Company operates the physician group under a long-term service agreement. The principal stockholders of the Company are physicians who also own stock and are employees of the physician group (the "Affiliated Physician Group"). The Company has entered into a merger agreement with ProMedCo Management Company ("ProMedCo") which is to be consummated at the initial public offering ("IPO") of ProMedCo's common stock. The business combination is expected to be accounted for as a pooling-of-interests (see Note 10).

     The accompanying financial statements have been prepared on a going concern basis. At December 31, 1996, the Company had negative working capital and stockholder's equity. In addition, the Company incurred net losses of $1,021,548 for the year ended December 31, 1996. As discussed in Note 10, the Company has borrowed $775,000 from ProMedCo for working capital purposes, and is currently negotiating amounts due under its loan agreements with other third parties.

     The accompanying financial statements do not include any adjustments relating to the carrying amounts of assets or liabilities should the Company be unable to operate as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting. Certain 1995 amounts have been reclassified to conform with the 1996 presentation.

  Management Fee Revenue

     Revenue for the physician group is reported at the estimated realizable amounts from patients, third-party payors, and others for services rendered and reduced by the cost of affiliated physician services. The amounts retained by physician group represents amounts paid to the physicians under a management service agreement. Management fee revenue represents WMM's proportionate share of medical revenues under the agreement. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. There are no material claims, disputes, or other unsettled matters that exist to management's knowledge concerning third-party reimbursements. In addition, management believes there are no retroactive adjustments that would be material to the Company's financial statements.

  Cash and Cash Equivalents

     The Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments, with original maturities of three months or less, as cash and cash equivalents.

  Inventory

     Inventories are stated at lower of cost or market and consist primarily of pharmaceuticals and office supplies.

                    WESTERN MEDICAL MANAGEMENT CORP., INC.

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed on a straight-line method over the following useful lives:

                                                                              YEARS
                                                                     ------------------------
    Leasehold improvements........................................   Estimated life of lease
    Furniture, fixtures, and equipment............................             5-7

  Due from/to Affiliated Physician Group, net

     Amounts included in Due to Affiliated Physician Group represent amounts payable to the Affiliated Physician Group based on the service agreement. Amounts included in Due from Affiliated Physician Group represent amounts receivable from the Affiliated Physician Group for expenses paid on its behalf.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                       1995         1996
                                                                     ---------    ---------
    Leasehold improvements........................................   $ 107,147    $ 102,495
    Furniture, fixtures, and equipment............................     645,165    1,047,650
    Less-Accumulated depreciation.................................    (561,847)    (561,729)
                                                                     ---------    ---------
    Property and equipment, net...................................   $ 190,465    $ 588,416
                                                                     =========    =========

                    WESTERN MEDICAL MANAGEMENT CORP., INC.

4. NOTES PAYABLE:

     Notes payable consists of the following:

                                                                        1995         1996
                                                                     ----------    --------
    8% unsecured note payable, due in monthly installments of
      $5,771, including interest, through February 1996...........   $   11,428    $     --
    8% unsecured note payable, due in monthly installments of
      $1,177, including interest, through February 1996...........        2,331          --
    Note payable to a bank, interest at prime plus 1.5% (9.75% at
      December 31, 1996), due in February 1997, personally
      guaranteed by affiliated physician group....................           --     300,000
    7% unsecured note payable to a bank, due in monthly
      installments of $225, including interest, through June
      1997........................................................           --       1,337
    Note payable to an affiliate, due in monthly installments of
      $4,167 through December 1995, renegotiated to pay remaining
      balance in 1996.............................................       15,000          --
    Note payable to an affiliate, due in monthly installments of
      $498, through August 1999...................................       15,929       9,956
    8% unsecured note payable to an affiliate, due in monthly
      installments of $1339, through September 1998...............           --      27,129
    8% unsecured note payable to an affiliate, interest and
      principal due on March 31, 1997.............................           --     100,000
    8% unsecured note payable to an affiliate, due in monthly
      installments of $4,235, including interest, through
      September 1996..............................................       41,817          --
    Capital lease obligation, due in monthly installments of $335,
      including interest, through February 2000...................           --      10,314
    Capital lease obligation, due in monthly installments of
      $6,350, including interest, through August 2001.............           --     291,358
    Capital lease obligation, due in monthly installments of
      $2,530, including interest, through November 2001...........           --     111,269
                                                                     ----------    --------
    Total notes payable and capital lease obligations.............   $   86,505    $851,363
    Less-current maturities.......................................      (70,576)   (512,251)
                                                                     ----------    --------
    Notes payable and capital lease obligations, net..............   $   15,929    $339,112
                                                                     ==========    ========

     The maturities of notes payable as of December 31, 1996, are as follows:

        1997..............................................................   $512,251
        1998..............................................................     81,295
        1999..............................................................     89,538
        2000..............................................................     95,121
        2001..............................................................     73,158
                                                                             --------
                                                                             $851,363
                                                                             ========

     During 1995, the Company obtained a $225,000 revolving line of credit with a bank. This line of credit accrues interest at the prime rate plus 1.5%. During 1996, the line of credit was increased to $250,000 and expires in February 1997.

                    WESTERN MEDICAL MANAGEMENT CORP., INC.

4. NOTES PAYABLE -- (CONTINUED)

     During 1996, the Company borrowed $775,000 from ProMedCo for working capital purposes. See Note 10.

5. COMMITMENTS:

     The Company leases various equipment and office buildings under operating leases; rent expense charged to operations totaled approximately $485,000, $593,000 and $656,000 in 1994, 1995, and 1996, respectively.

     The Company also leases various equipment under capital leases. Future minimum lease payments under capital and operating leases as of December 31, 1996 are as follows:

                                                          CAPITAL     OPERATING       TOTAL
                                                         ---------    ----------    ----------
    1997..............................................   $ 110,577    $  849,547    $  960,124
    1998..............................................     110,577       415,077       525,654
    1999..............................................     110,577       304,058       414,635
    2000..............................................     107,231       181,149       288,380
    2001..............................................      76,101       134,259       210,360
    Thereafter........................................          --         5,537         5,537
                                                         ---------    ----------    ----------
                                                           515,063     1,889,627     2,404,690
    Less portion attributable to interest.............    (102,122)           --      (102,122)
                                                         ---------    ----------    ----------
    Net obligations...................................   $ 412,941    $1,889,627    $2,302,568
                                                         =========    ==========    ==========

6. INCOME TAXES:

     Deferred income taxes are attributable primarily to timing differences between income tax reporting and financial reporting related to revenues and expenses.

     The following table summarizes the composition of the deferred tax assets and liabilities.

                                                                              DECEMBER 31,
                                                                         ----------------------
                                                                           1995         1996
                                                                         ---------    ---------
Deferred tax assets --
     Allowance for accounts receivable................................   $ 227,701    $ 346,637
     NOL carryforward.................................................          --      123,271
                                                                         ---------    ---------
          Total deferred tax assets...................................     227,701      469,908
                                                                         ---------    ---------
Deferred tax liabilities --
     Section 481 adjustment...........................................    (103,419)          --
                                                                         ---------    ---------
          Total deferred tax liabilities..............................    (103,419)          --
                                                                         ---------    ---------
                                                                           124,282      469,908
                                                                         ---------    ---------
Valuation allowance...................................................    (124,282)    (469,908)
                                                                         ---------    ---------
Net deferred tax asset (liability)....................................   $      --    $      --
                                                                         =========    =========

                    WESTERN MEDICAL MANAGEMENT CORP., INC.

6. INCOME TAXES -- (CONTINUED)

     The following table summarizes the significant components of income tax expense (benefit):

                                                              1994         1995        1996
                                                            ---------    --------    --------
    Current tax provision................................   $  95,378    $  1,731    $     --
    Deferred tax benefit.................................     (82,812)    (56,136)         --
                                                            ---------    --------    --------
    Provision (benefit) for income taxes.................   $  12,566    $(54,405)   $     --
                                                            =========    ========    ========

     A reconciliation of the statutory federal income tax rate to the Company's effective income tax rate follows:

                                                             1994        1995         1996
                                                            -------    ---------    ---------
    Federal tax at statutory rate........................   $(6,806)   $(128,345)   $(347,326)
    Increase in valuation allowance......................        --      124,282      345,626
    Other................................................    19,372      (50,342)       1,700
                                                            -------    ---------    ---------
                                                            $12,566    $ (54,405)   $      --
                                                            =======    =========    =========

     Effective January 1, 1993, the Company changed from a cash-basis taxpayer filing status to an accrual-basis taxpayer. In accordance with Internal Revenue Service guidelines, the additional taxable income is treated as a section 481 adjustment and is recognized ratably over four years. A deferred tax liability has been recognized for the effect of this adjustment.

7. PROFIT SHARING PLAN:

     The Company has a qualified profit sharing plan (the "Plan") that includes a 401(k) provision. The profit sharing component covers substantially all full-time employees and provides for contributions in such amounts as the Board of Directors may annually determine. The 401(k) component permits eligible employees, at their discretion, to invest up to 10% of their salary in the Plan. Under the Plan agreement, the Company's matching of the employees' contribution is discretionary at a rate of $.25 for each $1 and employees may contribute up to $500. Total expenses for the Plan for the years ended December 31, 1994, 1995, and 1996, aggregated approximately $173,794, $190,797 and $27,000, respectively.

8. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1996.

9. STOCK OPTIONS:

     In 1994, an employee was granted options to receive 5% of the stock of the Company. The options were granted at net book value, which approximated fair market value, and were exercised in 1996.

     In 1995, an employee was granted options to purchase 1% of the stock of the Company. The options were granted at net book value, which approximated fair market value, and were exercised in 1996.

     In 1995, the Company also entered into an agreement with a consultant for financial advisory services in which the consultant was awarded warrants to purchase up to 10% of the fully diluted equity of the Company. The exercise price for the options will be determined based on the average selling price of the first 10% of the

                    WESTERN MEDICAL MANAGEMENT CORP., INC.

9. STOCK OPTIONS -- (CONTINUED)

equity shares sold by the Company. The exercise price will be equal to 70% of such average purchase price paid and will expire in 2005.

10. MERGER WITH PROMEDCO:

     On November 7, 1996, the Company entered into a definitive agreement to merge with ProMedCo in a combination accounted for as a pooling-of-interests. The combination is to be consummated upon the closing of the initial public offering of ProMedCo's common stock.

     As part of the agreement, the Company has entered into an interim services agreement whereby ProMedCo will provide management services to the Company. In addition, ProMedCo has provided the Company with a line of credit of up to $2.5 million at market terms for working capital purposes. As of December 31, 1996, the Company has borrowed $775,000. Concurrent with the funding of the loan, the Company has also entered into a new service agreement with the Affiliated Physician Group.

     Included in the net loss for the year ended December 31, 1996, are merger costs totaling $682,269 related to the merger with ProMedCo. The major components of these costs are as follows:

    Restructuring of operations...............................................  $103,990
    Severance and other personnel costs.......................................   377,901
    Professional fees.........................................................   200,378
                                                                                --------
                                                                                $682,269
                                                                                ========

     The merger costs related to restructuring of operations relates primarily to the write-off of costs associated with a new clinic location which management no longer plans to open and the write-off and reserve for lease losses related to the abandonment of leased space and the related leasehold improvements. Severance and other personnel costs relate primarily to personnel changes as a result of the merger. Professional fees relate directly to the merger transaction and include legal and other requirements of the merger. At December 31, 1996, the $430,937 in merger accruals related to the above merger costs. Management has no further plans for restructuring that will impact the results of operations.

     NO DEALER, SALESPERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary.......................    3
Risk Factors.............................    5
Use of Proceeds..........................   10
Dividend Policy..........................   10
Dilution.................................   11
Capitalization...........................   12
Pro Forma Consolidated Financial
  Information............................   13
Selected Financial Data..................   20
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................   21
Business.................................   26
Management...............................   34
Principal and Selling Stockholders.......   41
Description of Capital Stock.............   42
Shares Eligible for Future Sale..........   47
Underwriting.............................   48
Legal Matters............................   49
Experts..................................   50
Additional Information...................   50
Index to Financial Statements............  F-1

                            ------------------------

     UNTIL APRIL 6, 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                4,000,000 SHARES

                                [PROMEDCO LOGO]

                                  COMMON STOCK
                        --------------------------------
                                   PROSPECTUS
                        --------------------------------
                               PIPER JAFFRAY INC.

                             ROBERTSON, STEPHENS &
                                    COMPANY

                                COWEN & COMPANY
                                 March 12, 1997